EXHIBIT 10.5d


                           PURCHASE AND SALE AGREEMENT

                                     for the

                         SEABROOK NUCLEAR POWER STATION

                                  by and among

                         NORTH ATLANTIC ENERGY CORPORATION,

                          THE UNITED ILLUMINATING COMPANY,

                            GREAT BAY POWER CORPORATION,

                             NEW ENGLAND POWER COMPANY,

                      THE CONNECTICUT LIGHT AND POWER COMPANY,

                               CANAL ELECTRIC COMPANY,

                            LITTLE BAY POWER CORPORATION,

                                       and

                      NEW HAMPSHIRE ELECTRIC COOPERATIVE, INC.

                                   as Sellers

                                       and

                    NORTH ATLANTIC ENERGY SERVICE CORPORATION

                                       and

                            FPL ENERGY SEABROOK, LLC

                                    as Buyer

                                      dated

                                 April 13, 2002

                                TABLE OF CONTENTS

                                                                        PAGE

1.       Preamble.........................................................1

2.       Acquisition of Assets by Buyer...................................2
         2.1.     Purchase and Sale of Assets.............................2
         2.2.     Excluded Assets.........................................6
         2.3.     Assumption of Liabilities...............................7
         2.4.     Liabilities Not Assumed.................................9
         2.5.     Consideration for Acquired Assets......................11
         2.6.     Adjustment to Facility Purchase Price and Fuel
                     Purchase Price......................................12
         2.7.     Payment of Purchase Price Adjustments..................16
         2.8.     Allocation of Consideration............................16
         2.9.     Proration..............................................17
         2.10.    The Closings...........................................18
         2.11.    Deliveries by the Sellers at the Closings..............18
         2.12.    Deliveries by the Buyer at the Closing Date............22

3.       Representations, Warranties and Disclaimers of Each Seller......25
         3.1.     Organization...........................................25
         3.2.     Authorization, Execution and Enforceability of
                     Transactions........................................25
         3.3.     Noncontravention.......................................26
         3.4.     Consents and Approvals.................................26
         3.5.     Regulation as a Utility................................26
         3.6.     Brokers' Fees..........................................27
         3.7.     Title to Acquired Assets...............................27
         3.8.     Qualified Decommissioning Funds........................27
         3.9.     Nonqualified Decommissioning Funds.....................30
         3.10.    Absence of Certain Changes or Events...................31
         3.11.    Legal and Other Compliance.............................31
         3.12.    Taxes..................................................31
         3.13.    Contracts and Leases...................................31
         3.14.    Insurance..............................................33
         3.15.    Litigation.............................................33
         3.16.    Employees..............................................33
         3.17.    Environmental Matters..................................34
         3.18.    Condemnation...........................................34
         3.19.    Intellectual Property..................................34
         3.20.    Accounting Methods.....................................35
         3.21.    Complete Copies........................................35
         3.22.    Operability............................................35
         3.23.    Employee Benefit Programs..............................35
         3.24.    Zoning.................................................36
         3.25.    Real Property; Plant and Equipment.....................36
         3.26.    Disclaimers Regarding Acquired Assets..................36

4.       Representations and Warranties of the Buyer.....................37
         4.1.     Organization of the Buyer..............................37
         4.2.     Authority, Execution and Enforceability of
                    Transactions.........................................37

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                        PAGE

         4.3.     Noncontravention.......................................38
         4.4.     Consents and Approvals.................................38
         4.5.     Brokers' Fees..........................................38
         4.6.     Litigation.............................................38
         4.7.     No Knowledge of Seller's Breach........................39
         4.8.     Qualified Buyer........................................39
         4.9.     WARN Act...............................................39
         4.10.    No Implied Warranties..................................39
         4.11.    Absence of Certain Events..............................39
         4.12.    Availability of Funds..................................39

5.       Covenants.......................................................40
         5.1.     General................................................40
         5.2.     Notices, Consents and Approvals........................40
         5.3.     Operation of Business During Interim Period............43
         5.4.     Access and Investigations During Interim Period........46
         5.5.     Certain Notices........................................48
         5.6.     Further Assurances.....................................49
         5.7.     Employee Matters.......................................51
         5.8.     Cooperation after Initial Closing Date.................54
         5.9.     NEPOOL.................................................58
         5.10.    Funding of the Decommissioning Trusts..................58
         5.11.    Risk of Loss...........................................61
         5.12.    Discharge of Environmental Liabilities.................63
         5.13.    Nuclear Insurance......................................63
         5.14.    Nonwaiver of Third Party Environmental Liabilities.....63
         5.15.    Control of Litigation..................................64
         5.16.    Availability of Funds..................................64
         5.17.    Department of Energy Decontamination and
                     Decommissioning Fees................................64
         5.18.    Cooperation Relating to Insurance and Price-Anderson
                     Act.................................................64
         5.19.    Acceptable Credit Support..............................65
         5.20.    Private Letter Ruling Requests.........................65
         5.21.    Credit Rating of Acceptable Guarantor and Issuing Bank.66
         5.22.    NRC Commitments........................................66
         5.23.    Decommissioning and Funding Assurance..................66
         5.24.    Joint Ownership Agreement, Managing Agent Operating
                     Agreement and Disbursing Agent Agreement............66
         5.25.    Memorandum of Understanding with the Town of Seabrook..66

6.       Conditions Precedent to Obligation to Close.....................67
         6.1.     Conditions Precedent to Obligation of the Buyer to
                     Close...............................................67
         6.2.     Conditions Precedent to Obligation of the Sellers
                     to Close............................................70
         6.3.     Initial and Subsequent Closings........................71

7.       Confidentiality.................................................73

8.       Taxes...........................................................75

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                        PAGE

9.       Non-Survival; Effect of Closing and Indemnification.............76
         9.1.     Survival of Representation and Warranties; Survival
                    of Covenants and Agreements..........................76
         9.2.     Effect of Closing......................................76
         9.3.     Indemnity by Sellers...................................77
         9.4.     Indemnity by Buyer.....................................78
         9.5.     Exclusive and Limited Remedies.........................79
         9.6.     Notice; Defense of Claims..............................79
         9.7.     Net of Taxes and Insurance.............................81
         9.8.     Release................................................81
         9.9.     No Recourse............................................82

10.       Termination....................................................82
         10.1.    Termination of Agreement...............................82
         10.2.    Effect of Termination..................................86

11.      Miscellaneous...................................................87
         11.1.    Press Releases and Public Announcements................87
         11.2.    No Third Party Beneficiaries...........................87
         11.3.    Appointment of Seller Representatives as Agent
                    for Sellers..........................................87
         11.4.    No Joint Venture.......................................88
         11.5.    Time of the Essence....................................88
         11.6.    Entire Agreement.......................................88
         11.7.    Succession and Assignment..............................88
         11.8.    Counterparts...........................................89
         11.9.    Headings...............................................89
         11.10.   Notices................................................89
         11.11.   Governing Law..........................................92
         11.12.   Change in Law..........................................92
         11.13.   Consent to Jurisdiction and Venue......................93
         11.14.   Amendments and Waivers.................................93
         11.15.   Severability...........................................93
         11.16.   Expenses 93
         11.17.   Construction...........................................93
         11.18.   Incorporation of Exhibits and Schedules................93
         11.19.   Specific Performance...................................94
         11.20.   Dispute Negotiation....................................94
         11.21.   Good Faith Covenant....................................94
         11.22.   Set-Off................................................94
         11.23.   Bulk Transfer Act......................................94

12.      Dispute Resolution..............................................95

13.      Definitions.....................................................95

Exhibits
--------

A(i)     -        Form of Quitclaim Deed for NAEC Real Property

A(ii)    -        Form of Quitclaim Deed for Jointly Owned Real Property

B        -        Form of Bill of Sale

C        -        Form of Asset Demarcation Agreement

D        -        Form of Assignment and Assumption Agreement

E        -        Form of Interconnection Agreement

F        -        Form of Release of Mortgage Indenture

G        -        Form of FIRPTA Affidavit

H        -        Form of Acceptable Guaranty**

I        -        Reserved

J        -        Form of Interim Services Agreement

K        -        Form of Owner Trustee Deed and Bill of Sale

L        -        Reserved

M        -        Form of Easement Agreement

N        -        Form of Agreement to Amend Transmission Support Agreement



Schedules
---------

Schedule 1(a)              -     Sellers' Ownership Shares

Schedule 2.1(a)(i)         -     NAEC Real Property

Schedule 2.1(a)(ii)        -     Jointly Owned Real Property

Schedule 2.1(a)(iii)(A),
2.1(a)(iii)(B)             -     Permitted Encumbrances

Schedule 2.1(b)            -     Nuclear Materials, Spent Nuclear Fuel and
                                 Other High Level and Low Level Waste

Schedule 2.1(c)            -     Personal Property

Schedule 2.1(d)            -     Unit 2

Schedule 2.1(e)            -     Leases

Schedule 2.1(f)            -     Transferable Permits

Schedule 2.1(g)            -     Material Contracts

Schedule 2.1(l)            -     Nuclear Fuel

Schedule 2.1(m)            -     Decommissioning Funds

Schedule 2.1(n)(i)         -     Emergency Preparedness Assets

Schedule 2.1(n)(ii)        -     Emergency Preparedness Agreements

Schedule 2.1(o)            -     Vehicles

Schedule 2.1(q)            -     Owned Intellectual Property

Schedule 2.1(r)            -     Nuclear Insurance Policies

Schedule 2.1(s)            -     Agreements for the Sale of Capacity or Energy

Schedule 2.1(v)            -     Other Related Assets

Schedule 2.1(w)            -     Emission Reduction Credits

Schedule 2.1(x)            -     Licensed Intellectual Property

Schedule 2.1(y)            -     345 kV Substation

Schedule 2.2(c)            -     Rights to Sellers' Names

Schedule 2.4(m)            -     Pollution Control Bonds

Schedule 2.5(b)(i)         -     Facility Purchase Price Allocation

Schedule 2.5(b)(ii)        -     Fuel Purchase Price Allocation

Schedule 2.5(b)(iii)       -     Unit 2 Purchase Price Allocation

Schedule 2.6(a)(x)         -     Transmission Credit

Schedule 2.11(a)(viii)     -     Interim Services

Schedule 2.11(a)(xvi)      -     Matters for Opinion from Counsel to Required
                                 Sellers on Initial Closing Date

Schedule 2.11(b)(x)        -     Matters for Opinion from Counsel to Remaining
                                 Seller(s) on Subsequent Closing Date(s)

Schedule 2.12              -     Matters for Opinion from Counsel to Buyer

Schedule 3.1(i)            -     Proportionate Ownership

Schedule 3.1(ii)           -     Organization Under Order of Governmental
                                 Authority

Schedule 3.2               -     Authorization, Execution and Enforceability
                                 of Transactions

Schedule 3.3               -     Matters of Contravention

Schedule 3.5(i)            -     Regulation as a Utility

Schedule 3.5(ii)           -     Regulation Under PUHCA

Schedule 3.5(iii)          -     Regulation by FERC; NRC

Schedule 3.5(iv)           -     Qualification for First Refusal Rights
                                 Exemption Under Joint Ownership Agreement

Schedule 3.7(i)            -     Title Commitments

Schedule 3.8               -     Qualified Decommissioning Funds

Schedule 3.9               -     Nonqualified Decommissioning Funds

Schedule 3.10              -     Certain Changes or Events

Schedule 3.11(i)           -     Compliance with Laws

Schedule 3.11(ii)          -     Other Permits

Schedule 3.11(iii)         -     Reporting Compliance

Schedule 3.11(iv)          -     NRC Commitments

Schedule 3.13(d)           -     Capacity or Energy Non-Assigned Contracts

Schedule 3.13(e)           -     Restrictions on Transfer, Options and Other
                                 Rights

Schedule 3.14              -     Insurance

Schedule 3.15              -     Litigation

Schedule 3.16              -     Labor Matters

Schedule 3.17              -     Environmental

Schedule 3.18              -     Condemnation

Schedule 3.19              -     Intellectual Property

Schedule 3.21              -     Complete Copies

Schedule 3.22              -     Operability

Schedule 3.25              -     Conformance with Technical Specifications

Schedule 4.3               -     Matters of Contravention

Schedule 5.3               -     Pre-Approved Capital Expenditures

Schedule 5.3(a)(iv)        -     Nuclear Fuel Expenditures

Schedule 5.7(a)            -     Represented Plant Employees

Schedule 5.7(b)(i)         -     Non-Represented Plant Employees

Schedule 5.7(b)(ii)        -     Severance Benefits

Schedule 5.7(b)(iii)       -     Certain Acquired Assets Employee Benefits and
                                 Severance

Schedule 5.7(c)(iv)        -     Pension Benefits

Schedule 5.7(d)            -     Employee Benefits Packages

Schedule 5.8(d)            -     Pollution Control Facilities

Schedule 5.18              -     Insurance and Price-Anderson Act

Schedule 6.1(c)            -     Buyer Regulatory Approvals

Schedule 6.2(c)            -     Seller Regulatory Approvals

Schedule 6.2(n)            -     Seller Shareholder Approval

                           PURCHASE AND SALE AGREEMENT


1.       PREAMBLE.
         ---------

         This Purchase and Sale Agreement (the "Agreement") is entered into on April 13, 2002, by and among FPL Energy Seabrook, LLC, a Delaware limited liability company (the "Buyer"), North Atlantic Energy Corporation, a New Hampshire corporation ("NAEC"), The United Illuminating Company, a Connecticut corporation ("UI"), Great Bay Power Corporation, a New Hampshire corporation ("GBP"), New England Power Company, a Massachusetts corporation ("NEP"), The Connecticut Light and Power Company, a Connecticut corporation ("CL&P"), Canal Electric Company, a Massachusetts corporation ("Canal"), Little Bay Power Corporation, a New Hampshire corporation ("LBP") and New Hampshire Electric Cooperative, Inc., a New Hampshire electric cooperative ("NHEC") (NAEC, UI, GBP, NEP, CL&P, Canal, LBP and NHEC are each individually referred to herein as a "Seller" and are referred to collectively herein as "Sellers") and North Atlantic Energy Service Corporation ("NAESCO"). Each of the Sellers and the Buyer are referred to herein as a "Party" or, collectively, as the "Parties." Terms used herein in capitalized form shall have the meanings ascribed to them in Section 13 hereof or as otherwise set forth in this Agreement.

         WHEREAS, each Seller owns, as a tenant-in-common, and, in the case of the Undivided Interest (as hereinafter defined), UI leases, in the percentage set forth on Schedule 1(a) hereto, an undivided ownership interest in the
             -------------
Facility (as hereinafter defined) located at Seabrook Station ("Seabrook"), in Seabrook, New Hampshire, and certain other facilities and assets associated therewith and ancillary thereto, excepting the portion thereof consisting of the real property that is owned solely by NAEC (as described in Section 2.1(a)(i) below);

         WHEREAS, the Sellers (other than the Seller Representatives) have appointed the Seller Representatives (as hereinafter defined) to act as their agents under this Agreement for purposes of certain of the covenants and agreements contained herein;

         WHEREAS, NAESCO manages the Facility for the Participants in accordance with the Managing Agent Operating Agreement, and, for that reason, the Sellers have requested and NAESCO has agreed to join in this Agreement solely for the purpose of providing certain representations and warranties to the Buyer as described in Sections 3 and 11.24 hereof, subject in all respects to the terms and conditions herein, and NAESCO shall not be deemed a Party to this Agreement for any other purpose; and

         WHEREAS, the Buyer desires to purchase and assume, and the Sellers desire to sell and assign, or cause to be sold or assigned, the Acquired Assets (as defined in Section 2.1 below) and certain associated liabilities upon the Initial Closing and each Subsequent Closing as more fully described herein, upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

2.       ACQUISITION OF ASSETS BY BUYER.
         -------------------------------

     2.1.  Purchase  and Sale of  Assets.  Upon the terms and subject to the
           -----------------------------
satisfaction of the conditions contained in this Agreement at the Initial Closing and each Subsequent Closing, each of the Required Sellers or the Remaining Sellers, as the case may be, shall sell, assign, convey, transfer and deliver or cause to be sold, assigned, conveyed, transferred and delivered to the Buyer, and the Buyer shall purchase, assume and acquire, free and clear of any Lien (except for Permitted Encumbrances), Sellers' Ownership Shares in the properties and assets to the extent constituting, or to the extent used in the operation of, the Facility, including but not limited to the following (the "Acquired Assets"):


          (a) (i) the real property which is owned solely by NAEC, easements and other rights in real property as described in Schedule 2.1(a)(i) and all
                                                  ------------------
rights arising out of the ownership thereof or appurtenant thereto, including, without limitation, all related rights of ingress and egress (the "NAEC Real Property"), subject to the Permitted Encumbrances, including the matters set forth in Schedule 2.1(a)(iii)(A), and (ii) the real property (other than the
         -----------------------
NAEC Real Property), Improvements thereon and Improvements on the NAEC Real Property, easements and other rights in real property described in
Schedule 2.1(a)(ii), and all rights arising out of the ownership thereof or
------------------
appurtenant thereto, including, without limitation, all related rights of ingress and egress (the "Jointly Owned Real Property"), subject to the Permitted Encumbrances, including the matters set forth in
Schedule 2.1(a)(iii)(B) (the NAEC Real Property and the Jointly Owned Real
-----------------------
Property are referred to together as the "Real Property");


          (b) all Nuclear Materials, Spent Nuclear Fuel and other High Level Waste to which the Sellers have title on the Initial Closing Date, all of which are identified on Schedule 2.1(b) (which shall be updated as of the Initial
                  ---------------
Closing Date and each Subsequent Closing Date) and all Low Level Waste, including without limitation, those items which are identified by type and amount on Schedule 2.1(b) (which shall be updated as of the Initial Closing Date
          ---------------
and each Subsequent Closing Date);


          (c) all machinery, mobile or otherwise, equipment, computer hardware and software, communications equipment, tools, spare parts, fixtures, furniture, furnishings, and other personal property owned by the Sellers and which is principally used in or principally relates to the operation or maintenance of the Facility, and the Inventories owned by the Sellers which are held at or are in transit from or to the Site, including, without limitation, the items of personal property set forth in Schedule 2.1(c), as well as all applicable
                               ----------------
warranties and guaranties existing as of such Closing Date from Third Parties relating thereto to the extent such warranties and guaranties are transferable to the Buyer, or to the extent any such items are leased, an assignment of the applicable leases for such items (as well as all applicable warranties and guaranties existing as of such Closing Date from Third Parties relating thereto to the extent transferable to the Buyer);

          (d) all assets associated with Seabrook Unit 2, including without limitation, the structures, equipment, components and parts, wherever located, that were purchased for Unit 2 and not sold, transferred or disposed of prior to the Initial Closing, to the extent owned by the Sellers as set forth in
Schedule 2.1(d) ("Unit 2");
--------------


          (e) all of the Sellers' rights with respect to leasehold interests and subleases and rights thereunder to the extent relating to the Real Property, including, without limitation, with respect to the leases or Leased Property, those items which are set forth in Schedule 2.1(e) (the "Leases");
                                   ---------------

          (f) all Permits, which, as of such Closing Date, are transferable by the Sellers to the Buyer by assignment or otherwise (including, without limitation, upon request or application to a Governmental Authority, or which will pass to the Buyer as successor in title to the Acquired Assets by operation of Law), including, without limitation, those Permits set forth in
Schedule 2.1(f) (the "Transferable Permits");
---------------


          (g) except as specifically provided in Section 2.2(h), all rights of the Sellers under the contracts, agreements, purchase orders, the Joint Ownership Agreement, the Disbursing Agent Agreement, the DOE Standard Contract (including all rights to any claims of Sellers related to DOE defaults thereunder), the Nuclear Fuel Contracts, the Transmission Support Agreement, the Memorandum of Understanding with the Town of Seabrook, and personal property leases to the extent relating to the operation of the Facility set forth in
Schedule 2.1(g) and, to the extent transferable to the Buyer, all warranties and
--------------
guaranties existing as of such Closing Date from Third Parties relating to the Acquired Assets (the "Material Contracts");


          (h) to the extent permitted by applicable Law, and as promptly as practicable after such Closing and at such locations and in such form (hard copy, magnetic or electronic) as shall be agreed upon, all documents, correspondence, books, records, medical records, operating, safety and maintenance manuals, inspection reports, drawings, models, engineering designs, blueprints, as-built plans, specifications, procedures, studies, reports, quality assurance records, purchasing records and equipment repair data, safety, maintenance or service records relating to the design, construction, licensing, regulation, operation or Decommissioning of the Facility and the other Acquired Assets, wherever located, including, without limitation, all drawings, designs, specifications and other documents owned by a Third Party and licensed to Sellers which are used in or necessary to the licensing, operation or Decommissioning of the Facility;


          (i) to the extent permitted by applicable Law, all Acquired Assets Employee Records;

          (j) all rights of the Sellers in and to the words "Seabrook Station" and any related or similar trade name, trademark, service mark, copyright, corporate name, logo or any part, derivative or combination;


          (k) all assignable right, title and interest of the Sellers to the NRC Licenses;


          (l) all right, title and interest of the Sellers on the Initial Closing Date and each Subsequent Closing Date in Nuclear Fuel wherever located, as described on Schedule 2.1(l) (which shall be updated as of the Initial Closing Date and each Subsequent Closing Date);


          (m) all of the Sellers' right, title and interest in the assets comprising the Decommissioning Funds as of such Closing Date, including, without limitation, those items identified on Schedule 2.1(m), including all income, interest and earnings accrued thereon, together with all related tax accounting and other records;


          (n) without limiting the generality of Sections 2.1(a) and 2.1(c), all rights of the Sellers in the property and assets used or usable in providing emergency warning or associated with emergency preparedness as set forth in
Schedule 2.1(n)(i) (the "Emergency Preparedness Assets") and all rights of the
------------------
Sellers under the contracts and agreements associated with such emergency preparedness as set forth in Schedule 2.1(n)(ii) (the "Emergency Preparedness
                             -------------------
Agreements");


          (o) all right, title and interest of the Sellers in the vehicles set forth in Schedule 2.1(o) (the "Vehicles");
         ---------------


          (p) all assignable rights, benefits and interest of the Sellers as of such Closing Date under purchase orders, licenses or contracts that are not Emergency Preparedness Agreements, Material Contracts, Intellectual Property Licenses or Leases but that (i) relate to the operation of the Facility, (ii) are identified in writing by the Parties between the Effective Date and such Closing Date, and (iii) are set forth in a schedule to be attached to the Assignment and Assumption Agreement at such Closing (the "Other Assigned Contracts");


          (q)  all Owned Intellectual Property; provided that the Buyer shall
                                                --------
grant to the Sellers an irrevocable, perpetual and fully paid-up license for the Sellers and their agents to use, copy, modify and create derivative works based upon and grant sublicenses to their Affiliates to such Owned Intellectual Property in connection with the operation of Sellers' and their Affiliates' business and the electric power generation stations or plants operated by the Sellers and their Affiliates; provided, further, that each Party shall have no
                              --------  -------
obligation after the relevant Closing Date to provide the other Parties with any updates, maintenance or technical support with respect to such Intellectual Property;

          (r) to the extent transferable, all Nuclear Insurance Policies set forth in Schedule 2.1(r) and the rights to proceeds from insurance policies for
         --------------
coverage of Acquired Assets and Assumed Liabilities, including all rights to collect premium refunds made on or after the relevant Closing Date pursuant to the ANI nuclear industry credit rating plan (other than refunds that relate to premiums paid prior to such Closing Date);


          (s)  all contracts, instruments or other agreements set forth in
Schedule 2.1(s) relating to the sale by the Sellers of electric capacity,
--------------
energy or ancillary products or services from the Facility under wholesale rates or otherwise subject to regulation by the FERC;


          (t) the Sellers' claims, rights or causes of action against any Third Parties to the extent arising out of or relating to Sellers' right, title and interest in and to any of the Acquired Assets or the Assumed Liabilities or any portion thereof, whether received as a payment or credit against future liabilities, including, without limitation, insurance proceeds, condemnation awards and cash payments under warranties covering the Acquired Assets to the extent such payments relate to Assumed Liabilities or the Acquired Assets;


          (u) the Sellers' interests in the escrow account established in accordance with the Memorandum of Understanding with the Town of Seabrook;


          (v) all other assets of the Sellers to the extent constituting, or used or held for use in the operation of, the Facility, as set forth on
Schedule 2.1(v), as amended by the Parties pursuant to Section 5.6 (the "Other
---------------
Related Assets");


          (w) all emission reduction credits owned by the Sellers that relate to the operation of the Facility, as set forth in Schedule 2.1(w);
                                                   --------------


          (x) an assignment of all Intellectual Property Licenses, as set forth in Schedule 2.1(x), including any related maintenance agreements for Licensed
   --------------
Intellectual Property, to the extent assignable to the Buyer on commercially reasonable terms, as described in Section 5.2(b)(iv);


          (y) the property comprising or constituting the 345 kV Substation located at the Site (notwithstanding how such properties are treated for regulatory or accounting purposes and whether such assets are real or personal property) as set forth in Schedule 2.1(y) and as shown in the drawing referenced
                          --------------
therein, as well as all Permits and contracts that relate to the 345 kV Substation;


          (z) with respect to the portion of UI's Ownership Share which consists of a leasehold interest in the Undivided Interest, UI agrees to exercise its rights under Section 14(a) and (b) of the Facility Lease and the Termination Agreement to cause the Facility Lease to be terminated and to cause the Owner Trustee to sell, assign, convey, transfer and deliver the Undivided Interest to the Buyer; and


          (aa) any other properties or assets constituting or used in the operation of the Facility that are not specifically identified in Section 2.2 hereof.


     2.2.  EXCLUDED ASSETS.  Notwithstanding anything to the contrary in this
           ---------------
Agreement, there shall be excluded from the Acquired Assets to be sold, assigned, transferred, conveyed or delivered to the Buyer hereunder, and there shall be retained by the Sellers, any and all right, title and interest to the following assets, properties and rights (collectively, the "Excluded Assets"):


          (a) all Cash, accounts and notes receivable, checkbooks and canceled checks, bank deposits and property or income tax receivables or any other Tax refunds to the extent allocable to a period ending prior to the relevant Closing Date (including, without limitation, the Sellers' account balances with NEIL and any future annual distributions from NEIL that relate to premiums paid by the Sellers prior to such Closing Date), except the assets comprising the Decommissioning Funds;


          (b) all rights of the Sellers in and to any causes of action, claims and defenses against Third Parties to the extent arising out of or relating to any of the Excluded Assets or Excluded Liabilities, whether payable in Cash or as a credit against future liabilities, including, without limitation, insurance proceeds and condemnation awards, claims for contribution or indemnity, tort claims, causes of action, contract rights and refunds accrued and owing as of the relevant Closing Date;


          (c)  all rights of the Sellers to the words set forth in
Schedule 2.2(c) and any related or similar trade name, trademark, service mark,
--------------
copyright, corporate name, logo or any part, derivative or combination;


          (d) all rights of the Sellers under any Material Contract, Lease, Intellectual Property License or Other Assigned Contract to the extent expressly providing the Sellers with indemnity, defense or exculpation rights for any claims for which the Sellers remain liable under Section 9;


          (e) any and all of the Sellers' rights in any contract representing an intercompany transaction between a Seller and an Affiliate of such Seller, whether or not such transaction relates to the provision of goods and services, payment arrangements, intercompany charges or balances, or the like;


          (f) any Seller Easements to the extent granted to PSNH prior to the Initial Closing Date pursuant to an Easement Agreement; (g) all rights, benefits and interest in all purchase orders, licenses or contracts not included in Acquired Assets and not assigned to the Buyer (the "Non-Assigned Contracts");

          (g) all rights, benefits and interest in all purchase orders, licenses or contracts not included in Acquired Assets and not assigned to the Buyer (the "Non-Assigned Contracts");


          (h) all rights of NEP and PSNH to receive payments under the Transmission Support Agreement.


     2.3.  ASSUMPTION OF LIABILITIES.  On the terms and subject to the
           -------------------------
conditions set forth herein, on and after the Initial Closing Date and each Subsequent Closing Date, the Buyer shall assume, satisfy or perform the Liabilities attributable to the respective Ownership Shares of the Required Sellers or the Remaining Sellers participating in such Closing, in each case, in respect of, or otherwise arising from the operation or use of the Acquired Assets, other than the Excluded Liabilities (as set forth in Section 2.4 below) (the "Assumed Liabilities"):


          (a) all Environmental Liabilities, other than those included in the Excluded Liabilities (as set forth in Section 2.4);


          (b) except as specifically provided in Sections 2.4(p) and 2.4(q), all Liabilities under (i) the Material Contracts, Leases, Other Assigned Contracts, Emergency Preparedness Agreements, Intellectual Property Licenses, the Transferable Permits and any employment contracts with NAESCO employees, all in accordance with the terms thereof, except in each case, to the extent such Liabilities, but for a breach or default by any Seller, would have been paid, performed or otherwise discharged prior to such Closing Date, or to the extent the same arise out of any such breach or default and (ii) the contracts, leases, commitments and other agreements entered into by the Sellers with respect to the Acquired Assets prior to the final Subsequent Closing pursuant to the terms of this Agreement;


          (c) all Liabilities in respect of or otherwise arising from the Permitted Encumbrances which do not result from a default or failure to act under the Permitted Encumbrances by the Sellers prior to the Initial Closing Date; provided, however, Permitted Encumbrances as to which a Seller's liability
      --------  -------
terminates as a matter of law upon such Seller's sale of its interest in the Real Property shall not be Assumed Liabilities;


          (d) with respect to the Acquired Assets, any Tax that may be imposed by any federal, state or local government on the ownership, sale, operation or use of the Acquired Assets on or after such Closing Date, and any Liability to make payments in addition to or in lieu of property taxes, but not any Income Taxes attributable to income received by the Sellers or any New Hampshire Business Enterprise Taxes to which any of the Sellers may be subject prior to such Closing Date;


          (e) all Liabilities in respect of (i) the Decommissioning of the Facility, (ii) the management, storage, transportation and disposal of Spent Nuclear Fuel (including, without limitation, all fees payable to DOE under the DOE Standard Contracts accrued after the relevant Closing Date) and Low Level Waste, and (iii) any other decommissioning or post-operative disposition of the Facility or any other Acquired Assets;


          (f) any Liability for any Price-Anderson secondary financial protection retrospective premium obligations for (i) the Sellers' nuclear worker Liability attributable to employment prior to such Closing Date or (ii) any third-party Nuclear Liability arising out of any nuclear incident prior to such Closing Date (it being agreed that if the Sellers are unable to cause the assignment of all or any part of such retrospective premium obligations, the Sellers shall remain primarily liable for such indemnification obligations and the Buyer shall indemnify the Sellers therefor pursuant to Section 9.4);


          (g) all Liabilities of the Sellers for retrospective premium obligations under the Sellers' NEIL accounts arising out of any occurrence prior to such Closing Date;


          (h) all Liabilities arising under or relating to Nuclear Laws or relating to any claim in respect of Nuclear Material arising out of the ownership or operation of the Acquired Assets whether occurring prior to, on or after such Closing Date, including liabilities or obligations arising out of or resulting from exposure to radiation, an "extraordinary nuclear occurrence," "nuclear incident" or "precautionary evacuation" (as such terms are defined in the Atomic Energy Act) at the Site, or any other licensed nuclear reactor site in the United States, including, without limitation, liability for any deferred premiums assessed in connection with such an extraordinary nuclear occurrence, a nuclear incident or precautionary evacuation under any applicable NRC or industry retrospective rating plan or insurance policy, including any mutual insurance pools established in compliance with the requirements imposed under
Section 170 of the Atomic Energy Act, 10 C.F.R. Part 140, and
10 C.F.R. Paragraph 50.54(w);


          (i)  except as otherwise specifically addressed in this Section 2.3,
                                                                  -----------
all Liabilities accruing after such Closing Date arising under NRC Regulations or the NRC Licenses including fees or charges;


          (j) all other Liabilities expressly allocated to or assumed by the Buyer in this Agreement or in any of the Related Agreements;


          (k) all Liabilities under incentive compensation programs to the extent applicable to employees of NAESCO or any Affiliate who are employed at Seabrook; and


          (l) all other Liabilities of any nature whatsoever to the extent arising from the ownership or operation of the Facility, Acquired Assets and Assumed Liabilities, unless expressly excluded pursuant to Section 2.4.

     2.4. LIABILITIES NOT ASSUMED.  Notwithstanding any provision hereof to
          -----------------------
the contrary, the Buyer shall not assume, satisfy or perform any of the following Liabilities (the "Excluded Liabilities"):


          (a) any Liability to the extent such Liability is in respect of, in connection with, or otherwise arising from the operation or use of the Excluded Assets or any other assets of the Sellers that are not Acquired Assets;


          (b) any Liability including, without limitation, any Environmental Liability, to the extent such Liability is in respect of, in connection with, or arising from the Seller Easements;


          (c) any Liabilities, including, without limitation, any Environmental Liabilities, to the extent relating to the off-Site disposal, storage, transportation, discharge, Release, recycling, or the arrangement for such activities of Hazardous Substances that were generated at the Site, at any Offsite Hazardous Substance Facility or at a location other than the Site (other than as a result of subsurface migration from the Site), where the initial disposal, storage, transportation, discharge, Release or recycling of such Hazardous Substances at such Offsite Hazardous Substance Facility occurred on or prior to the Initial Closing Date;


          (d) any Liability of the Sellers to the extent arising from the execution, delivery or performance of this Agreement or a Related Agreement or the transactions contemplated hereby or thereby;


          (e) any Liability in respect of Taxes to the extent attributable to the Acquired Assets accrued prior to the relevant Closing Date, except those Taxes expressly allocated to the Buyer pursuant to Section 8;


          (f) subject to the provisions of Section 5.7, any Liability, whether funded or unfunded, to the extent arising out of any Employee Benefit Plan established or maintained in whole or in part by any Seller (or its Affiliate) or to which any Seller (or its Affiliate) contributes or contributed, or is or was required to contribute, at any time prior to the Initial Closing Date and any Liability for the termination or discontinuance of, or any Seller's or its Affiliates' withdrawal from, any such Employee Benefit Plan;


          (g) any Liabilities of any Seller or any of its Affiliates for any compensation or any benefits whether in relation to any of the Plant Employees, independent contractors or any other individuals who are later determined by a court or governmental agency to have been employees of a Seller or its Affiliates, including, without limitation, (i) wages, bonuses, incentive compensation, shift or work schedule adders, on-call pay, call-out pay, vacation pay, sick pay, paid time off, workers compensation, unemployment compensation, withholding obligations, unemployment taxes or similar obligations accruing or related to work performed prior to the Initial Closing Date; (ii) severance pay, other termination pay, post-retirement benefits and COBRA coverage, accruing or related to work performed prior to the Initial Closing Date; or (iii) any other form of compensation or benefits accruing or related to work performed prior to the Initial Closing Date under the terms or provisions of any Employee Benefit Plan of any Seller or such Affiliate, or any other agreement, plan, practice, policy, instrument or document relating to any of the Acquired Assets Employees, other than the Liabilities expressly assumed by the Buyer under Section 5.7;


          (h) with respect to the Acquired Assets Employees or any independent contractors, or other individuals subject to Section 5.7, except for liabilities under any employment contracts with NAESCO employees relating to periods on and after the Closing Date, which Liabilities are assumed only to the extent set forth in Section 2.3(b), any Liabilities or obligations relating to the employment or termination of employment, including personal injury, tort, discrimination (including claims for whistleblowing under the Atomic Energy Act and the Energy Reorganization Act of 1974 as amended, as well as claims under Title VII of the Civil Rights Act of 1964, as amended, Executive Order 11246, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, and/or any other federal, state or local statute, ordinance, regulation or order prohibiting discrimination or requiring affirmative action), wrongful discharge, breach of implied or express contract, unfair labor practices or any claim asserted in an individual employee grievance procedure, or constructive termination by any Seller or its Affiliate of any individual, or similar claim or cause of action attributable to any action or inaction by any Seller or any of its Affiliates that arise out of wrongful acts or omissions, occurring prior to the Initial Closing Date or such later date as the individual may have commenced employment with Buyer pursuant to Section 5.7(a) or (b); provided that the Sellers shall not have any liability for similar actions or
--------
inactions by any other Person on or after the Initial Closing Date or such later date as the individual shall have commenced employment with the Buyer;


          (i) any Liabilities of Sellers to the extent accrued or related to or attributable to the period prior to the Initial Closing Date under any contract, license, Permit or other instrument relating to the Acquired Assets (including, without limitation, the Leases, Emergency Preparedness Agreements and Other Assigned Contracts, the Material Contracts and the NRC Licenses);


          (j) all Liabilities for assessments for decommissioning and decontamination fund fees accrued and payable under 42 U.S.C. Section 2297g-1 prior to the Initial Closing Date;


          (k) any Liabilities, including, without limitation, any Environmental Liabilities, resulting from any illegal acts or willful misconduct of the Sellers or NAESCO or their employees, agents or contractors, occurring prior to the Initial Closing Date;

          (l) all Liabilities for fees payable to DOE under the DOE Standard Contracts accrued or related to electricity generated and sold prior to the Initial Closing Date, and interest accrued thereon as set forth in Article VIII of the DOE Standard Contracts;


          (m) any Liabilities to the extent relating to the Business Finance Authority of the State of New Hampshire Pollution Control Revenue Bonds (as set forth in Schedule 2.4(m), the "Pollution Control Bonds") and any agreements
         ---------------
relating thereto, other than those arising out of the breach by the Buyer of the covenants contained in Section 5.8(d);


          (n)  any Liens on the Acquired Assets, except for Permitted
Encumbrances;


          (o) except as otherwise expressly set forth in this Agreement, any other Liability, obligation, claim, action, complaint, debt, suit, cause of action, investigation, or proceeding of any kind whatsoever asserted by any Third Party, against or relating to any of the Buyer, the Sellers or the Acquired Assets, for damages suffered by such Third Party arising from or relating to the use, ownership or lease of the Acquired Assets or operation of the Facility prior to the Initial Closing Date;


          (p) all Liabilities of NEP and PSNH under the Transmission Support Agreement, except for NEP's transmission support payment obligations; and


          (q) the escrow account contribution obligation of each Seller under the Unit 2 Memorandum of Understanding with the Town of Seabrook; and


          (r) any Liability which is required to be accrued in accordance with GAAP by any Seller on the balance sheet of such Seller as of the Initial Closing Date or a Subsequent Closing Date, as the case may be, , other than those Liabilities which are specifically identified as Assumed Liabilities in
Section 2.3.


     2.5. CONSIDERATION FOR ACQUIRED ASSETS.
          ---------------------------------

          (a) FACILITY PURCHASE PRICE; FUEL PURCHASE PRICE; UNIT 2 PURCHASE
              -------------------------------------------------------------
PRICE; NAEC REAL PROPERTY PURCHASE PRICE. Subject to the satisfaction or waiver
----------------------------------------
of all conditions contained herein, the Buyer shall pay to each Seller based on its Proportionate Ownership (i) for the Sellers' Ownership Shares in the Acquired Assets (other than Nuclear Fuel, Unit 2 and the NAEC Real Property), an aggregate of $746,710,000 (the "Facility Purchase Price"), (ii) for the Sellers' Ownership Shares in Nuclear Fuel, an aggregate of $61,900,000 (the "Fuel Purchase Price"), and (iii) for the Sellers' Ownership Shares in Unit 2, an aggregate of $25,600,000 (the "Unit 2 Purchase Price"). The Buyer shall pay to NAEC for the NAEC Real Property the amount of $2,400,000 (the "NAEC Real Property Purchase Price").

          (b)  PAYMENT OF PURCHASE PRICE.  At each Closing the Buyer shall pay
               -------------------------
to or at the direction of each of the Required Sellers or the Remaining Sellers, as the case may be, (i) for the Acquired Assets other than Nuclear Fuel, Unit 2 and the NAEC Real Property, a payment in immediately available funds equal to the Proportionate Ownership of the Facility Purchase Price for such Sellers participating in such Closing (the "Relevant Facility Purchase Price") allocated among the Required Sellers or the Remaining Sellers, as the case may be, as set forth in Schedule 2.5(b)(i), (ii) for the Nuclear Fuel, a payment in immediately
         ------------------
available funds equal to the Proportionate Ownership of the Fuel Purchase Price for such Sellers participating in such Closing (the "Relevant Fuel Purchase Price") allocated among the Required Sellers or the Remaining Sellers, as the case may be, as set forth in Schedule 2.5(b)(ii), and (iii) for Unit 2, a
                             -------------------
payment in immediately available funds equal to the Proportionate Ownership of the Unit 2 Purchase Price for such Sellers participating in such Closing (the "Relevant Unit 2 Purchase Price") allocated among the Required Sellers or the Remaining Sellers, as the case may be, as set forth in Schedule 2.5(b)(iii). At
                                                       --------------------
the Closing at which NAEC transfers its Ownership Share to the Buyer, the Buyer shall pay to NAEC for the NAEC Real Property, a payment in immediately available funds equal to the NAEC Real Property Purchase Price.


          (c)  ACCEPTABLE GUARANTY. On the Effective Date, the Buyer shall
               -------------------
deliver to the Seller Representatives, on behalf of and for the benefit of the Sellers, an Acceptable Guaranty and shall, pursuant to Section 5.19, maintain such Acceptable Guaranty to secure the payments of the Facility Purchase Price, the Fuel Purchase Price, the Unit 2 Purchase Price and the NAEC Real Property Purchase Price through the last Subsequent Closing.


     2.6.  ADJUSTMENT TO FACILITY PURCHASE PRICE, FUEL PURCHASE PRICE AND UNIT 2
           ---------------------------------------------------------------------
PURCHASE PRICE.  The Facility Purchase Price, Fuel Purchase Price and Unit 2
--------------
Purchase Price shall be increased or decreased as follows:


         (a)  FACILITY PAYMENT ADJUSTMENTS.  With respect to the Buyer,
              ----------------------------

              (i) at each Closing, the Relevant Facility Purchase Price shall be increased by an amount equal to the costs of Required Nuclear Expenditures and Required Expenditures actually paid by such Sellers participating in such Closing through the relevant Closing Date;

              (ii) at the Initial Closing, the Facility Purchase Price shall be decreased by an amount equal to the positive difference between the aggregate amount of Pre-Approved Capital Expenditures scheduled to be expended prior to the Initial Closing Date (as set forth in Schedule 5.3)
                                                                 ------------
     and the aggregate amount of the Pre-Approved Capital Expenditures actually incurred by Sellers prior to the Initial Closing Date;

              (iii) at each Subsequent Closing, the Relevant Facility Purchase Price shall be increased by an amount equal to the aggregate amount of the Pre-Approved Capital Expenditures (as set forth in Schedule 5.3) incurred
                                                        ------------
     after the Initial Closing Date, prior to the relevant Subsequent Closing Date and actually paid by such Sellers participating in such Subsequent Closing through such Subsequent Closing Date;

              (iv) at the Initial Closing, the Facility Purchase Price and the Fuel Purchase Price shall be adjusted as provided in Section 5.11(c) in the event of any Major Loss (it being understood that such adjustment shall be made as of the Initial Closing Date but shall be reflected in the Relevant Facility Purchase Price paid at each Closing);


              (v) at the Initial Closing Date, the Facility Purchase Price shall be adjusted downward by (x) $10,000,000 in the event this Agreement is terminated as to any Seller pursuant to the last paragraph of Section
     10.1 and (y) $10,000,000 in the event the Buyer would have been permitted to terminate this Agreement pursuant to Section 10.1(c)(ii) due to the failure of the condition precedent specified in Section 6.1(e)(ii) and the
                                                     --------------------------
     Buyer proceeds to consummate the transactions contemplated hereby
     -----------------------------------------------------------------
     notwithstanding such failure (it being understood that each such adjustment
     ----------------------------
     shall be made as of the Initial Closing Date but shall be reflected in the Relevant Facility Purchase Price paid at each Closing);


              (vi) at an Initial Closing that occurs after a Plant Material Adverse Effect, the Facility Purchase Price shall be adjusted downward by an amount equal to the amount of the loss and/or expenditure reasonably anticipated by the Buyer to be incurred within one year following the Initial Closing Date to remedy such Plant Material Adverse Effect (it being understood that such adjustment shall be made as of the Initial Closing Date but shall be reflected in the Relevant Facility Purchase Price paid at each Closing); provided, however, that if a Plant Material Adverse Effect of the type specified in Section 6.1(i) exists at the Initial Closing Date and the Buyer elects to waive the related closing condition, the Buyer shall be entitled to an adjustment of no more than $50,000,000 unless all of the Sellers agree to a higher amount;


              (vii) at each such Subsequent Closing, the Relevant Facility Purchase Price shall be increased by an amount equal to the amount actually paid by such Remaining Seller after the Initial Closing Date and through the relevant Subsequent Closing Date to remedy the Plant Material Adverse Effect for which an adjustment has been made pursuant to
     Section 2.6(a)(vi);


              (viii) at each Closing, the Relevant Facility Purchase Price shall be (A) increased if the book value as maintained by NAESCO of all Inventories on the relevant Closing Date is greater than $35,800,000 (such difference is referred to as the "Inventory Excess Amount"), in which case the increase in the Relevant Facility Purchase Price shall equal the Inventory Excess Amount multiplied by the Proportionate Ownership of such Sellers participating in such Closing, and (B) decreased if the book value as maintained by NAESCO of such Inventories on the relevant Closing Date is less than $35,800,000 (such difference is referred to as the "Inventory Deficit Amount"), in which case the decrease in the Relevant Facility Purchase Price shall equal the Inventory Deficit Amount multiplied by the Proportionate Ownership of such Sellers participating in such Closing (for purposes hereof, such djustments shall be determined in accordance with GAAP, consistent with NAESCO's past practices);


              (ix) at each Closing, the Relevant Facility Purchase Price shall be increased by an amount equal to the aggregate cost of Proposed Improvements, to the extent implemented and actually paid by such Sellers participating in such Closing through the relevant Closing Date;


              (x) at each Closing, the Relevant Facility Purchase Price shall be adjusted downward by an amount equal to such Seller's Proportionate Ownership of the Transmission Credit;


              (xi) at each Closing, the Relevant Facility Purchase Price shall be increased by an amount equal to the aggregate operation and maintenance expenses related to a Refueling Outage that are incurred consistently with Good Utility Practices and actually paid by such Sellers participating in such Closing through the relevant Closing Date; and


              (xii) to the extent the Seller Representatives or NAESCO have not disposed prior to the Initial Closing Date of all of the Low Level Waste whether at the Site or at an Offsite Hazardous Substance Facility and the cost of such disposal is in excess of $500,000, the Facility Purchase Price shall be decreased by the excess over such amount (the cost of such disposal to be determined based on the prevailing industry costs as close to the Initial Closing Date as practicable).


          (b)  FUEL PURCHASE PRICE ADJUSTMENTS.  With respect to the Buyer, at
               -------------------------------
     each Closing, the Relevant Fuel Purchase Price shall be (A) increased if and to the extent the book value as maintained by NAESCO of the Nuclear Fuel of such Sellers participating in such Closing on the relevant Closing Date is greater than the product of $61,900,000 multiplied by the Proportionate Ownership of such Sellers participating in such Closing, and
     (B) decreased if and to the extent the book value as maintained by NAESCO of the Nuclear Fuel of such Sellers participating in such Closing on the relevant Closing Date is less than the product of $61,900,000 multiplied by the Proportionate Ownership of such Sellers participating in such Closing (for purposes hereof, such adjustment shall be determined in accordance with GAAP, consistent with NAESCO's past practices).


          (c)  UNIT 2 PURCHASE PRICE ADJUSTMENTS.  With respect to the Buyer, at
               ---------------------------------
     the Initial Closing, the Unit 2 Purchase Price shall be decreased by an amount equal to the sale price of each Unit 2 component, part or piece of equipment sold to a Third Party in an arm's length transaction during the Interim Period (it being understood that such adjustment shall be made as of the Initial Closing Date but shall be reflected in the Relevant Unit 2 Purchase Price paid at each Closing).


          (d)  DETERMINATION OF PURCHASE PRICE ADJUSTMENTS.
               -------------------------------------------

               (i) At least thirty (30) days prior to the Initial Closing Date and at least twenty (20) days prior to each Subsequent Closing Date, the Seller Representatives, after onsultation with the Required Sellers or the Remaining Sellers, as the case may be, shall deliver to the Buyer an estimated closing statement (the "Estimated Closing Statement") prepared by the Sellers that shall set forth the best estimate of the Sellers of any adjustments to the Facility Purchase Price required by Section 2.6(a) (the "Estimated Facility Purchase Price Adjustment"), any adjustments to the Fuel Purchase Price required by Section 2.6(b) (the "Estimated Fuel Purchase Price Adjustment") and any adjustments to the Unit 2 Purchase Price required by Section 2.6(c)(the "Estimated Unit 2 Purchase Price Adjustment," together with the Estimated Facility Purchase Price Adjustment and the Estimated Fuel Purchase Price Adjustment, the "Estimated Adjustments") as of the Initial Closing Date or the Subsequent Closing Date, as the case may be. Within fifteen (15) days following the delivery of the Estimated Closing Statement by the Seller Representatives to the Buyer (ten (10) days in the case of a Subsequent Closing), the Buyer may object in good faith to any or all of the Estimated Adjustments in writing. If the Buyer objects to any or all of the Estimated Adjustments, the Parties shall attempt to resolve such dispute by negotiation. If the Parties are unable to resolve such dispute before five (5) Business Days prior to the relevant Closing Date or if no objection is made by the Buyer with respect to any or all of the Estimated Adjustments, the Facility Purchase Price, the Fuel Purchase Price and/or the Unit 2 Purchase Price shall each be adjusted for the relevant Closing Date by the net amount of the Estimated Facility Purchase Price Adjustment, the Estimated Fuel Purchase Price Adjustment and the Estimated Unit 2 Purchase Price Adjustment respectively, not in dispute, and the amount in dispute shall be withheld for resolution in accordance with Section 2.6(d)(ii); and

               (ii) Within sixty (60) days following the Initial Closing Date and each Subsequent Closing Date, the Seller Representatives after consultation with the Required Sellers or the Remaining Sellers, as the case may be, shall deliver to the Buyer a closing statement (the "Post-Closing Statement") prepared by the Sellers that shall set forth the computation by the Sellers of the Facility Purchase Price adjustment in accordance with Section 2.6(a) as of such Closing Date (the "Facility Purchase Price Adjustment") and the components thereof and the Fuel Purchase Price adjustment in accordance with Section 2.6(b) as of such Closing Date (the "Fuel Purchase Price Adjustment") and the components thereof and the Unit 2 Purchase Price adjustment in accordance with Section 2.6(c) as of such Closing Date (the "Unit 2 Purchase Price Adjustment") and the components thereof. Within twenty (20) days following the delivery of the Post-Closing Statement by the Seller Representatives to the Buyer, the Buyer may object to the Post-Closing Statement in writing. The Sellers agree to cooperate with the Buyer to provide to the Buyer or its Representatives information used to prepare the Post-Closing Statement. If the Buyer objects to the Post-Closing Statement, the Parties shall attempt to resolve such dispute by negotiation pursuant to Section 11.20. If the Parties are unable to resolve such dispute within twenty (20) days of any objection by the Buyer, the Parties shall appoint an Independent Accounting Firm, who shall review the Post-Closing Statement and determine within thirty (30) days after its appointment the appropriate Facility Purchase Price Adjustment, Fuel Purchase Price Adjustment and Unit 2 Purchase Price Adjustment under this Section 2.6(d) as of such Closing Date. The fees, costs and expenses of the Independent Accounting Firm shall be borne by the Party which in the conclusive judgment of the Independent Accounting Firm is not the prevailing party, or if such found to be the prevailing party, then such fees, costs and expenses shall be borne equally by the Buyer and the Sellers. The agreed upon Post-Closing Statement or the finding of such

     Independent Accounting Firm, as the case may be, shall be the Facility Purchase Price Adjustment as to Section 2.6(a), the Fuel Purchase Price Adjustment as to Section 2.6(b) and the Unit 2 Purchase Price Adjustment as to Section 2.6(c), and shall be binding on the Parties. The acceptance by the Buyer and the Sellers of such Facility Purchase Price Adjustment, Fuel Purchase Price Adjustment and Unit 2 Purchase Price Adjustment shall not constitute or be deemed to constitute a waiver of the rights of such Party in respect of any other provision of this Agreement.


          (e) Notwithstanding the foregoing, no increase or decrease shall be made in the Facility Purchase Price, Fuel Purchase Price or Unit 2 Purchase Price to the extent such increase or decrease is related to or results from changes made by the Buyer in accounting, billing, budgeted spending, bookkeeping, inventory, recognition or other similar policies or practices from those used by NAESCO prior to the Initial Closing Date.


     2.7.  PAYMENT OF PURCHASE PRICE ADJUSTMENTS. The Estimated Adjustments, to
           -------------------------------------
the extent not in dispute, shall be aggregated at the Initial Closing Date and each Subsequent Closing Date and the Party or Parties which owe(s) the other(s) an adjustment to the Facility Purchase Price, the Fuel Purchase Price and/or the Unit 2 Purchase Price shall make a cash payment of such adjustment in immediately available funds by wire transfer to an account designated by the Buyer or Seller Representatives after consultation with the other Sellers, as the case may be. Following each Closing Date, if necessary, the Parties shall aggregate the Facility Purchase Price Adjustment, the Fuel Purchase Price Adjustment and the Unit 2 Purchase Price Adjustment and if, after taking into account the payment, if any, made at such Closing Date pursuant to the preceding sentence, the Party or Parties which owe(s) the other(s) an adjustment to the Facility Purchase Price, the Fuel Purchase Price and/or the Unit 2 Purchase Price shall make a cash payment of such adjustment in immediately available funds by wire transfer to an account designated by the Buyer or the Seller Representatives after consultation with the other Sellers, as the case may be.


     2.8.  ALLOCATION OF CONSIDERATION.  The Buyer and the Sellers shall use
           ---------------------------
Commercially Reasonable Efforts to agree upon an allocation among the Acquired Assets (other than Nuclear Fuel) of the sum of the Facility Purchase Price and the Assumed Liabilities consistent with Section 1060 of the Code and the Treasury Regulations thereunder within one hundred and twenty (120) days of the Effective Date (or such later date as the Parties may mutually agree) but in no event fewer than thirty (30) days prior to the Initial Closing Date. The Buyer and the Sellers may obtain the services of an independent engineer or appraiser (the "Independent Appraiser") to assist in determining the fair value of the Acquired Assets solely for purposes of such allocation under this Section 2.8. If such an appraisal is made, the Buyer and the Sellers agree to accept the Independent Appraiser's determination of the fair value of the Acquired Assets. The cost of the appraisal shall be borne equally by the Buyer and the Sellers. To the extent such filings are required, the Buyer and the Sellers agree to file IRS Form 8594 and all federal, state, local and foreign Tax Returns in accordance with such agreed allocation. Except to the extent required to comply with audit determinations by any Governmental Authority with jurisdiction over a Party, the Buyer and the Sellers shall report the transactions contemplated by this Agreement and the Related Agreements for all required federal Income Tax and all other Tax purposes in a manner consistent with the allocation determined pursuant to this Section 2.8. The Buyer and the Sellers agree to provide each other promptly with any other information required to complete IRS Form 8594. The Buyer and the Sellers shall notify and provide each other with reasonable assistance in the event of an examination, audit or other proceeding regarding the agreed upon allocation of the Facility Purchase Price. The Buyer and the Sellers shall treat the transaction contemplated by this Agreement as the acquisition by the Buyer of a trade or business for United States federal income tax purposes and agree that no portion of the consideration therefor shall be treated in whole or in part as the payment for services or future services.

     2.9.  PRORATION.
           ---------

           (a) The Buyer and the Sellers agree that all of the items normally prorated in a sale of assets of the type contemplated by this Agreement and the Related Agreements, relating to the business and operations of the Acquired Assets, will be prorated as of the Initial Closing Date and each Subsequent Closing Date, with Sellers party to the relevant Closing liable to the extent such items relate to any period prior to the relevant Closing Date on which such Seller transfers its Ownership Share, and the Buyer liable to the extent such items relate to periods after such relevant Closing Date, which items shall include: (i) any personal property, real property, occupancy and water Taxes, assessments and other charges of the type that could give rise to a Permitted Encumbrance, if any, on or associated with the Acquired Assets; (ii) any rent, Taxes and other items payable by or to the Sellers under any of the Material Contracts, Emergency Preparedness Agreements, Leases or Other Assigned Contracts assigned to and assumed by the Buyer hereunder (except for prepayments for Nuclear Fuel or Inventories); (iii) any Permit, license, registration or fees with respect to any Transferable Permit assigned to the Buyer associated with the Acquired Assets; (iv) sewer rents and charges for water, telephone, electricity and other utilities and insurance; (v) any amounts scheduled to be paid into the Decommissioning Fund by a Seller relating to the time period that includes the Initial Closing Date or a Subsequent Closing Date, as the case may be; (vi) any fees or charges imposed by INPO, NEI, the NRC or any other Governmental Authority or any association that the Buyer chooses to join; (vii) ISO-NE VAR capability credits; (viii) credits associated with installed capability requirements; and (ix) the Utility Property Tax associated with the Acquired Assets (determined without giving effect to the sale of the Acquired Assets to the Buyer).

          (b) In connection with the prorations referred to in Section 2.9(a), if the actual figures are not available on the Initial Closing Date and each Subsequent Closing Date, the proration shall be based upon the actual payments for the preceding year (or appropriate period) for which actual payments are available and such payments shall be re-prorated upon request of any Seller or the Buyer made within sixty (60) days of the date the actual amounts become available. If the Taxes which are apportioned are thereafter reduced by abatement or award, the amount of such abatement or award, less the reasonable cost of obtaining the same and any amounts due to tenants under leases due to such abatement or award, shall be apportioned between the applicable Parties; provided that no Party shall be obligated to institute or prosecute an abatement or appellate proceeding unless otherwise agreed in writing. Notwithstanding the foregoing, with respect to the Utility Property Tax associated with the Acquired Assets, the initial proration shall be based on the estimated tax payments made by the Sellers in respect thereof, but if it is later determined that the actual amount of the Utility Property Tax (determined without giving effect to the sale of the Acquired Assets to the Buyer) is less than such estimated payments made by the Sellers, the Buyer shall pay promptly to each Seller such Seller's Proportionate Ownership of such excess and the Buyer and Sellers shall take reasonable steps such that the Buyer will succeed to the Sellers' excess tax payments in respect of the Utility Property Tax. If it is later determined that the actual amount of the Utility Property Tax (determined without giving effect to the sale of the Acquired Assets to the Buyer) is greater than such estimated payments made by the Sellers, each Seller shall promptly pay to the Buyer its Proportionate Ownership of the amount of such deficit. The Sellers and the Buyer agree to furnish each other with such documents and other records that may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Section 2.9.


     2.10.  THE CLOSINGS.  Unless otherwise agreed to by the Parties
            ------------
participating in the applicable Closing, and except for the Closing at which UI transfers the Undivided Interest to the Buyer which will proceed in accordance with Section 6.3(a), the Initial Closing and each Subsequent Closing of the transactions contemplated by this Agreement (collectively, the "Closing")
shall take place at the offices of Brown Rudnick Berlack Israels LLP, at Boston, Massachusetts, commencing at 9:00 a.m. eastern time on the date that is ten (10) days (or, if the tenth day is not a Business Day, then the next Business Day following such tenth day) following the date on which all of the applicable conditions set forth in Sections 6.1 and 6.2 (excluding deliveries contemplated by Sections 2.11 and 2.12) have either been satisfied or waived by the Party for whose benefit such condition exists, such satisfaction or waiver to conform to
Section 11.14; provided that such date shall not be earlier than the
               --------
Coordination Date. The date of the Initial Closing (the "Initial Closing Date" and the date of each Subsequent Closing (the "Subsequent Closing Date") is each herein called a "Closing Date" and shall be effective for all purposes herein as of 12:01 a.m. on the Closing Date. The conditions set forth in Sections 6.1 and 6.2 shall be deemed to have been satisfied or waived in writing by a Party upon a Closing; provided such satisfaction or waiver shall not be deemed to limit a Party's right to indemnification pursuant to Section 9.


     2.11.  DELIVERIES BY THE SELLERS AT THE CLOSINGS.
            -----------------------------------------

            (a)  INITIAL CLOSING.  At the Initial Closing (unless otherwise
                 ---------------
indicated), if appropriate, each Required Seller shall deliver, or cause to be delivered, the following to the Buyer, duly executed and properly acknowledged, relating to the Ownership Shares being sold, assigned or transferred at such Initial Closing:

                 (i) a Deed for the NAEC Real Property, substantially in the form of Exhibit A(i) hereto and any owner's affidavits or similar documents
             ------------
     reasonably required by the Title Company;

                 (ii) Deeds for the Ownership Shares of the interests of each Required Seller in the Jointly Owned Real Property being transferred at the Initial Closing substantially in the form of Exhibit A(ii) hereto, and any
                                                  -------------
     owner's affidavits or similar documents required by the Title Company;

                (iii)  a Bill of Sale, substantially in the form of Exhibit B
                                                                    ---------
     hereto;

                (iv) an Asset Demarcation Agreement, substantially in the form of Exhibit C hereto;
         ---------

                (v) if the Undivided Interest is transferred to the Buyer on the Initial Closing Date, in the case of UI, the Owner Trustee Deed and Bill of Sale, substantially in the form of Exhibit K hereto;
                                                ---------

                (vi) an Assignment and Assumption Agreement, substantially in the form of Exhibit D hereto, in recordable form if necessary;
                 ---------

                (vii) an Interconnection Agreement, substantially in the form of Exhibit E hereto, duly executed by PSNH;
        ---------

                (viii) an Interim Services Agreement, if requested in writing by the Buyer and if agreed to by a Seller or its Affiliate who will provide the services, substantially in the form of Exhibit J hereto, which shall
                                                ---------
     cover those services set forth in Schedule 2.11(a)(viii);
                                       ----------------------

                (ix) the Release of Mortgage Indenture, in the case of CL&P and NAEC, if applicable, substantially in the form of Exhibit F hereto, and in
                                                       ---------
     the case of any other Required Seller, if applicable, in such other form as meets the requirements of such Seller's mortgage indenture, if any;

                (x) an Easement Agreement, if the same has been executed by PSNH, NAEC and the other Participants;

                (xi) originals, or copies certified to the Buyer's satisfaction, of the Transferable Permits, Material Contracts, Emergency Preparedness Agreements, Intellectual Property Licenses, Other Assigned Contracts and Leases, which shall be delivered to the Buyer at the Facility;

                (xii) all consents, waivers or approvals necessary for the transfer at such Closing of the Ownership Shares of such Required Sellers or the consummation of the transactions contemplated by this Agreement and the Related Agreements;

                (xiii) a certificate from an authorized officer of such Required Seller, dated the Initial Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Sections 6.1(a), 6.1(b), 6.1(d), 6.1(e), 6.1(f), 6.1(g), 6.1(i) and 6.1(j) have been satisfied and a certificate from an authorized officer of NAESCO, dated the Initial Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Sections 6.1(a), 6.1(b), 6.1(e) and 6.1(i) have been satisfied;

                (xiv) a copy, certified by an authorized officer of such Required Seller, of resolutions authorizing the execution and delivery of this Agreement and the Related Agreements and instruments attached as exhibits hereto and thereto, and the consummation of the transactions contemplated hereby and thereby;

                (xv) a certificate of an authorized officer of such Required Seller which shall identify by name and title and bear the signature of the officers of such Seller authorized to execute and deliver this Agreement and the Related Agreements and instruments attached as exhibits hereto and thereto;

                (xvi) an opinion or opinions from one or more internal or outside counsel to such Required Seller (who shall be reasonably satisfactory to the Buyer), dated the Initial Closing Date and reasonably satisfactory in form to the Buyer and its counsel, covering substantially the matters set forth on Schedule 2.11(a)(xvi);
                              --------------------

                (xvii) the items and documents listed in Sections 2.1(h) and 2.1(i); provided, in the case of documents located at the Facility, the
             --------
     Required Sellers may furnish a certificate authorizing the Buyer to take possession thereof in lieu of physical delivery at the Initial Closing Date, and provided further that in the event that applicable Law prohibits transfer of the original documents on the Initial Closing Date, the Required Sellers shall provide certified copies of the items and documents, and provide the original documents at such time allowable under applicable Law;

                (xviii) the Title Commitments to be delivered by such Required Seller pursuant to Section 3.7;

                (xix)  such Required Seller's FIRPTA Affidavit;

                (xx)   certificates of title for all vehicles listed on
     Schedule 2.1(o) acquired by the Buyer;
     ---------------

                (xxi) amounts due from each such Required Seller, if any, for the Estimated Adjustment pursuant to Section 2.6(d);

                (xxii) a certificate of good standing with respect to each such Required Seller, to the extent applicable (dated as of a recent date prior to the Initial Closing Date), issued by the appropriate Secretary of State for each such Required Seller;

                (xxiii) the assets of each such Required Seller's
     Decommissioning Fund in accordance with Section 5.10;

                (xxiv) an Agreement to Amend the Transmission Support Agreement, substantially in the form of Exhibit N hereto, duly executed by
                                             ---------
     PSNH and NEP;

                (xxv) an amendment to the Joint Ownership Agreement signed by each Seller substituting the Buyer for each of the Sellers, to be effective with respect to each such Seller as of the Initial Closing Date or the Subsequent Closing Date in which such Seller participates in form and substance satisfactory to the Buyer;

                (xxvi) evidence of substitution of the Buyer or its designee for NAESCO under each of the Managing Agent Operating Agreement and the Disbursing Agent Agreement; and

               (xxvii) such other agreements, consents, documents, instruments and writings as are reasonably required to be delivered by each such Required Seller at or prior to the Initial Closing Date pursuant to this Agreement or the Related Agreements or otherwise reasonably required in connection herewith or therewith, including all such other instruments of sale, transfer, conveyance, assignment or assumption as the Buyer or its counsel may reasonably request in connection with the sale and transfer of the Acquired Assets or the transactions contemplated hereby; provided,
                                                                  --------
     however, that this subsection (xxvii) shall not require such Required
     -------
     Seller to prepare or obtain any surveys relating to the Real Property.


          (b)  SUBSEQUENT CLOSING.  At each Subsequent Closing (unless otherwise
               ------------------
indicated), if appropriate, the Remaining Sellers participating in such Closing shall deliver the following to the Buyer, duly executed and properly acknowledged, relating to the Ownership Shares being sold, assigned or transferred at such Subsequent Closing:

               (i) with respect to the Remaining Sellers participating in a particular Subsequent Closing, Deeds for the Ownership Shares of the interests of each such Remaining Seller in the Jointly Owned Real Property being transferred at the Subsequent Closing substantially in the form of Exhibit A(ii) hereto, and any owner's affidavits or similar documents
     -------------
     required by the Title Company;

               (ii)    a Bill of Sale;

               (iii) if the Undivided Interest is transferred to the Buyer on the Subsequent Closing Date, in the case of UI, the Owner Trustee Deed and Bill of Sale, substantially in the form of Exhibit K hereto;
                                                    ---------

               (iv)    an Assignment and Assumption Agreement, if appropriate;

               (v) a Release of Mortgage Indenture, in such form and with such modifications as may be necessary to meet the requirements of such Remaining Seller's mortgage, if any;

               (vi) the consents, waivers or approvals and all other consents, waivers and approvals necessary for the transfer at such Closing of the Ownership Shares of each such Remaining Seller or the consummation of the transactions contemplated by this Agreement and the Related Agreements;

               (vii) a certificate from an authorized officer of each such Remaining Seller, dated the relevant Closing Date, to the effect that the conditions with respect to such Seller in its individual capacity set forth in Sections 6.1(a), 6.1(b), 6.1(d), 6.1(e), 6.1(f), 6.1(g), 6.1(i) and
     6.1(j) have been satisfied;

               (viii) a copy, certified by an authorized officer of each such Remaining Seller, of resolutions authorizing the execution and delivery of this Agreement and Related Agreements and instruments attached as exhibits hereto and thereto, and the consummation of the transactions contemplated hereby and thereby;

               (ix) a certificate of an authorized officer of each such Remaining Seller which shall identify by name and title and bear the signature of the officers of such Remaining Seller authorized to execute and deliver this Agreement and the Related Agreements and instruments attached as exhibits hereto and thereto;

               (x) an opinion or opinions from one or more internal or outside counsel to each such Remaining Seller (who shall be reasonably satisfactory to the Buyer), dated the relevant Closing Date and reasonably satisfactory in form to the Buyer and its counsel, covering matters relating to such Subsequent Closing substantially as set forth in
     Schedule 2.11(b)(x);
     -------------------

               (xi) the Title Commitments to be delivered by such Remaining Sellers pursuant to Section 3.7;

               (xii)   such Remaining Seller's FIRPTA Affidavit;

               (xiii) a certificate of good standing with respect to each such Remaining Seller, to the extent applicable (dated as of a recent date prior to such Closing Date), issued by the appropriate Secretary of State for each such Remaining Seller;

               (xiv)   the assets of each such Remaining Seller's
     Decommissioning Funds in accordance with Section 5.10; and

               (xv) such other agreements, consents, documents, instruments and writings as are reasonably required to be delivered by each such Remaining Seller at or prior to such Closing Date pursuant to this Agreement or Related Agreements or otherwise reasonably required in connection herewith or therewith, including all such other instruments of sale, transfer, conveyance, assignment or assumption as the Buyer or its counsel may reasonably request in connection with the sale and transfer of the Acquired Assets or the transactions contemplated hereby; provided, however, that this subsection (xv) shall not require such Seller to prepare or obtain any surveys relating to the Real Property.


     2.12.   DELIVERIES BY THE BUYER AT THE CLOSING DATE.
             -------------------------------------------

             (a) INITIAL CLOSING.  At the Initial Closing, if appropriate, the
                 ---------------
Buyer shall deliver to or at the direction of the Required Sellers duly executed and properly acknowledged, relating to the Ownership Shares being sold, assigned or transferred at such Closing:

                 (i) the Relevant Facility Purchase Price, the Relevant Fuel Purchase Price, the Relevant Unit 2 Purchase Price, the NAEC Real Property Purchase Price and amounts due from the Buyer, if any, for the Estimated Adjustment pursuant to Section 2.6(d);

                 (ii)   an Assignment and Assumption Agreement;

                 (iii)  the Asset Demarcation Agreement;

                 (iv)   the Interconnection Agreement;

                 (v)    an Interim Services Agreement;

                 (vi)   the Acceptable Guaranty;

                 (vii)  the Agreement to Amend Transmission Support Agreement;

                 (viii) evidence of the Buyer's membership in NEPOOL;

                 (ix) a certificate from an authorized officer of the Buyer, dated the Initial Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Sections 6.2(a), 6.2(b), 6.2(d), 6.2(e), 6.2(f), 6.2(g), 6.2(h), 6.2(i) and 6.2(l) have been satisfied;

                 (x) a copy, certified by an authorized officer of the Buyer, of resolutions authorizing the execution and delivery of this Agreement and the Related Agreements to which the Buyer is a party and instruments attached as exhibits hereto and thereto, and the consummation of the transactions contemplated hereby and thereby;

                 (xi) a certificate of an authorized officer of the Buyer which shall identify by name and title and bear the signature of the officers of the Buyer authorized to execute and deliver this Agreement and the Related Agreements to which the Buyer is a party and instruments attached as exhibits hereto and thereto;

                 (xii) a certificate of good standing with respect to the Buyer (dated as of a recent date prior to the Initial Closing Date) issued by the Secretary of State of the State of Delaware;

                 (xiii) a certificate of good standing with respect to the Buyer (dated as of a recent date prior to the Initial Closing Date) issued by the Secretary of State of the State of New Hampshire;

                 (xiv) an opinion or opinions from one or more counsel to the Buyer (who shall be reasonably satisfactory to the Required Sellers), dated the Initial Closing Date and reasonably satisfactory in form to the Sellers and their counsel, covering substantially the matters set forth in
     Schedule 2.12;
     -------------

                 (xv) such other agreements, consents, documents, instruments and writings as are reasonably required to be delivered by the Buyer at or prior to such Closing Date pursuant to this Agreement or the Related Agreements or otherwise reasonably required in connection herewith or therewith, including all such other instruments of assumption as the Seller Representatives or their counsel may reasonably request in connection with the purchase of the Acquired Assets or the transactions contemplated hereby; and

                 (xvi) to the extent no Seller Easements exist at the Initial Closing Date, an Easement Agreement executed by the Buyer with respect to the Ownership Shares it acquires at the Initial Closing.


          (b)  SUBSEQUENT CLOSING.  At each Subsequent Closing, if appropriate,
               ------------------
the Buyer shall deliver to or at the direction of each of the Remaining Sellers participating at such Closing, duly executed and properly acknowledged, relating to the Ownership Shares being sold, assigned or transferred at such Closing:

               (i) the Relevant Facility Purchase Price, the Relevant Fuel Purchase Price, the Relevant Unit 2 Purchase Price and amounts due from the Buyer, if any for the Estimated Adjustment pursuant to Section 2.6(d);

               (ii)    an Assignment and Assumption Agreement;

               (iii) a certificate from an authorized officer of the Buyer, dated such Closing Date, to the effect that the conditions set forth in Sections 6.2(a), 6.2(b), 6.2(d), 6.2(e), 6.2(f), 6.2(g), 6.2(h), 6.2(i)
     and 6.2(l) have been satisfied;

               (iv) a copy, certified by an authorized officer of the Buyer, of resolutions authorizing the execution and delivery of this Agreement and Related Agreements to which the Buyer is a party and instruments attached as exhibits hereto and thereto, and the consummation of the transactions contemplated hereby and thereby;

               (v) a certificate of an authorized officer of the Buyer which shall identify by name and title and bear the signature of the officers of the Buyer authorized to execute and deliver this Agreement and the Related Agreements to which the Buyer is a party and instruments attached as exhibits hereto and thereto;

               (vi) an opinion or opinions from one or more counsel to the Buyer (who shall be reasonably satisfactory to the Remaining Sellers), dated such Closing Date and reasonably satisfactory in form to the Remaining Sellers and their counsel, covering substantially the matters set forth in Schedule 2.12;
              -------------

               (vii) a certificate of good standing with respect to the Buyer (dated as of a recent date prior to such Closing Date) issued by the Secretary of State of Delaware;

               (viii) a certificate of good standing with respect to the Buyer (dated as of a recent date prior to such Closing Date) issued by the Secretary of State of New Hampshire;

               (ix) such other agreements, consents, documents, instruments and writings as are reasonably required to be delivered by the Buyer at or prior to such Closing Date pursuant to this Agreement or the Related Agreements or otherwise reasonably required in connection herewith or therewith, including all such other instruments of assumption as the Remaining Sellers or their counsel may reasonably request in connection with the purchase of the Acquired Assets or the transactions contemplated hereby; and

               (x)     to the extent the Buyer delivered the item specified i
     Section 2.12(a)(xvi) at the Initial Closing Date, an Easement Agreement executed by the Buyer with respect to the Ownership Shares it acquires at such Closing.

3.  REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF EACH SELLER.  Except as
    ----------------------------------------------------------
specifically provided in Section 3.7(a) with respect to the NAEC Real Property, each of the Sellers, severally as to those representations and warranties involving such Seller only and severally in accordance with its Proportionate Ownership set forth in Schedule 3.1(i), which, in the case of UI, shall include
                       ---------------
the Undivided Interest, as to all other representations and warranties, hereby represents and warrants to the Buyer (all such representations and warranties other than those in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7(b), 3.7(c), 3.8,
3.9, 3.10, 3.17 and 3.23, are being made to the Knowledge of such Seller) and, in addition thereto, NAESCO, hereby represents and warrants to the Buyer (such representations and warranties other than those in Sections 3.7(b), 3.7(c), 3.10, 3.17 and 3.23 are being made to the Knowledge of NAESCO and shall exclude Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7(a)) as follows:


     3.1.  ORGANIZATION.  Such Seller is duly organized, validly existing and
           ------------
in good standing under the Laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted. Copies of the charter and by-laws of such Seller, each as amended to date, have been heretofore made available to the Buyer and are accurate and complete. To the extent such Seller is not a New Hampshire entity, such Seller is qualified to do business in New Hampshire. If such Seller is listed on Schedule 3.1(ii), such
                                                       ----------------
Seller is organized by or under the Order of a Governmental Authority.


     3.2.  AUTHORIZATION, EXECUTION AND ENFORCEABILITY OF TRANSACTIONS.  Such
           -----------------------------------------------------------
Seller has the full power and authority to execute and deliver this Agreement and the Related Agreements and, subject to receipt of its Seller Regulatory Approvals, to perform its obligations hereunder and thereunder. Except as described in Schedule 3.2, all necessary actions or proceedings to be taken by
              ------------
or on the part of such Seller to authorize and permit the due execution and valid delivery by such Seller of this Agreement and the Related Agreements and the instruments required to be duly executed and validly delivered by such Seller pursuant hereto and thereto, the performance by such Seller of its obligations hereunder and thereunder, and the consummation by such Seller of the transactions contemplated herein and therein, have been duly and properly taken. This Agreement has been duly executed and validly delivered by such Seller, and assuming due execution and delivery by the Buyer and the other Sellers and receipt of all Seller Regulatory

Approvals, constitutes the valid and legally binding obligation of such Seller, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, moratorium and other Laws affecting the rights of creditors generally and the application of general principles of equity (regardless of whether such enforceability is sought in equity or at law). When each Related Agreement has been executed and validly delivered by the Buyer and such Seller and each other party thereto, and assuming due execution and delivery by the Buyer and the other Sellers and each other party thereto and receipt of all Seller Regulatory Approvals, such Related Agreement constitutes a valid and legally binding obligation of such Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other Laws affecting the rights of creditors generally and the application of general principles of equity (regardless of whether such enforceability is sought in equity or at law). Such Seller acknowledges the receipt and sufficiency of consideration with respect to this Agreement and each of the Related Agreements.


     3.3.  NONCONTRAVENTION.  Subject to such Seller obtaining its Seller
           ----------------
Regulatory Approvals, neither the execution and delivery by such Seller of this Agreement or any of the Related Agreements, nor the consummation of the transactions contemplated hereby and thereby will (i) violate any Law to which such Seller or any of its property is subject or any provision of the charter or by-laws of such Seller, or (ii) conflict with, result in a breach or forfeiture of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, revoke, suspend or cancel, or require any notice under any agreement, contract, lease, Permit, license, instrument, or other arrangement to which such Seller is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of the Acquired Assets), except for matters that, (x) in the aggregate, would not be likely to have a Material Adverse Effect on such Seller or its ability to perform its obligations under this Agreement and the Related Agreements or for which a consent or waiver shall have been obtained, (y) are disclosed on Schedule 3.3, or (z) arise in relation to any non-assigned rights
             ------------
under Permits, Material Contracts, Leases or Other Assigned Contracts or other agreements or matters which have been expressly disclosed to the Buyer.


     3.4.  CONSENTS AND APPROVALS.  Except for Seller Regulatory Approvals, no
           ----------------------
declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for the execution and delivery of this Agreement or the Related Agreements by such Seller, or the consummation of the transactions contemplated hereby or thereby.


     3.5.  REGULATION AS A UTILITY.  To the extent described in Schedule 3.5(i),
           -----------------------
such Seller is a public service company or an electric company or other similar entity subject to regulation by a Governmental Authority, as specified in
Schedule 3.5(i). To the extent described in Schedule 3.5(ii), such Seller is an
---------------                             ----------------
"electric utility company" and a "subsidiary company" of a "holding company" which is registered or exempt from registration under the Public Utility Holding Company Act of 1935, as amended. To the extent described in Schedule 3.5(iii)
                                                            ----------------
such Seller is an "electric utility" subject to regulation by FERC under the Federal Power Act, as amended, and is a power reactor licensee and materials licensee subject to regulation by the NRC under the

Atomic Energy Act (as suchc terms are defined therein). The 345 kV Substation conveyed with the Facility is an interconnecting transmission facility, necessary to effect wholesale sales of electricity from the Facility, and any other use of the 345 kV Substation is incidental thereto. Except as otherwise provided in Schedule 3.5(iv), the sale of the Ownership Shares to the Buyer
            ----------------
pursuant to this Agreement shall constitute a transfer of substantially all of the properties or all of the generating facilities of such Seller within the meaning of Paragraph 23.1 of the Joint Ownership Agreement.


     3.6.  BROKERS' FEES.  Such Seller has no Liability or obligation to pay any
           -------------
fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.


     3.7.  TITLE TO ACQUIRED ASSETS.
           ------------------------

          (a) NAEC hereby represents and warrants to Buyer that, except for Permitted Encumbrances, NAEC holds good and marketable title to its interest in the NAEC Real Property to the extent, and only to the extent, specified in the title insurance commitments attached hereto as in Schedule 3.7(i) (the "Title
                                                  ---------------
Commitments").


          (b) Except for Permitted Encumbrances, such Seller holds good and marketable title to its tenant-in-common interest (as set forth on Schedule 1(a)
                                                                   -------------
hereto) in the Jointly Owned Real Property to the extent, and only to the extent, specified in the Title Commitments.


          (c)  Except as set forth in Schedule 3.7(i) and except for Permitted
                                      ---------------
Encumbrances, such Seller has good and valid title to, or a valid leasehold interest in, or license for its tenant-in-common interest in the Acquired Assets other than the Jointly Owned Real Property free and clear of all Liens. Such Seller owns a tenant-in-common interest in the Acquired Assets, other than the NAEC Real Property, in a percentage equal to its Ownership Share as set forth in
Schedule 1(a), or, in the case of the Undivided Interest,  UI holds a leasehold
-------------
interest. There are no Permitted Encumbrances arising out of any Tax or other charges due from such Seller or NAESCO as assessed by any Governmental Authority past due on the date the representation is given, except for those items, if any, as to which such Seller will indemnify the Buyer pursuant to Section 9.3.


     3.8.  QUALIFIED DECOMMISSIONING FUNDS.  With respect to each Seller other
           -------------------------------
than a Seller organized by or under the Order of a Governmental Authority:


          (a) (i) The Qualified Decommissioning Fund of such Seller is a trust, validly existing under the Laws of the State of New Hampshire with all requisite authority to conduct its affairs as it now does; (ii) the Qualified Decommissioning Fund of such Seller satisfies the requirements necessary for each such Qualified Decommissioning Fund to be treated as a "Nuclear Decommissioning Reserve Fund" within the meaning of
Section 468A(a) of the Code and as a "nuclear decommissioning fund" and a "qualified nuclear decommissioning fund" within the meaning of Treas. Reg. paragraph 1.468A-1(b)(3); (iii) each such Qualified Decommissioning Fund is in compliance in all material respects withall applicable rules and regulations of any Governmental Authority having jurisdiction (including, without limitation, the NRC, the NHPUC, the NDFC, the DPUC, the FERC, the MDTE, the RIPUC, the VTPSB and the IRS), and the Qualified Decommissioning Fund of such Seller has not engaged in any material acts of "self-dealing" as defined in Treas. Reg. parargraph 1.468A-5(b)(2); (iv) no "excess contribution," as defined in Treas. Reg. parargraph 1.468A-5(c)(2)(ii), has been made to the Qualified Decommissioning Fund of such Seller which has not been withdrawn within the period provided under Treas. Reg. parargraph 1.468A-5(c)(2)(i); and (v) such Seller has made timely and valid elections to make annual contributions to its Qualified Decommissioning Fund since the first taxable year after establishment of such fund and has heretofore made available copies of such elections to the Buyer. Such Seller has heretofore made available to the Buyer a copy of its Decommissioning Trust Agreement as in effect on the Effective Date.


          (b) Subject only to Seller Regulatory Approvals and approval by the NDFC of Buyer's Funding Assurance pursuant to RSA 162-F, such Seller and the Trustee have or shall have prior to the Initial Closing Date or Subsequent Closing Date, as the case may be, all requisite right, power and authority to cause the assets of each Qualified Decommissioning Fund to be transferred to the Buyer's Qualified Decommissioning Fund in accordance with the provisions of this Agreement.


          (c) (i) Such Seller and/or the Trustee of the Qualified Decommissioning Funds has/have filed or caused to be filed with the NRC, the IRS and all other applicable Governmental Authorities all material forms, statements, reports, documents (including all exhibits, amendments and supplements thereto) required to be filed by such entities; and (ii) there are no interim rate orders that may be retroactively adjusted or retroactive adjustments to interim rate orders that may affect amounts to be contributed by the Buyer to the Qualified Decommissioning Funds or to be distributed from the Qualified Decommissioning Funds to the Buyer's Qualified Decommissioning Fund. Such Seller has made available to the Buyer a copy of the schedules o of ruling amounts (the "IRS Ruling Amounts") most recently issued by the IRS for the Qualified Decommissioning Fund, a copy of the requests that were filed to o btain such IRS Ruling Amounts and a copy of any pending request for revised IRS Ruling Amounts, in each case together with all exhibits, amendments and supplements thereto. Any excess amounts contributed to the Qualified Decommissioning Fund while such request(s) is/are pending before the IRS which exceed the applicable amounts provided in the IRS Ruling Amounts issued by the IRS will be withdrawn by such Seller from the Qualified Decommissioning Fund within the period provided under Treas. Reg. ss. 1.468A-5(c)(2)(i), subject to the approval by the Office of the State Treasurer of New Hampshire of such withdrawal, as applicable.


          (d) Such Seller has made available to the Buyer a statement of assets and liabilities verified by the Trustee for its Qualified Decommissioning Fund as of February 28,

2002, and such statement of assets and liabilities will be verified by such Trustee as of the second Business Day before the Closing Date on which such Seller transfers its Ownership Share, which statement of assets and liabilities presents fairly as of February 28, 2002, and will present as of the second Business Day prior to the Closing Date on which such Seller transfers its Ownership Share, the financial position of each Qualified Decommissioning
Fund. Each Seller will make available to Buyer information from which Buyer can determine the Tax Basis of all assets in such Seller's Qualified Decommissioning Fund as of the second Business Day prior to the Closing Date on which such Seller transfers its Ownership Share. There are no Liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), including, but not limited to, any acts of "self-dealing" as defined in Treas. Reg. parargraph 1.468A-5(b)(2) or agency or other legal proceedings that may materially affect the financial position of the Qualified Decommissioning Funds other than those, if any, that are disclosed on Schedule 3.8.
                                                ------------

          (e) Such Seller has made available to the Buyer copies of all contracts and agreements to which the Trustee of the Qualified Decommissioning Fund, in its capacity as such, is a party.


          (f) Such Seller's Qualified Decommissioning Fund has filed all Tax Returns required to be filed and all material Taxes shown to be due on such Tax Returns have been paid in full. Except as shown in Schedule 3.8, no notice of
                                                    ------------
deficiency or assessment has been received from any taxing authority with respect to liability for Taxes of any such Seller's Qualified Decommissioning Fund which have not been fully paid or Finally settled, and any such deficiency shown in such Schedule 3.8 is being contested in good faith through appropriate
              ------------
proceedings.  Except as set forth in Schedule 3.8, there are no outstanding
                                     ------------
agreements or waivers extending the applicable statutory periods of limitations for Taxes associated with the Qualified Decommissioning Funds for any period.


          (g) To the extent such Seller has pooled the assets of the Qualified Decommissioning Fund with those of any other assets for investment purposes in periods prior to Closing, such pooling arrangement is not taxable as a corporation for federal income tax purposes.

     3.9.  NONQUALIFIED DECOMMISSIONING FUNDS.
           ----------------------------------


          (a) The Nonqualified Decommissioning Fund of such Seller is a trust validly existing under the Laws of the State of New Hampshire with all requisite authority to conduct its affairs as it now does. The Nonqualified Decommissioning Fund of such Seller is in compliance in all material respects with applicable rules and regulations of any Governmental Authority having jurisdiction (including, without limitation, the NRC, the NDFC, the NHPUC, the DPUC, the FERC, the MDTE, the RIPUC, the VTPSB and the IRS).


          (b) Subject only to Seller Regulatory Approvals and approval by the NDFC of Buyer's funding assurance pursuant to RSA 162-F, such Seller and the Trustee have or shall have prior to the Initial Closing Date or Subsequent Closing Date, as the case may be, all requisite right, power and authority to cause the assets of each Nonqualified Decommissioning Fund to be transferred to the Buyer's Nonqualified Decommissioning Fund in accordance with the provisions of this Agreement.


          (c) Such Seller and the Trustee of the Nonqualified Decommissioning Fund have filed or caused to be filed with the NRC and any state or local governmental authority all material forms, statements, reports, documents (including all exhibits, amendments and supplements thereto) required to be filed by any of them.


          (d) Such Seller has made available to the Buyer a statement of assets and liabilities verified by the Trustee for its Nonqualified Decommissioning Fund as of February 28, 2002, and such statement of assets and liabilities will be verified by such Trustee as of the second Business Day before the Closing Date on which such Seller transfers its Ownership Share, which statement of assets and liabilities presents fairly as of February 28, 2002, and will present as of the second Business Day before the Closing Date on which such Seller transfers its Ownership Share, the financial position of each Nonqualified Decommissioning Fund. There are no Liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) including, but not limited to, agency, administrative or other legal proceedings, that may materially affect the financial position of the Nonqualified Decommissioning Fund other than those, if any, that are disclosed on Schedule 3.9.
                                                     ------------

          (e) Such Seller has made available to the Buyer all contracts and agreements to which the Trustee of the Nonqualified Decommissioning Fund, in its capacity as such, is a party.


          (f) To the extent such Seller has pooled the assets of the Nonqualified Decommissioning Fund with any other assets for investment purposes in periods ending on or prior to the Closing Date on which such Seller transfers its Ownership Share, such pooling arrangement is not taxable as a corporation for federal income tax purposes.

     3.10.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since December 31, 2001,
            ------------------------------------
except as set forth in Schedule 3.10, there has not occurred (i) any Material
                       -------------
Adverse Effect with respect to such Seller or (ii) any Plant Material Adverse Effect.


     3.11.  LEGAL AND OTHER COMPLIANCE.  Such Seller has not received any
            --------------------------
written notice from any Governmental Authority that such Seller is not in compliance with all Laws (other than Environmental Laws) applicable to the Acquired Assets or the Assumed Liabilities other than as disclosed in
Schedule 3.11(i) and such Seller is not in violation of such Laws, except for
----------------
any violations that, in the aggregate, would not be likely to have a Plant Material Adverse Effect. All Permits necessary for the ownership and operation of the Acquired Assets as presently owned and operated have been obtained. Except as described in Schedule 3.11(iii), all reports and returns required to
                       ------------------
be filed in connection with the Acquired Assets with the NRC and other Governmental Authorities have been filed and all Permits which are required in connection with the business of owning and/or operating the Acquired Assets have been obtained, other than those that the failure to file and obtain would not be likely to have a Plant Material Adverse Effect. Except as set forth on
Schedule 3.11(ii), (i) all of such Permits are in full force and effect and no
-----------------
proceedings for the suspension or cancellation of any of them is pending or threatened and (ii) no notice of violation of any of such Permits has been received, except for notices of violation which would not, individually or in the aggregate, be likely to have a Plant Material Adverse Effect. All Permits are being complied with, except for violations which would not, individually or in the aggregate, be likely to have a Plant Material Adverse Effect.
Schedule 2.1(f) sets forth all Transferable Permits and Schedule 3.11(ii) sets
--------------                                          ----------------
forth all other Permits applicable to the Acquired Assets. No Governmental Authority has taken any action (including NRC rules, regulations, orders or confirmatory action letters) that would prevent the Facility from operating at its full licensed thermal power at or after the Initial Closing Date and there has been no noncompliance with applicable Laws or NRC Commitments that would prevent the Facility from operating at its full-rated capacity at or after the Initial Closing Date. The Facility is in compliance with the Emergency Operation Criteria, adopted by the Northeast Power Coordinating Council ("NPCC"), as revised through January 1999, as set forth in NPCC Document A-3. All Revenue Meters (as such term is defined in the Interconnection Agreement) have been maintained in accordance with applicable ISO-NE and NEPOOL requirements.


     3.12.  TAXES.  All Tax Returns of such Seller required to be filed
            -----
regarding the ownership or operation of the Acquired Assets have been filed, and all Taxes due as indicated thereon have been paid, except where such Taxes are being contested in good faith by appropriate proceedings, or where the failure to file or pay, in either case, would not be likely to have a Plant Material Adverse Effect. There is no unpaid Tax on such Seller's ownership, operation or use of the Acquired Assets for which the Buyer could reasonably be expected to become liable. There is no material dispute or claim concerning any Tax claimed or raised by any Governmental Authority with respect to the Acquired Assets.

     3.13. CONTRACTS AND LEASES.
           --------------------

           (a) Except (i) as listed in Schedules 2.1(c), 2.1(e), 2.1(g),
                                       ----------------  ------  ------
2.1(n)(ii) or 2.1(s) or any other Schedule, (ii) for contracts, agreements,
----------    ------
personal property leases, commitments, understandings or instruments which will be fully performed or terminated on or prior to the Initial Closing Date, (iii) for agreements with suppliers entered into in the ordinary course of business that may be assumed by and assigned to the Buyer in the absence of a Third Party consent thereto and (iv) the Other Assigned Contracts and Non-Assigned Contracts, there is no written contract, agreement, personal property lease, commitment, understanding or instrument which (x) is material to the ownership or operation of the Acquired Assets or (y) provides for the sale of any amount of capacity or energy from any of the Acquired Assets (whether or not entered into in the ordinary course of business). The schedule of Leases attached as
Schedule 2.1(e) (the "Lease Schedule") contains a description of all Leases now
---------------
in effect, whether written or oral, including all amendments, extensions, modifications and supplements thereto.


          (b) Each of the Material Contracts, Emergency Preparedness Agreements, Leases and Other Assigned Contracts constitutes a valid and binding obligation of the parties thereto and is in full force and effect.


          (c) All of the material provisions of each Material Contract (other than the default of DOE under the DOE Standard Contract), Lease, Emergency Preparedness Agreement and Other Assigned Contract have been complied with by such Seller and there does not exist any event of default under any such Material Contract (other than the default of DOE under the DOE Standard Contract), Lease, Emergency Preparedness Agreement and Other Assigned Contract on the part of any party thereto, or any event which after notice or lapse of time or both, could constitute an event of default under any such Material Contract, Lease, Emergency Preparedness Agreement and Other Assigned Contract, for such non-compliance or default as would not, individually or in the aggregate, be likely to have a Plant Material Adverse Effect. Except as disclosed in Schedule 3.15, there is no action, suit, proceeding or
             -------------
investigation pending or threatened before any court or before any Governmental Authority for the renegotiation of or any other adjustment of any such Material Contract, Lease, Emergency Preparedness Agreement or Other Assigned Contract (except for such matters as would not, individually or in the aggregate, be likely to have a Plant Material Adverse Effect).


          (d) None of the Non-Assigned Contracts (except to the extent permitted by Section 5.2(b)(vi)) is material to the ownership or operation of the Acquired Assets or, except as specified on Schedule 3.13(d), provide for the sale of any
                                  ----------------
amount of capacity or energy from any of the Acquired Assets.


          (e) Other than as set forth in the Joint Ownership Agreement or otherwise disclosed in Schedule 3.13(e), there are (A) no restrictions on the
                       ----------------
transfer of such Seller's interests in the Facility (other than Buyer Regulatory Approvals and Seller Regulatory Approvals) and (B) no options or other rights to acquire such Seller's interests in the Acquired

Assets.  Except as provided on Schedule 3.13(e), neither the execution of this
                               ----------------
Agreement nor the sale of the Acquired Assets to the Buyer will entitle any Person to exercise any purchase options, rights of first refusal, or similar rights with respect to the Acquired Assets or the interests therein to be purchased by the Buyer under this Agreement. Such Seller has or, in the case of any Seller specified on Schedule 3.5(iv), will have complied with the right of
                        ----------------
first refusal provisions in Paragraph 23 of the Joint Ownership Agreement.


     3.14.  INSURANCE.  Except as set forth in Schedule 3.14, all material
            ---------                          -------------
policies of nuclear property damage, Nuclear Liability, public liability, workers' compensation and other forms of insurance owned or held by such Seller or its Affiliates and insuring the Acquired Assets or any Assumed Liabilities are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retrospective premiums which may be payable with respect to Nuclear Liability, nuclear property damage, public liability, workers' compensation insurance and other similar insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation. Except as described in Schedule 3.14, as of the date of
                                             -------------
this Agreement, such Seller has not been refused any insurance with respect to the Acquired Assets nor has the coverage of such insurance been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last twelve months.


     3.15.  LITIGATION.  Except as set forth on Schedule 3.15, (i) there are no
            ----------                          -------------
claims, actions, proceedings or investigations pending or threatened before any court, arbitrator or Governmental Authority which, individually or in the aggregate, would be likely to have a Plant Material Adverse Effect or that question the validity of this Agreement or the Related Agreements or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or the Related Agreements and which, individually or in the aggregate, would be likely to have a Plant Material Adverse Effect; (ii) such Seller is not subject to any outstanding judgment, rule, order, citation, fine, penalty, writ, injunction or decree of any court, arbitrator or Governmental Authority which, individually or in the aggregate, would be likely to have a Plant Material Adverse Effect; and (iii) such Seller has not received any written notification that it is in violation of any Laws or Permits with respect to the Acquired Assets or Assumed Liabilities, except for notifications of violations which would not, individually or in the aggregate, be likely to have a Plant Material Adverse Effect. A petition filed or pending under 10 C.F.R.
Section 2.206 or Section 2.802, or any claim for review of any action thereon, or a notification filed under 10 C.F.R. Part 21, all of which in the case of 10 C.F.R. Section 2.206 filings and notifications under 10 C.F.R. Part 21 are listed on Schedule 3.15, shall not be considered to be within the scope of this
          -------------
representation.


     3.16.  EMPLOYEES.  Schedule 3.16 contains a list of all collective
            ---------   -------------
bargaining agreements which relate to employees at the Facility where employment relates primarily to the Acquired Assets (the "Collective Bargaining Agreements"), true and correct copies of which have heretofore been made available to the Buyer. Schedule 5.7(a) contains a true and complete list of
                         ---------------
the Represented Plant Employees as of April 10, 2002; Schedule 5.7(b)(i)
                                                      ------------------
contains a true and
complete list of the Non-Represented Plant Employees as of April 10, 2002. Except as described in Schedule 3.16: (i) there has been no work stoppage due to
                       -------------
labor disagreements experienced at the Facility in the past five (5) years; (ii) all applicable Laws respecting employment and employment practices, terms and conditions of employment (including, without limitation, Employee Benefit Plans) and wages and hours relating to the Plant Employees have been complied with in all material respects; (iii) no written notice has been received from any Governmental Authority of any unfair labor practice charge or complaint against such Seller or its Affiliates pending or threatened before the National Labor Relations Board or any other Governmental Authority with respect to such Plant Employees; (iv) no arbitration proceeding arising out of or under any Collective Bargaining Agreement with respect to the Acquired Assets other than proceedings arising in connection with individual employee grievance procedures, is pending against such Seller or its Affiliates and (v) there is n labor strike, slowdown or stoppage actually pending or threatened by any authorized representative of any union or other representative of employees of such Seller or its Affiliates related to the Acquired Assets against or affecting such Seller or its Affiliates.


     3.17.  ENVIRONMENTAL MATTERS.  Except as disclosed in Schedule 3.17 and/or
            ---------------------                          -------------
the environmental audits or assessments referred to in the last sentence of this
Section 3.17, (i) there does not exist any violation of any Environmental Laws applicable to the Acquired Assets, the violation of which would be likely to have a Plant Material Adverse Effect, (ii) neither such Seller nor its Affiliates have transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Substance from the Facility to or at any off-Site location that is an Environmental Clean-Up Site; (iii) the Site is not an Environmental Clean-Up Site; (iv) no Releases of Hazardous Substances have occurred at, from, on or under the Site; (v) to the Knowledge of such Seller and NAESCO, no Hazardous Substances are present on or migrating from the Site that are reasonably likely to give rise to a material Environmental Claim;
(vi) there are no Environmental Claims pending or, to the Knowledge of such Seller and NAESCO, threatened against such Seller with respect to the Acquired Assets; and (vii) there are no other facts or circumstances of which such Seller has Knowledge that are reasonably likely to form the basis for an Environmental Claim against such Seller with respect to the Acquired Assets. Except as disclosed in Schedule 3.17, there are no underground storage tanks, active or
             -------------
abandoned or polychlorinated-biphenyl containing equipment located on the Site. All environmental audits or assessments regarding the Site conducted on or after January 1, 1996 by, or on behalf of, or which are in the possession of such Seller or its Affiliates, have been provided to the Buyer prior to execution of this Agreement and all environmental audits or assessments regarding the Site conducted prior to such date by, on behalf of, or which are in the possession of such Seller or its Affiliates have also been provided to the Buyer prior to execution of this Agreement.


     3.18.  CONDEMNATION.  Except as set forth on Schedule 3.18, such Seller has
            ------------                          -------------
received no written notice from any Governmental Authority of any pending proceeding to condemn or take by power of eminent domain or otherwise, by any Governmental Authority, all or any part of the Acquired Assets, which would be likely to have a Plant Material Adverse Effect.

     3.19.  INTELLECTUAL PROPERTY.  Except as set forth in Schedule 3.19, one or
            ---------------------                          -------------
more of the Sellers or their Affiliates has ownership of, or license to use, all of the Intellectual Property reasonably necessary for the operation of the Acquired Assets and the rights of such Seller or its Affiliate in such (i) Owned Intellectual Property relating to the Acquired Assets are freely transferable and (ii) Licensed Intellectual Property relating to the Acquired Assets are freely assignable. Except as set forth in Schedule 3.19, such Seller has not
                                          -------------
received written notice of any claims or demands of any other Person pertaining to any such Intellectual Property and no proceedings have been instituted, or are pending or threatened, which challenge the rights of such Seller in respect thereof. All licenses or other agreements under which the Sellers have granted rights to Third Parties in Owned Intellectual Property are listed on Schedule
                                                                     --------
3.19. Except as set forth in Schedule 3.19, all of such licenses or other
----                         -------------
agreements are in full force and effect, there is no material default by any party thereto, and all of such Seller's rights thereunder are freely assignable. The business and activities of such Seller related primarily to the Facility do not infringe any Intellectual Property of any other Person. Such Seller is not making unauthorized use of any confidential information or trade secrets of any Person, including without limitation any former employer of any past or present employee of such Seller.


     3.20.  ACCOUNTING METHODS.  Since December 31, 2001, accounting methods and
            ------------------
practices, credit practices and collection policies relating to the Facility have not materially changed. During the three-year period ending December 31, 2001, all books and records relating to the Facility have been kept in conformity with the Joint Ownership Agreement and the Managing Agent Operating Agreement, using consistently applied methodology and principles of preparation, and with all applicable requirements of Governmental Authorities.


     3.21.  COMPLETE COPIES.  Except as specified in Schedule 3.21, true,
            ---------------                          -------------
complete and unredacted copies of the Material Contracts, the Emergency Preparedness Agreements, the Transferable Permits, the Title Commitment, the Leases, NRC Commitments and the Other Assigned Contracts have been provided to the Buyer.


     3.22.  OPERABILITY.  The Acquired Assets constitute all of the material
            -----------
assets necessary for the operation of the Facility in the manner in which it has been operated during the 12-month period prior to the Effective Date, and, except as disclosed in Schedule 3.22, said Acquired Assets are currently in a
                       -------------
condition sufficient to operate the Facility at full licensed thermal power operation.


     3.23.  EMPLOYEE BENEFIT PROGRAMS.  Schedule 5.7(d) lists, as of the
            -------------------------   ---------------
Effective Date, all Employee Benefit Plans established, sponsored, maintained or contributed to (or to which there is an obligation to contribute) in respect of the Plant Employees. Accurate and complete copies of all such Employee Benefit Plans (excluding Multiemployer Plans) have been made available to the Buyer. Except as disclosed in Schedule 5.7(d) with respect to the Acquired Assets
                       ---------------
Employees, there is no obligation to contribute to, any Multiemployer Plan with respect to Plant Employees. No liability under Title IV or Section 302 of ERISA or Section 412 of the Code has been incurred with respect to the Acquired Assets Employees that has not been satisfied in full, other than liability for premiums due the Pension Benefit Guaranty Corporation, which premiums have been paid to the extent due on or prior to the Effective Date.


     3.24.  ZONING.  The Real Property is currently zoned in zoning categories
            ------
which permit the operation of the Facility as operated as of the Effective Date Such Seller has not requested, applied for, or given its consent to, any pending zoning variance or change with respect to the zoning of the Real Property. There exist no outstanding covenants or agreements in connection with the zoning of the Real Property or any portion thereof which would bind or require Buyer to perform any actions or pay any monies in connection therewith.


     3.25.  REAL PROPERTY; PLANT AND EQUIPMENT.  Schedule 2.1(c) contains a
            ----------------------------------   ---------------
complete description of the major equipment components and personal property comprising the Acquired Assets. Except for the exceptions listed in
Schedule 3.25, the Acquired Assets conform in all respects to the Technical
-------------
Specifications and the Final Safety Analysis Report (FSAR) and are being operated in all respects in conformance with all applicable requirements under Nuclear Laws, and the rules, regulations, orders and licenses issued thereunder, except for such non-conformance thereof which, individually or in the aggregate, would not be likely to have a Plant Material Adverse Effect.


     3.26.  DISCLAIMERS REGARDING ACQUIRED ASSETS.  EXCEPT FOR ANY
            -------------------------------------
REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, THE RELATED AGREEMENTS OR ANY CERTIFICATES, EXHIBITS OR SCHEDULES HERETO AND THERETO, (A) THE ACQUIRED ASSETS ARE SOLD "AS IS, WHERE IS AND WITH ALL FAULTS,"
(B) THE SELLERS AND NAESCO EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF THE FACILITY, TITLE, CONDITION, VALUE OR QUALITY OF THE ACQUIRED ASSETS OR ANY PART THEREOF OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE ACQUIRED ASSETS, (C) THE SELLERS AND NAESCO SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS
FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ACQUIRED ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, AND (D) THE SELLERS AND NAESCO MAKE NO FURTHER REPRESENTATION OR WARRANTY WITH RESPECT TO COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR WHETHER THE SELLERS POSSESS SUFFICIENT REAL PROPERTY OR PERSONAL PROPERTY TO OPERATE THE ACQUIRED ASSETS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY RELATED AGREEMENT, THE SELLERS AND NAESCO FURTHER SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY RELATED AGREEMENT,

THE SELLERS AND NAESCO EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE SUITABILITY OF THE FACILITY FOR OPERATION AS A POWER PLANT. NO OTHER MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS MADE BY THE SELLERS OR ANY REPRESENTATIVE, OR BY ANY BROKER OR INVESTMENT BANKER, INCLUDING WITHOUT LIMITATION ANY INFORMATION OR MATERIAL CONTAINED IN ANY OFFERING MEMORANDUM OR REQUEST FOR BIDS AND ANY ORAL, WRITTEN OR ELECTRONIC RESPONSE TO ANY INFORMATION REQUEST PROVIDED TO THE BUYER, WILL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE OR QUALITY OF THE ACQUIRED ASSETS OR ANY PART THEREOF.

    THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES HERETO AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND
NEGATION OF ANY REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED OR STATUTORY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, THE RELATED AGREEMENTS OR ANY CERTIFICATE, EXHIBITS OR SCHEDULES HERETO AND THERETO THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT. The disclaimers contained in this section are "conspicuous" disclaimers. Any covenants implied by law or by the use of the words "contribute," "grant," "convey," "assign," "transfer," or "deliver," or any other words used in this Agreement are hereby expressly excluded, disclaimed, waived and negated.

4.  REPRESENTATIONS AND WARRANTIES OF THE BUYER.  The Buyer represents and
    -------------------------------------------
warrants to the Sellers as follows:

     4.1.  ORGANIZATION OF THE BUYER.  The Buyer is a limited liability company,
           -------------------------
duly organized, validly existing and in good standing under the Laws of the State of Delaware. Copies of the certificate of formation and operating agreement of the Buyer, as amended to date, have been heretofore made available to the Sellers and are accurate and complete. The Buyer is, or on the Initial Closing Date will be, qualified to conduct business in the State of New Hampshire.


     4.2.  AUTHORITY, EXECUTION AND ENFORCEABILITY OF TRANSACTIONS.  The Buyer
           -------------------------------------------------------
has the power and authority to execute and deliver this Agreement and the Related Agreements and, subject only to receipt of all Buyer Regulatory Approvals, to perform its obligations hereunder and thereunder. All actions or proceedings to be taken by or on the part of the Buyer to authorize and permit the due execution and valid delivery by the Buyer of this Agreement, the Related Agreements and the instruments required to be duly executed and validly delivered by Buyer pursuant hereto and thereto, the performance by the Buyer of its obligations hereunder and thereunder, and the consummation by the Buyer of the transactions contemplated herein and therein, have been duly and properly taken (and true and valid evidence thereof has been provided to Sellers). This Agreement has been duly executed and validly delivered by the

Buyer, and assuming due execution and delivery by the Sellers, constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, moratorium and other Laws affecting the rights of creditors generally and the application of general principles of equity (regardless of whether such enforceability is sought in equity or at law). When each Related Agreement has been executed and validly delivered by the Buyer and the Sellers and each other party thereto, such Related Agreement will constitute a valid and legally binding obligation of the Buyer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other Laws affecting the rights of creditors generally and the application of general principles of equity (regardless of whether such enforceability is sought in equity or at law). The Buyer acknowledges receipt and sufficiency of consideration in regard to this Agreement and each of the Related Agreements.


     4.3.  NONCONTRAVENTION.  Subject to the Buyer's obtaining its Buyer
           ----------------
Regulatory Approvals, neither the execution and delivery of this Agreement or any of the Related Agreements, nor the consummation of the transactions contemplated hereby and thereby, will (a) violate any Law to which the Buyer is subject or any provision of its organizational documents or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, Permit, license, instrument, or other arrangement to which Buyer is bound or to which any of its assets is subject, except for matters that would not be likely to have a Material Adverse Effect on Buyer or its ability to perform its obligations under this Agreement and the Related Agreements or that are disclosed on Schedule 4.3.
                                                                   ------------


     4.4.  CONSENTS AND APPROVALS.  Except for Buyer Regulatory Approvals, no
           ----------------------
declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for the execution and delivery of this Agreement or the Related Agreements by the Buyer, or the consummation of the transactions contemplated hereby or thereby by the Buyer.


     4.5.  BROKERS' FEES.  The Buyer has no Liability or obligation to pay any
           -------------
fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.


     4.6.  LITIGATION.  There are no claims, actions, proceedings or
           ----------
investigations pending or, to the Buyer's Knowledge, threatened before any Governmental Authority which, individually or in the aggregate, would be likely to have a Material Adverse Effect on Buyer's ability to perform its obligations under this Agreement and the Related Agreements or that question the validity of this Agreement or the Related Agreements or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or the Related Agreements and which, individually or in the aggregate would be likely to have a Material Adverse Effect on Buyer's ability to perform its obligations under this Agreement and the Related Agreements. The Buyer is not subject to any outstanding judgment, rule, order, citation, fine, penalty, writ, injunction or decree of any court or Governmental Authority which, individually or in the aggregate, would be likely to have a Material Adverse Effect on Buyer's ability to perform its obligations under this Agreement and the Related Agreements, and the Buyer has not received any written notification that it is in violation of any Laws or Permits with respect to its assets, except for notifications which would not, individually or in the aggregate, be likely to have a Material Adverse Effect on Buyer's ability to perform its obligations under this Agreement and the Related Agreements. A petition filed or pending under 10 C.F.R. Section 2.206 or
Section 2.802, or any claim for review of any action thereon, or a notification filed under 10 C.F.R. Part 21, shall not be considered to be within the scope of this representation.


     4.7.  NO KNOWLEDGE OF BREACH.  On the Effective Date, the Buyer has no
           ----------------------
Knowledge of any breach by NAESCO or any Seller of any representation or warranty contained in Section 3 hereof, or of any condition or circumstance that would excuse the Buyer from performance of its obligations under this Agreement or the Related Agreements.


     4.8.  QUALIFIED  BUYER.  The Buyer has obtained or will obtain any Permits
           ----------------
necessary for the Buyer to own and operate the Acquired Assets as of the Initial Closing Date, to the extent such operation is either required by any Related Agreement or this Agreement, or is contemplated by the Buyer.


     4.9.  WARN ACT.  The Buyer does not intend with respect to the Acquired
           --------
Assets or Acquired Assets Employees to engage in a "plant closing" or "mass layoff," as such terms are defined in the WARN Act, within sixty (60) days after the Initial Closing Date.


     4.10.  NO IMPLIED WARRANTIES.  THE BUYER IS NOT RELYING ON ANY
            ---------------------
REPRESENTATION OR WARRANTY MADE BY NAESCO OR ANY SELLER OR ITS AGENTS OR REPRESENTATIVES, OR ANY BROKER OR INVESTMENT BANKER, EXCEPT FOR REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH HEREIN, IN THE RELATED AGREEMENTS, IN CERTIFICATES, EXHIBITS AND SCHEDULES HERETO AND THERETO AND IN THE INSTRUMENTS OF TRANSFER AND CONVEYANCE (SUBJECT TO THE DISCLAIMERS AND LIMITATIONS OF WARRANTIES SET FORTH HEREIN OR THEREIN).


     4.11.  ABSENCE OF CERTAIN EVENTS.  Since December 31, 2001, to the Buyer's
            -------------------------
Knowledge, there has not been any event which would be likely to have a Material Adverse Effect on the Buyer's ability to perform this Agreement or any Related Agreement.


     4.12.  AVAILABILITY OF FUNDS.  The Buyer has provided the Sellers with true
            ---------------------
and valid (a) evidence that it will have sufficient funds available to it as of the Initial Closing Date or Subsequent Closing Date, as the case may be, or (b) binding written commitments from responsible financial institutions to provide sufficient immediately available funds as of the Initial Closing Date or Subsequent Closing Date, as the case may be, to pay the Relevant Facility Purchase Price, the Relevant Fuel Purchase Price, the Relevant Unit 2 Purchase Price, the NAEC

Real Property Purchase Price and any Estimated Adjustment, and to enable the Buyer to perform all of its obligations under this Agreement.


5.  COVENANTS.  The Parties agree as follows:
    ---------   -----------------------------

     5.1.  GENERAL.  Without limiting the rights of any Party to exercise its
           -------
rights hereunder, each of the Parties will use Commercially Reasonable Efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements pursuant to this Agreement, prior to the date which is twelve (12) months from the Effective Date for the Required Sellers and fifteen (15) months from the Effective Date for the Remaining Sellers (including satisfaction of the closing conditions set forth in Section 6). Notwithstanding anything to the contrary set forth in this Agreement, all obligations of any Seller specified in Schedule 3.5(iv) to consummate the transactions contemplated
                    ---------------
hereby are subject to any rights of a Participant under the Joint Ownership Agreement, and any such Seller shall, without Liability to the Buyer or any other Seller (but preserving all rights and obligations of the Parties to enter into the Agreement to Amend the Transmission Support Agreement), promptly take any and all actions reasonably necessary or appropriate to comply with such rights in accordance with the terms of the Joint Ownership Agreement.


     5.2.  NOTICES, CONSENTS AND APPROVALS.
           -------------------------------

         (a)  HART-SCOTT-RODINO.  Each of the Sellers and the Buyer shall, if
              -----------------
required, file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby and in the Related Agreements. The Parties shall cooperate with each other and use Commercially Reasonable Efforts to make such filings as promptly as possible after the Effective Date, and to respond promptly to any requests for additional information made by either of such agencies. The Buyer will pay all filing fees under the Hart-Scott-Rodino Act, but each Party will bear its own costs for the preparation of any filing. The Parties shall use Commercially Reasonable Efforts to cause any waiting period under the Hart-Scott-Rodino Act with respect to the transactions contemplated by this Agreement and the Related Agreements to expire or terminate at the earliest possible time.


         (b)  CONSENTS AND APPROVALS.
              ----------------------

               (i) The Buyer and the Sellers shall cooperate and use all Commercially Reasonable Efforts with respect to their respective obligations to (A) promptly prepare and file all necessary documentation,
     (B) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (C) obtain the transfer, issuance or reissuance to the Buyer of all necessary Permits, (D) facilitate the substitution of the Buyer for the Sellers where appropriate on pending

     Permits and (E) obtain all necessary consents, waivers, approvals and authorizations of all other parties necessary or advisable to consummate the transactions contemplated by this Agreement or any of the Related Agreements (including, without limitation, Seller Regulatory Approvals and Buyer Regulatory Approvals) or approvals required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, Permit, concession, contract, lease, warranty or other instrument to which any Seller or Buyer is a party or by which any of them is bound. Without limiting the generality of the foregoing, each of the Sellers and the Buyer shall, as promptly as practicable after the Effective Date and in any event by no later than forty-five (45) days after the Effective Date, make the necessary filings and pursue receipt of those Buyer Regulatory Approvals, Seller Regulatory Approvals and Requested Rulings for which each such Seller or Buyer has responsibility.

               (ii) The Buyer and the Sellers (promptly and on a coordinated basis) each shall have the right to review and comment in advance on all filings relating to the transactions contemplated by this Agreement or any of the Related Agreements made by any Party in connection with the transactions contemplated hereby or thereby. The Parties shall in good faith consider such comments before making any such filings.

               (iii) The Seller Representatives, for themselves and on behalf of the other Sellers, shall use Commercially Reasonable Efforts to obtain all necessary consents for assignment of Material Contracts, Permits, Leases, and Emergency Preparedness Agreements. The Buyer shall cooperate with the Seller Representatives and use Commercially Reasonable Efforts to facilitate the obtaining of such consents. To the extent any Material Contract relates to assets or services which are both related to the operation of the Facility and used by any Seller in its other operations, the Parties shall cooperate and use Commercially Reasonable Efforts in the obtaining of such partial assignment,apportionment or other arrangement as may be necessary and practicable to permit the Buyer to obtain such portion of the assets or services necessary for continued operation of the Facility on and after the Initial Closing Date or any Subsequent Closing Date, as the case may be, and to permit such Seller to retain such other rights or portion of the assets or services to continue its other operations on and after such Closing Date, it being understood that, except as provided in
     Section 5.2(b)(vi), such portion of the Material Contracts as may relate to the Buyer's continued operation of the Facilities after the Initial
     Closing Date must be assigned to or otherwise obtained by the Buyer as of the Initial Closing Date pursuant to Section 2.1(g); provided, that (A) any
                                                          --------
     cost of obtaining any such partial assignment, apportionment or other arrangement shall be for Sellers' account. In no instance shall any Seller commit to any arrangements outside the ordinary course of business affecting the Buyer without the Buyer's consent, which shall not be unreasonably withheld.

               (iv) The Seller Representatives, for themselves and on behalf of the other Sellers, shall use Commercially Reasonable Efforts to obtain all necessary consents for assignment of the Intellectual Property Licenses; provided that any cost of obtaining such assignment, or any cost of obtaining a new license for Buyer, shall be for Seller's account. The Buyer shall cooperate with the Seller Representatives and use Commercially Reasonable Efforts to facilitate the obtaining of such consents. To the extent any Intellectual Property License relates to Licensed Intellectual Property which is both related to the operation of the Facility and used by any Seller in its other operations, the Parties shall cooperate and use Commercially Reasonable Efforts in the obtaining of such partial assignment, apportionment or other arrangement as may be necessary and practicable to permit the Buyer to obtain rights to use such Licensed Intellectual Property for continued operation of the Facility on and after the Initial Closing Date and to permit such Seller to retain such other rights related to such Licensed Intellectual Property to continue its other operations on and after the Initial Closing Date; provided, that any cost of obtaining any such partial assignment, apportionment or other arrangement, or any cost of obtaining a new license for Buyer,shall be for Seller's account. In no instance shall any Seller commit to any arrangements outside the ordinary course of business affecting the Buyer without the Buyer's consent, which shall not be unreasonably withheld.

               (v) The Seller Representatives shall use Commercially Reasonable Efforts to obtain the necessary consents to assignment, including the forwarding of notices of assignment or termination to vendors or invoking the right to terminate the Other Assigned Contracts in cooperation with the Buyer. To the maximum extent permitted by Law and each applicable Other Assigned Contract, the Sellers appoint the Buyer as the Sellers' agent to obtain all required consents of any party to each of the Other Assigned Contracts for the assignment thereof to the Buyer, but in no instance shall the Buyer commit any Seller to any arrangement affecting such Seller without such Seller's consent. Pursuant to an agreed protocol and form letters to be sent by Seller Representatives to all parties to Other Assigned Contracts, the Seller Representatives, for themselves and on behalf of the other Sellers, shall take all steps reasonably necessary to assist the Buyer in obtaining necessary consents to assignment, including the forwarding of notices of assignment or termination to vendors or invoking the right to terminate Other Assigned Contracts for the Sellers' convenience in cooperation with the Buyer. The Buyer shall use Commercially Reasonable Efforts to obtain all such consents to assignment.

               (vi) The Seller Representatives, for themselves and on behalf of the other Sellers and NAESCO, agree that if any consent to an assignment of a Material Contract shall not be obtained or if any attempted assignment would in the reasonable judgment of the Seller Representatives be ineffective or would impair any material rights and obligations of the Buyer under such Material Contract, so that the Buyer would not in effect acquire the benefit of all such rights and obligations, the Seller Representatives, for themselves and on behalf of the other Sellers, to the maximum extent permitted by law and such Material Contract, shall enter into such other reasonable arrangements with the Buyer as are necessary to provide the Buyer with the benefits and obligations of such Material Contract, including enforcement for the benefit of the Buyer of any and all rights of the Sellers or NAESCO against the other contract party arising out of the default or cancellation by such contract party or otherwise.
     The Seller Representatives, for themselves and on behalf of the other Sellers, and the Buyer shall cooperate and shall each use Commercially Reasonable Efforts after the Initial Closing Date to obtain an assignment of each such Material Contract to the Buyer.

               (vii) The Sellers and the Buyer shall cooperate with each other and promptly prepare and file notifications with, and request tax clearances from state and local taxing authorities in jurisdictions in which a portion of the Facility Purchase Price, the Fuel Purchase Price, the Unit 2 Purchase Price or the NAEC Real Property Purchase Price may be required to be withheld or in which Buyer would otherwise be liable for any Tax Liabilities of the Sellers pursuant to state or local Tax Laws.


          (c)  NUCLEAR REGULATORY COMMISSION APPROVAL.
               --------------------------------------

               (i)  APPLICATION.  As promptly after the Effective Date as may be
                    -----------
     feasible, the Buyer and the Sellers shall jointly prepare and file with the NRC an Application. Thereafter, the Buyer and the Sellers, promptly and on a coordinated basis, shall cooperate with one another to facilitate review of the Application by the NRC Staff, including but not limited to promptly providing the NRC Staff with any and all documents or information that the NRC Staff may reasonably request or require any of the Parties to provide or generate.

               (ii) PROSECUTION OF APPLICATION.  The Application shall identify
                    --------------------------
     the Buyer, the Sellers and NAESCO collectively as separate parties to the Application. In the event the processing of such Application by the NRC becomes a Contested Proceeding, until such Contested Proceeding becomes Final, the Buyer, the Sellers and NAESCO shall separately appear therein by their own counsel, and shall continue to cooperate with each other to facilitate a favorable result.

               (iii) COSTS OF APPLICATION AND PROSECUTION. The Buyer and each
                     ------------------------------------
     Seller will each bear their own costs of the preparation, submission and processing of the Application, including any Contested Proceeding that may occur in respect thereof; provided, however, that the Buyer shall bear the
                               --------  -------
     costs of all NRC Staff fees payable in connection with the Application.
     In the event that the Parties agree upon the use of common counsel, they shall share equally the fees and expenses of such counsel.

               (iv)  OTHER PROCEEDINGS.  Except as specified above in this
                     -----------------
     Section 5.2(c), none of the Sellers, NAESCO or any of their respective Affiliates shall initiate or participate as an adverse party to the Buyer in any proceeding before the NRC or any other Governmental Authority relating to the transfer of the Facility, the transferof any of the Acquired Assets or the Decommissioning Trusts. Should any other Person initiate such a proceeding, Sellers shall assist Buyer in becoming a party to such proceeding and, in any event, shall obtain Buyer's written concurrence before entering into any agreement or stipulation in connection with such proceeding; provided, that the foregoing shall not prevent any Seller or NAESCO or any of their respective Affiliates from entering into any such agreement or stipulation without the Buyer's written concurrence which does not adversely affect the interest of Buyer.

     5.3.  OPERATION OF BUSINESS DURING INTERIM PERIOD.
           -------------------------------------------

          (a) During the Interim Period, the Facility shall be operated and maintained consistent with Good Utility Practices in accordance with the Managing Agent Operating Agreement, unless otherwise contemplated by this Agreement or with the prior written consent of the Buyer. Without limiting the generality of the foregoing, the Sellers shall not, without the prior written consent of the Buyer, during the Interim Period, with respect to the Acquired
Assets:

               (i) sell, lease (as lessor), transfer or otherwise dispose of, any of the Acquired Assets, other than as used, consumed or replaced in the ordinary course of business consistent with Good Utility Practices, or encumber, pledge, mortgage or suffer to be imposed on any of the Acquired Assets any encumbrance other than Permitted Encumbrances, and other than such additional financing under the Mortgage Indenture as shall not prevent the Sellers from obtaining a Mortgage Indenture release with respect to the Acquired Assets;

               (ii) make any material change in the levels of Inventories customarily maintained by the Sellers with respect to the Acquired Assets, except for such changes as are consistent with Good Utility Practices;

               (iii) enter into, amend, make any waivers under, or otherwise modify any real or personal Property Tax Agreement, treaty or settlement or make any new, or change any current, election with respect to Taxes affecting the Acquired Assets;

               (iv)  except as described in Schedule 5.3(a)(iv), enter into any
                                            ------------------
     commitment for the purchase or sale of Nuclear Fuel (A) where the aggregate payments under all such commitments would be expected to exceed $1,000,000, or (B) which is not terminable either (x) automatically on the Initial Closing Date or (y) by option of the Buyer in its sole discretion at any time after the Initial Closing Date without penalty or cancellation charge;

               (v) terminate, make any waiver under, extend or materially amend any of the Material Contracts, Emergency Preparedness Agreements, Leases, Other Assigned Contracts or the Transferable Permits, except for such terminations, extensions or amendments as are in the normal course of business and consistent with Good Utility Practices and except as may be necessary in order to transfer the Sellers' rights thereunder to the Buyer at the relevant Closing;

               (vi) enter into any contract or commitment which individually exceeds $1,000,000 or any series of related contracts or commitments which in the aggregate exceeds $5,000,000, unless such contract or commitment is
     (A) to be fully performed prior to the Initial Closing Date or (B) can be assigned to the Buyer and terminated by the Buyer at its option at any time on or after the Initial Closing Date without penalty or cancellation charge;

               (vii) knowingly engage in any practice, take any action, fail to take any action, or enter into any transaction that will result in any misrepresentation or breach of warranty under Section 3 as of the Initial Closing Date;

               (viii) fail to take reasonably appropriate steps to pursue currently pending regulatory approvals relating to the Facility;

               (ix) amend in any material respect or cancel any property, liability or casualty insurance policies related thereto, or fail to maintain by self insurance, or with financially responsible insurance companies, insurance in such amounts and against such risks and losses as are customary for such assets and businesses;

               (x) change, in any material respect, its accounting methods or practices, credit practices or collection policies;

               (xi) fail to take any actions required to be taken in order to insure that (x) the Acquired Assets are being owned, operated and maintained in all material respects in a manner that is in compliance with Good Utility Practice and all applicable Laws or Permits or (y) the reputation of the business of the Facility is preserved;

               (xii) hire any Acquired Assets Employees (other than to replace any Acquired Assets Employees who have resigned or been terminated) or increase the compensation or benefits payable to any Acquired Assets Employees, except as required under the Collective Bargaining Agreements or other agreements as in existence on the Effective Date or consistent with Sellers' or NAESCO's past practices; or

               (xiii) initiate any regulatory proceeding potentially affecting the amount or rate of Facility decommissioning funding, including but not limited to NRC and NDFC proceedings.

Notwithstanding anything in this Section 5.3(a) to the contrary, the Sellers may, in their sole discretion and consistent with the Joint Ownership Agreement and the Managing Agent Operating Agreement, make or incur an obligation to the extent relating to (i) Required Nuclear Expenditures or any repairs or modifications to the Facility reasonably required in the normal course of business and in accordance with Good Utility Practices (a "Required Expenditure") or (ii) the Pre-Approved Capital Expenditures set forth on
Schedule 5.3. Without limiting the generality of the foregoing, the Parties
------------
agree that NAESCO shall retain exclusive control over all aspects of the operation, maintenance, refueling, shutdown or other matters relating to the Facility during the Interim Period, all in accordance with the Managing Agent Operating Agreement and Good Utility Practices.


          (b) During the Interim Period, in the interest of facilitating an orderly transition of the management of the Acquired Assets and the Transfer of Licenses and permitting informed action by the Buyer regarding its rights under
Section 5.3(a), the Parties shall, as promptly as is practicable after the Effective Date, establish a committee comprised of at least five persons, including the Divestiture Site Manager, two persons to be designated by the Sellers and two persons to be designated by the Buyer, and such additional persons as may be appointed by the persons originally appointed to such committee (the "Transition Executive Committee"). From time to time, the Transition Executive Committee shall report to the senior management of NAESCO, on behalf of the Sellers, and the Buyer. The Transition Executive Committee shall meet periodically and shall oversee and manage the transition process during the Interim Period.

The Sellers and NAESCO shall consult with Buyer's representatives on the Transition Executive Committee, on a regular and timely basis, with respect to the refueling outage currently planned for May 2002, to any repairs to the Facility contemplated by Section 5.11 and to the Pre-Approved Capital Expenditures, Required Nuclear Expenditures and Required Expenditures. The Transition Executive Committee shall have no authority to bind or make agreements on behalf of the Sellers or the Buyer or to issue instructions to or direct or exercise authority over the Sellers or the Buyer or any of their respective officers, employees, advisors or agents or to waive or modify any provision thereof. The Buyer in its sole discretion may send its management personnel to the Facility at the Buyer's expense to continue the Buyer's transition efforts with respect to the Acquired Assets. The Sellers shall provide the Buyer, at no cost to the Buyer, interim furnished office space, utilities and HVAC at the Facility reasonably necessary to allow the Buyer and its representatives to conduct their transition efforts during the Interim Period; provided that the Buyer shall be responsible for all other costs
        --------
relating thereto, including telecommunications expenses and the cost of workers' compensation and employer's liability coverage, which will be maintained by the Buyer for its employees. The Buyer will have no greater than six (6) of its employees or representatives present at such interim office space or on the Site on a full-time basis, unless otherwise authorized in writing by the Seller Representatives.


          (c) The Buyer may from time to time request that certain actions be taken to improve or enhance the operation and maintenance of the Acquired Assets during the period between the Effective Date and the Initial Closing Date (the "Proposed Improvements"). To the extent such Proposed Improvements (i) will not interfere with safety or reliability in the operation and maintenance of the Facility or the Acquired Assets, (ii) are not inconsistent with the Business Plan, (iii) do not violate Good Utility Practices, applicable Laws or other obligations of the Sellers under NEPOOL or ISO-NE, and (iv) are consistent with the Managing Agent Operating Agreement and the Joint Ownership Agreement, the Sellers shall consult with NAESCO and they shall reasonably consider such Proposed Improvements and take such action to implement such Proposed Improvements as they deem appropriate in their sole discretion. In the event NAESCO and the Sellers shall determine that such Proposed Improvements do not meet the criteria set forth in the previous sentence or are otherwise excessive under Good Utility Practices, then the Seller Representatives shall so inform the Buyer in writing that such Proposed Improvements shall not be implemented.


          (d) During the Interim Period, the Seller Representatives shall use Commercially Reasonable Efforts to assist the Buyer with its efforts to plan for and implement the transition of ownership and operation of the Acquired Assets from the Sellers to the Buyer.


          (e) In the event the Buyer, on the one hand, or any Seller, on the other hand, believes the other Party has breached any of its obligations under this Section 5.3, the Buyer or the Seller Representatives shall submit such dispute to dispute resolution pursuant to Section 12.


     5.4.  ACCESS AND INVESTIGATIONS DURING INTERIM PERIOD. In addition to the
           -----------------------------------------------
access permitted in Section 5.3(b), during the Interim Period, the Sellers will require NAESCO to permit a maximum of twelve (12) designated officers, employees or agents of the Buyer to have access, pursuant to the procedures set forth in Section 5.4(b), (i) to observe and inspect all premises, properties, management, personnel, books, records, (including tax records), and other information, including, without limitation, all information necessary to enable the Buyer to verify the Sellers' representations and warranties as set forth in Section 3 and to confirm that the Sellers have complied with the covenants set forth herein, and any other information or documents associated with or pertaining to the Acquired Assets and (ii) to plan for and facilitate an orderly transition of ownership of the Acquired Assets and operation of the Facility from the Sellers to the Buyer. All access and inspections by the Buyer are subject to the following provisions:


          (a)  COSTS.  All costs of such investigations and observations,
               -----
including but not limited to the compensation paid to the Persons involved and their expenses, and other discrete incremental costs incurred by the Sellers in connection with such investigation and observation, shall be borne by the Buyer.


          (b) PHYSICAL ACCESS (ESCORTED AND UNESCORTED).
              -----------------------------------------

               (i) The Buyer shall, with respect to each Person designated by the Buyer to have escorted access to the Facility, provide the following information for each such Person to the Divestiture Site Manager for the Facility (or his designee) no later than twenty-four (24) hours prior to the proposed time of access by such Person: name, date of birth, social security number, and the name of each nuclear power plant at which such Person has a current badge for unescorted access. The Sellers shall be permitted where necessary in their sole discretion to limit the number of Persons to whom escorted access is provided at any one time on account of reasonable logistical considerations.

               (ii) Subject to the immediately succeeding sentence, the Buyer shall, with respect to each Person designated by the Buyer to have unescorted access to the Facility, provide reasonable notice to the Divestiture Site Manager for the Facility (or his designee), so as not to interfere with the normal business operations of the Facility, and such Person shall comply with all existing requirements of the Facility and NRC for unescorted access, including, but not limited to, background investigation, training requirements, fitness-for-duty requirements, a psychological assessment and behavioral observation.

               (iii) In the event that the Buyer shall have a fitness-for-duty program meeting the requirements of 10 C.F.R. Part 26, the Buyer may request that any Person subject to such program be excused from compliance with the fitness-for-duty program of NAESCO for up to ninety days, in which event the provisions of 10 C.F.R. Section 26.23 shall be applicable to such Person designated by the Buyer to have unescorted access to the Facility. The Buyer shall reimburse the Sellers for the cost of reviewing and auditing the Buyer's fitness-for-duty program, as required by 10 C.F.R.
     Section 26.23.

               (iv) Irrespective of whether a Person has qualified for escorted or unescorted access pursuant to this Section 5.4(b), the Sellers shall have the right to withhold access to any area of the Facility that would reveal "Safeguards Information,"

     "Classified National Security Information" or "Restricted Data," as defined in 10 C.F.R. Part 73, to any Person to whom such information is not to be made available under Section 5.4(c).


          (c)  ACCESS TO RECORDS AND INFORMATION.
               ---------------------------------

               (i) Under no circumstances shall any Seller be required to provide access to any documents or information constituting or containing "Classified National Security Information" or "Restricted Data," as defined in 10 C.F.R. Part 73. The Sellers shall not be required to provide access to any documents or information constituting or containing "Safeguards Information," as defined in 10 C.F.R. Part 73, except to any Person designated by the Buyer to have access to such information and the Buyer shall have first obtained authorization or concurrence from the NRC for the disclosure of such information to such Person.

               (ii) Except as provided in clause (i) above, the Buyer shall have the right to receive copies of all documentary information and records associated with the Acquired Assets subject to the provisions of Section 7.


          (d)  LIMITATIONS.  Notwithstanding anything to the contrary in this
               -----------
Section 5.4, each Seller shall: (i) only furnish or provide such access to confidential personnel records and medical records as is allowed by applicable Laws, (ii) not provide any information that such Seller or such Seller's counsel reasonably believes constitutes or could reasonably be deemed to constitute a waiver of the attorney-client privilege, and (iii) not be required to supply the Buyer with any information that such Seller is under a legal obligation not to supply; provided that the Sellers shall use Commercially Reasonable Efforts to obtain the consent to disclose all material information otherwise described in this Section 5.4.


          (e)  CONTACT WITH SELLER-RELATED PERSONS.  Prior to the Initial
               -----------------------------------
Closing Date, the Buyer shall not contact any vendors, suppliers, contractors, customers or employees of the Sellers or NAESCO regarding the Facility, the Acquired Assets or the transactions contemplated in this Agreement and the Related Agreements without prior written consent of the relevant Seller, which shall not be unreasonably withheld or delayed, and any such permitted contacts shall be conducted in a manner which will not materially adversely interfere with the operations or business relationships of the relevant Seller or NAESCO with such Persons.


     5.5. CERTAIN NOTICES.
          ---------------

          (a) Each Seller shall notify the Buyer in writing of the existence of any matter that becomes known to such Seller, which, if in existence on the Effective Date or the Initial Closing Date would cause or would have a reasonable likelihood of causing any of the representations or warranties in
Section 3 to be materially untrue or incorrect, and each Remaining Seller shall notify the Buyer of the existence of any matter that becomes known to such Remaining Seller, which, if in existence on the relevant Subsequent Closing Date would cause or would have a reasonable likelihood of causing any of the representations or warranties in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7(b), 3.7(c), 3.8, 3.9, 3.12 or 3.13(e) to be materially untrue or incorrect. Unless the Buyer terminates this Agreement pursuant to Section 10.1(c)(vi), the written notice pursuant to this Section 5.5(a) shall be set forth on an amended Schedule or Schedules acceptable to the Parties which shall be deemed to replace the original Schedule or Schedules as of the Effective Date and the relevant Closing Date, to have qualified the relevant representations and warranties contained in
Section 3 as of the Effective Date and such Closing Date, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the existence of such matter.


          (b) The Buyer shall notify the Seller Representatives of the existence of any matter that becomes known to the Buyer, which if in existence on the Effective Date, the Initial Closing Date or any Subsequent Closing Date would cause or would have a reasonable likelihood of causing any of the representations or warranties in Section 4 to be untrue or incorrect. Unless the Seller Representatives terminate this Agreement pursuant to Section 10.1(d)(vii) by reason of such notice, the written notice pursuant to this Section 5.5(b) shall be deemed to replace the original Schedule or Schedules as of the Effective Date and such Closing Date, to have qualified the representations and warranties contained in Section 4 as of the Effective Date and such Closing Date, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the existence of such matter.


          (c) The Buyer shall notify the Seller Representatives if any information comes to its attention which would cause or would have a reasonable likelihood of causing any of the representations or warranties of the Sellers in
Section 3 above to be materially untrue or incorrect.


          (d) Each Seller shall notify the Buyer if any information comes to its attention which would cause or would have a reasonable likelihood of causing any of the representations and warranties of the Buyer in Section 4 above to be materially untrue or incorrect.


     5.6.  FURTHER ASSURANCES.
           ------------------

          (a) On and after the Initial Closing Date or any Subsequent Closing Date, as the case may be, without further payment, at the request of a Closing Party, the other Closing Party will execute and deliver such additional instruments of sale, transfer, conveyance, assignment and confirmation and take such additional action as is necessary to transfer, convey and assign to the Buyer and for the Buyer to assume and accept, in each case in accordance with the terms hereof, the Sellers' Proportionate Ownership of the Acquired Assets and Assumed Liabilities or to put the Buyer in actual possession and operating control of the Acquired Assets and/or to cause the Sellers to be released from their Proportionate Ownership of the Assumed Liabilities.

          (b) To the extent that, after the Initial Closing Date or any Subsequent Closing Date, as the case may be, it is determined that any asset that is an Acquired Asset shall not have been conveyed to the Buyer on such Closing Date, the Sellers shall, subject to Section 5.6(c), use their best efforts to convey the Ownership Shares of the Sellers' right, title and interest in such asset to the Buyer as promptly as is practicable after the Initial Closing Date or such Subsequent Closing Date, as the case may be. In the event that any other access, transmission, distribution or communication easements reasonably necessary to PSNH in connection with the operation or maintenance of the 345 kV Substation, including, without limitation, the transmission and distribution of power, shall not have been retained by the Sellers on the Initial Closing Date, the Buyer shall grant to PSNH if it is within Buyer's control to do so, and shall use its Commercially Reasonable Efforts to obtain for PSNH if the agreement of a Third Party is required to do so, such easements as promptly as practicable after such Closing Date; provided that such easements shall not interfere with the Buyer's operation of the Facility or any plans to expand the Facility or modify generation capacity at the Site.


          (c) To the extent the rights of any Seller under any contract or Permit included as an Acquired Asset other than a Material Contract, Transferable Permit, Emergency Preparedness Agreement or Lease, may not be assigned without the consent of another Person which consent has not been obtained on or prior to the Initial Closing Date, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. The Sellers and the Buyer agree that if any consent to an assignment shall not be obtained, or if any attempted assignment would be ineffective or would impair the Buyer's rights and obligations under the applicable contract, so that the Buyer would not in effect acquire the benefit of all such rights and obligations, (i) the Seller Representatives, to the maximum extent permitted by Law and such contract, shall appoint the Buyer to be Sellers' agent with respect to such contract or Permit for the purpose of obtaining an assignment thereof to the Buyer, following which the Buyer shall use its Commercially Reasonable Efforts to obtain such assignment, and (ii) the Seller Representatives shall, to the maximum extent permitted by Law and such contract, enter into such reasonable agreements with the Buyer as are necessary to permit the Buyer to obtain the benefits and obligations of such contract or Permit; provided, that the exercise by the Buyer
                                        --------
and the Seller Representatives of the terms of this Section 5.6(c) shall in no event constitute a waiver of the condition to Closing set forth in
Section 6.1(g) and 6.2(f) with respect to the delivery of the consents, waivers and approvals described in Section 2.11(a)(xii). The Seller Representatives and the Buyer shall cooperate and shall each use their Commercially Reasonable Efforts after the Initial Closing Date to obtain an assignment of such contracts to the Buyer including the Buyer's express written agreement to assume and perform such Seller's obligations thereunder from and after such Closing.


          (d) To the extent that during the Interim Period or after the Initial Closing Date the Parties shall identify any additional assets of the Sellers or portions thereof (including, without limitation, software or other Intellectual Property) which are (i) related to the operation of the Facility, (ii) reasonably necessary for the Buyer's operation of the Facility, and (iii) omitted from Schedule 2.1(v) (other than by agreement of the Parties), the
             --------------
Parties shall amend Schedule 2.1(v) to include such assets. The Seller
                    ---------------
Representatives shall use their best efforts to convey such additional assets to the Buyer or facilitate the acquisition thereof from a Third

Party; provided, that any cost or increased cost of obtaining such assets or
       --------
rights from a Third Party arising at any time shall be for the Seller's account.


          (e) To the extent that the rights of any Seller under any warranty or guaranty described in Section 2.1(c) (except for warranties in Material Contracts and Leases) may not be assigned without the consent of another Person, which consent has not been obtained by the Initial Closing Date, this Agreement shall not constitute an agreement to assign the same, if an attempted assignment would constitute a breach thereof or be unlawful. The Parties agree that if any consent to an assignment of any such warranty or guaranty would be ineffective or would impair the Buyer's rights and obligations under the warranty or guaranty in question, so that the Buyer would not substantially receive such rights and obligations, the Seller Representatives, to the extent permitted by Law and such warranty and guaranty, shall appoint the Buyer to be the Sellers' agent for the purpose of enforcing such warranty or guaranty, so as to the maximum extent possible, provide the Buyer with the rights and obligations of such warranty or guaranty. Notwithstanding the foregoing, the Seller Representatives shall not be obligated to bring or file suit against any Third Party; provided that if the Seller Representatives shall determine not to bring
       --------
or file suit after being requested by the Buyer to do so, the Seller Representatives shall, to the maximum extent permitted by Law and any applicable agreement or contract, enter into such reasonable agreements with the Buyer so that the Buyer may bring or file such suit with respect to the rights of such Seller.


     5.7.  EMPLOYEE MATTERS.
           ----------------

          (a) The Buyer agrees to offer, in writing, employment, commencing as of 12:01 a.m. on the Initial Closing Date, for a period of at least twelve (12) months (the "Minimum Employment Period") from such date, to all employees of NAESCO who are represented by the Local and who were employed in represented positions in the operation of the Acquired Assets at any time during the three-month period prior to the Initial Closing, as set forth in Schedule 5.7(a)
                                                                 --------------
(the "Represented Plant Employees"). Those employees who accept, in writing, such offer of employment are hereinafter referred to as the "Represented Employees." All such offers of employment shall be made in accordance with all applicable Laws and regulations and the Collective Bargaining Agreement. Effective as of the Initial Closing Date, the Buyer shall agree to be bound by the terms of the Collective Bargaining Agreement with respect to the Represented Employees as if the Buyer were the Seller for purposes of such Collective Bargaining Agreement, and to thereafter comply with all applicable obligations thereunder, subject to the changes negotiated with and acceptable to the Local. The Buyer shall take, or cause to be taken, all actions, or do, or cause to be done, all things necessary, proper or advisable with respect to the Collective Bargaining Agreement as the Sellers shall reasonably request, including becoming a party to the Collective Bargaining Agreement for the duration of its term as it relates to the Represented Employees, and the Buyer shall comply with all applicable obligations under the Collective Bargaining Agreement.


          (b) The Buyer agrees to offer, in writing, employment, commencing as of 12:01 a.m. on the Initial Closing Date, for at least the Minimum Employment Period, to all employees of NAESCO who were employed in the operation of the Acquired
Assets at any time during the three-month period prior to the Initial Closing Date, other than Represented Plant Employees, as set forth in Schedule 5.7(b)(i)
                                                              ------------------
(the "Non-Represented Plant Employees," together with the Represented Plant Employees, the "Plant Employees"), at levels of wages and benefits in the aggregate not less than the level of wages and benefits in the aggregate of each such Non-Represented Plant Employee in effect immediately prior to the Initial Closing Date. The Non-Represented Plant Employees who accept, in writing, such offer of employment are hereinafter referred to as the "Non-Represented Employees," and the Non-Represented Employees and the Represented Employees are hereinafter collectively referred to as the "Acquired Assets Employees." Plant Employees who decline to accept such offer of employment shall not be entitled to any severance or other benefits on account of such declination. The Buyer shall provide to any Non-Represented Employee who is terminated for reasons other than cause during the Minimum Employment Period those severance benefits described in Schedule 5.7(b)(ii). The Buyer shall provide to any Non-Represented
             ------------------
Employee whose employment is terminated involuntarily during the six (6) month period immediately following the Minimum Employment Period out-placement assistance and tuition reimbursement consistent with that described in Schedule
                                                                       --------
5.7(b)(iii).
----------

          (c) As soon as practical after the Effective Date, the Buyer shall take all action necessary or appropriate to establish and maintain a tax qualified pension plan for the Acquired Assets Employees (the "Buyer's Plan"), which Buyer's Plan shall provide, with respect to relevant Acquired Assets Employees who leave employment with the Buyer or subsequent buyers, for the following:

               (i) The Buyer shall provide a level of pension benefits not lower than such level of pension benefits calculated using the pension benefit formula applicable to each relevant Acquired Assets Employee under the NUSCO Retirement Plan (the "Plan") as of the Initial Closing Date. The Buyer's obligation under the Buyer's Plan will be calculated as the difference between (A) the total pension benefit of such Acquired Assets Employee as calculated as of such Acquired Assets Employee's retirement date with Buyer using (1) the pension benefit formula and actuarial factors that would have been applicable to the Acquired Assets Employee if he or she had continued to participate in the Plan as the Plan was in effect on the Initial Closing Date, (2) the "final average earnings" (as defined in the Plan) as of such Acquired Assets Employee's retirement date with the Buyer, taking into account compensation credited under the Plan through the Initial Closing Date and earned from NAESCO or any of its Affiliates and the Buyer, (3) such Acquired Assets Employee's total years of service under the Plan as of the Initial Closing Date plus years of service with the Buyer as of such Acquired Asset Employee's retirement date with the Buyer, and (4) "covered compensation" (as defined in the Plan) as of such Acquired Assets Employee's retirement date with the Buyer, and (B) the pension benefit payable to such Acquired Assets Employee by NAESCO or any of its Affiliates at retirement determined as follows: the pension benefit payable to each Acquired Assets Employee by NAESCO or any of its Affiliates shall be calculated by the Sellers as of the Initial Closing Date, based upon (1) the pension benefit formula under the Plan applicable to such Acquired Assets Employee as of the Initial Closing Date, (2) years of credited service of such Acquired Assets Employee under the Plan as of the

     Initial Closing Date, (3) the "final average earnings" (as defined in the Plan) of such Acquired Asset Employee as of the Initial Closing Date, and (4) the "covered compensation" (as defined in the Plan) as of the Initial Closing Date.

               (ii) NAESCO or its Affiliates shall provide each Acquired Assets Employee with a vested and non-forfeitable right to a benefit equal to his/her accrued benefit under the Plan determined as of the Initial Closing Date as described in Section 5.7(c)(i) above.

               (iii) The Buyer shall permit any Acquired Asset Employee whose age is 55 or older to retire with full pension benefits if the sum of such Acquired Assets Employee's age and years of credited service (credited under the Plan as of the Initial Closing Date plus years of service with the Buyer) equals 85 at such Acquired Assets Employee's termination date (the "Rule of 85"). The Buyer shall apply the Rule of 85 to all Acquired Assets Employees.

               (iv) If any Acquired Assets Employee who is age 50 to 54 years on the Announcement Date and whose age plus years of credited service equals or exceeds 65 years (an "Eligible Acquired Assets Employee") is involuntarily separated from employment with the Buyer, the Buyer shall provide the benefits described in Schedule 5.7(c)(iv) to such Eligible Acquired Assets Employee.


          (d) The Buyer shall establish and maintain for the Non-Represented Employees for the Minimum Employment Period plans and programs which, in the aggregate, shall be generally comparable to the plans and programs provided to such Acquired Assets Employees by NAESCO or any of its Affiliates as of the Effective Date as listed on Schedule 5.7(d).
                            --------------

          (e) The Buyer shall apply the period of each Acquired Assets Employee's prior service with NAESCO or any of its Affiliates or any other service credited under NAESCO's or its Affiliates' applicable employee benefit plan toward any eligibility, vesting or other waiting period requirements (including but not limited to eligibility for actuarially unreduced early retirement benefits, pension benefits, life insurance, health care benefits and vacation and sick time) under the Buyer's Employee Benefit Plans (including the Buyer's Plan) to the extent such conditions were satisfied under the Employee Benefit Plans prior to the Initial Closing Date. The Acquired Assets Employees shall be treated as having continuous years of service under the Buyer's Employee Benefit Plans (including the Buyer's Plan) which includes their years of service with NAESCO or its predecessor or Affiliate. The Buyer shall waive, with respect to the Acquired Assets Employees and their spouses and dependents, if applicable, all limitations with respect to preexisting medical conditions, exclusions and waiting periods with respect to participation and coverage requirements under the Buyer's Employee Benefit Plans and will give the Acquired Assets Employees credit for any moneys paid toward the annual deductible under such plans as of the Initial Closing Date. The Buyer shall vest each Acquired Assets Employee to the extent such Acquired Assets Employee is vested under the NAESCO or NUSCO Employee Benefits Plans (including the Plan) as of the Initial Closing Date.

          (f) Within a reasonable time prior to the Initial Closing Date, the Seller Representatives shall provide the Buyer with such pertinent data or information as the Buyer shall reasonably require to determine each Acquired Assets Employee's service, compensation and accrued benefits under the Plan before the Initial Closing Date. To the extent the consent of an Acquired Asset Employee is required in order for the Seller Representatives to deliver any such pertinent data or information or such other Acquired Asset Employee Records to the Buyer, the Seller Representatives, for themselves and on behalf of the other Sellers, agree to use Commercially Reasonable Efforts to secure such consent.


          (g) The Sellers shall provide and remain liable for any and all continuation of coverage under the Employee Benefit Plans of such Sellers as required under paragraphs 601 through 608 of ERISA and paragraph 4980B of the Code with respect to any person as to whom a "qualifying event" as defined in paragraph 4980B of the Code occurred prior to the Initial Closing Date.


          (h) Effective as of 12:01 a.m. on the Initial Closing Date, the Acquired Assets Employees shall cease to be employees of NAESCO, and the Sellers shall be solely responsible for the payment of all wages and compensation legally owing to or with respect to the Acquired Assets Employees prior to 12:01 a.m. on the Initial Closing Date. The Sellers shall retain any and all Liability under the Employee Benefit Plans of the Sellers for retirees as of the Initial Closing Date.

The Sellers shall timely perform and discharge all requirements under the WARN Act and under applicable state and local Laws for the notification of employees arising from the sale of the Acquired Assets to the Buyer prior to the Initial Closing Date, including those Plant Employees who will become Acquired Assets Employees effective as of the Initial Closing Date. On and after the Initial Closing Date, the Buyer shall be responsible for performing and discharging all requirements under the WARN Act and under all applicable Laws and regulations for the notification of its employees, whether Acquired Assets Employees or otherwise. All severance and other costs associated with workforce restructuring activities associated with the Acquired Assets and/or the Acquired Assets Employees on and after the Initial Closing Date shall be borne solely by the Buyer, and the Buyer shall not charge or otherwise seek reimbursement or proration from any of the Sellers for any such costs.


     5.8.  COOPERATION AFTER INITIAL CLOSING DATE.
           --------------------------------------

          (a)  RECORDS AND SUPPORT. After the Initial Closing Date, each Seller
               -------------------
shall have reasonable access to and rights to copy all of the records, books, data (in whatever form) and documents related to the Acquired Assets to the extent that such access may reasonably be required by such Seller in connection with matters relating to or affected by the ownership or operation of the Facility by such Seller prior to the Initial Closing Date. Such access shall be afforded by the Buyer upon receipt of reasonable advance notice and during normal business hours. Each Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 5.8(a). If the Buyer desires to dispose of any records, books, data (in whatever form) or documents that may relate to operation of the Facility prior to the Initial Closing Date, the Buyer shall, prior to such disposition, give the Seller Representatives a period of ninety (90) days, at the Sellers' expense, to segregate and remove such records, books, data (in whatever form) or documents as the Seller Representatives or any Seller may select; provided, that the Buyer shall not have any obligation to the Sellers to maintain any such records, books, data (in whatever form) or documents relating to the operation of the Facility prior to the Initial Closing Date beyond six
(6) years following the Initial Closing Date.


          (b)  EMPLOYEES. After the Initial Closing Date, the Parties shall have
               ---------
reasonable access to the employees of the other Parties, for purposes of consultation or otherwise, to the extent that such access may reasonably be required, in the case of the Buyer, in connection with matters relating to or affected by the operations of the Sellers prior to the Initial Closing Date or in the case of the Sellers, operations of the Buyer during the period on and following the Initial Closing Date and prior to the date of the last Closing. The Buyer shall cooperate with the Sellers on and after the Initial Closing Date to provide employee-related information as may be reasonably required by the Sellers for rate making and other regulatory purposes.


          (c)  INVESTIGATIONS AND LITIGATION. The Parties agree to cooperate in
               -----------------------------
connection with any audit, investigation, hearing or inquiry by any Governmental Authority, litigation or regulatory or other proceeding which may arise following the Initial Closing Date and which relates to the ownership and operation of the Facility by the Sellers prior to the Initial Closing Date or ownership and operation of the Facility by the Buyer on or after the Initial Closing Date, including litigation or regulatory or other proceedings relating or pertaining to the DOE's defaults under the DOE Standard Contracts. Notwithstanding any other provision of this Agreement to the contrary, each Party shall bear its own expenses, including fees of attorneys or other representatives, in connection with any such matter described in this
Section 5.8(c) in which the Sellers and the Buyer or their respective Affiliates are subjects or parties or in which they have a material interest.


          (d)  POLLUTION CONTROL REVENUE BONDS.
               -------------------------------

               (i)  The Buyer acknowledges that:

                    (A)  The facilities listed in Schedule 5.8(d) hereto (the
                                                  --------------
                         "Pollution Control Facilities") have been financed, and refinanced, in whole or in part, with proceeds of the issuance and sale of the Pollution Control Bonds;


                    (B) PSNH, UI, Canal and NEP are each the economic obligor and conduit borrower in respect of certain of the Pollution Control Bonds, as specified in Schedule
                                                                   --------
                         2.4(m);
                         -----

                    (C) The interest paid or accrued on the Pollution Control Bonds is not included in the gross income of the holders of the Pollution Control Bonds (the "PC Bondholders") for purposes of federal income taxation;


                    (D) Pursuant to the Internal Revenue Code of 1954, as amended, and the Code, the basis for the federal income tax exclusion for interest payable to the PC Bondholders is the use of the Pollution Control Facilities for certain qualified purposes which include
                         (I) the abatement or control of air or atmospheric pollution or contamination, (II) the abatement or control of water pollution or contamination, (III) sewage disposal, and/or (IV) the disposal of solid waste;

                    (E) The use of all or part of the Pollution Control Facilities for a purpose other than the qualifying purpose or purposes described in subclause (D) above for which the Pollution Control Bonds that financed or refinanced them were issued may cause (I) the interest payable on all or part of the Pollution Control Bonds to be includable in the federal gross income of the PC Bondholders possibly with retroactive effect, unless remedial action is promptly taken to redeem or defease the Pollution Control Bonds or a portion thereof, and/or (II) the deductibility of the interest payable by PSNH, UI, Canal or NEP on all or part of the Pollution Control Bonds to be disallowed by Section 150(b) of the Code; and


                    (F) Any breach by the Buyer or any subsequent transferee of all or any part of the Pollution Control Facilities of its obligations under this Section 5.8(d) could result in the incurrence by PSNH, UI, Canal or NEP of additional costs and expenses, including, but not limited to, an increase in the rate of interest required to be paid to the PC Bondholders, liability to some or all of the PC Bondholders for their failure to include interest payable on the Pollution Control Bonds in their respective federal gross income in the event of a Final determination of taxability by the IRS, loss of the interest deduction to PSNH, UI, Canal or NEP under Section 150(b) of the Code and transaction costs relating to any refinancing, redemption and/or defeasance of all or part of the Pollution Control Bonds.

               (ii) In order to avoid any or all of the consequences described in clauses (E) and (F) above, the Buyer agrees that it will not use, or permit the use of, all or part of the Pollution Control Facilities for any purpose except (x) the current use of such Pollution Control Facilities or
     (y) as "sewage or solid waste disposal facilities" or "air or water pollution control facilities" within the meaning of Section 103(b)(4)(E) or
     (F) of the Internal Revenue Code of 1954, as amended, as contemplated by the tax compliance documents or non-arbitrage certificates for the Pollution Control Bonds that financed or refinanced such Pollution Control Facilities (copies of which with respect to all of the Pollution Control Facilities have been provided to the Buyer by NAEC or PSNH, UI, Canal or
     NEP), unless the Buyer shall have obtained at its own expense an opinion of nationally recognized bond counsel reasonably acceptable to NAEC or PSNH, UI, Canal and NEP ("Bond Counsel") addressed to and reasonably satisfactory to NAEC or PSNH, UI, Canal and NEP that such proposed change in use of the Pollution Control Facilities or part thereof will not impair
     (x) the exclusion from gross income of the interest on any Pollution Control Bonds for federal income tax purposes or (y) the deductibility of the interest payable on any Pollution Control Bonds by PSNH, UI, Canal or NEP under Section 150(b) of the Code.


               (iii) The provisions of Section 5.8(d)(ii) shall not prohibit the Buyer from ceasing to operate, maintain or repair any element or item of the Pollution Control Facilities, suspending the operation of the Pollution Control Facilities on a temporary basis, or terminating the operation of the Pollution Control Facilities on a permanent basis and shutting down the Pollution Control Facilities; provided, however, that
                                                     --------   -------
     the Pollution Control Facilities, in whole or in part, shall not be maintained in such a manner as to prevent their being reactivated and used for a purpose permitted by Section 5.8(d)(ii) nor be retired and/or decommissioned, dismantled or sold as scrap, unless the Buyer has obtained at its own expense an opinion of Bond Counsel addressed to and reasonably satisfactory to NAEC and PSNH, UI, Canal and NEP that this action will not impair either (x) the exclusion from gross income of the interest on any Pollution Control Bonds for federal income tax purposes or (y) the deductibility of the interest payable with respect to any Pollution Control Bonds by PSNH, UI, Canal or NEP under Section 150(b) of the Code. The Buyer shall provide to NAEC and PSNH, UI, Canal and NEP written notice at least thirty (30)days in advance of any permanent shut-down, retirement, abandonment or decommissioning of Seabrook Unit 1 or the Pollution Control Facilities in whole or in part and shall in good faith by written notice to NAEC and PSNH, UI, Canal and NEP describe the affected property so that NAEC and PSNH, UI, Canal and NEP can determine which issue or issues of Pollution Control Bonds financed or refinanced such affected property.

               (iv)  It is expressly understood and agreed that this
     Section 5.8(d) shall not prohibit the use by the Buyer of tax-exempt bonds to finance or refinance any improvements to the Pollution Control Facilities made on or after the Initial Closing Date or any assets other than the Pollution Control Facilities, provided that no breach by the Buyer of its covenants in this Section 5.8(d) shall result from such improvements.

               (v) The Buyer shall indemnify NAEC and PSNH, UI, Canal and NEP for any additional costs and expenses incurred by NAEC or PSNH, UI, Canal or NEP, respectively, solely as a result of any breach by the Buyer of its covenants in this Section 5.8(d).

               (vi) (A) NAEC shall, or shall cause PSNH to notify the Buyer in writing of the maturity or redemption of any issue of the Pollution Control Bonds, and (B) UI, Canal or NEP shall notify the Buyer in writing of the maturity or redemption of any issue of the Pollution Control Bonds.

               (vii) If NAEC or PSNH, UI, Canal or NEP shall have notified the Buyer that it has refinanced any of the Pollution Control Bonds with new bonds, the provisions of this Section 5.8(d), if applicable, shall apply with respect to such new bonds as though they were the Pollution Control Bonds; provided that the provisions of this Section 5.8(d)(vii) shall not operate to require that the use of any Pollution Control Facilities be subject to any requirements of the Internal Revenue Code of 1954, as amended, or the Code that are more restrictive than those in effect and applicable to the related issue of Pollution Control Bonds as of the issue date of such issue.

               (viii) The Buyer and any transferee or subsequent transferee will not sell or otherwise transfer all or part of the Pollution Control Facilities unless its transferee covenants in writing for the benefit of NAEC and PSNH, UI, Canal and NEP to comply with and to satisfy the covenants of this Section 5.8(d) (including without limitation the covenants of this clause (viii)) with respect to its ownership and use of such Pollution Control Facilities.

               (ix) The covenants of this Section 5.8(d) shall survive Closing and shall continue in effect and bind the Buyer and any transferee or subsequent transferee of all or part of the Pollution Control Facilities so long as any of the Pollution Control Bonds remain outstanding.


     5.9.  NEPOOL.  At the Initial Closing Date and through the last Subsequent
           ------
Closing, the Buyer shall be a member in good standing in NEPOOL. Except as required to preserve system reliability or to comply with the requirements of ISO-NE or NEPOOL, and except as otherwise provided in any Related Agreement, the Sellers shall not interfere with the Buyer's efforts to expand or modify generation capacity at the Site.


     5.10. FUNDING OF THE DECOMMISSIONING TRUSTS.
           -------------------------------------

          (a)  DECOMMISSIONING TRUST CLOSING AMOUNT.  For the purpose hereof
               ------------------------------------
"Decommissioning Trust Closing Amount" shall mean the greater of the following:
(i) the aggregate amount of Qualified Decommissioning Funds and Nonqualified Decommissioning Funds required to be on deposit in the Sellers' Qualified Decommissioning Funds and Nonqualified Decommissioning Funds at the time of the Initial Closing and each Subsequent Closing on account of the Ownership Shares of the Sellers participating in each said Closing based on the calculation methodology and assumptions contained in the NDFC Final Report and

Order for Docket 2001-1 (hereinafter referred to as the "Existing NDFC Order"); 1 or (ii) the aggregate amount of Qualified Decommissioning Funds and Nonqualified Decommissioning Funds required to be on deposit in the Sellers' Qualified Decommissioning Funds and Nonqualified Decommissioning Funds at the time of the Initial Closing and each Subsequent Closing on account of the Ownership Shares of the Sellers participating in each said Closing based on any order(s) of the NDFC subsequent to the Existing NDFC Order other than an order of the type specified in Section 5.10(e). To the extent computation or reference is required as to the portion or share of the Decommissioning Trust Closing Amount due from a particular Seller participating in any Closing, the same shall be based on that Seller's pro rata share of the total Ownership Shares of the Sellers participating in that specific Closing. Notwithstanding anything else contained in this Section 5.10(a), however, if the amount determined pursuant to
Section 5.10(a)(ii) is less than the amount determined pursuant to
Section 5.10(a)(i), the amount determined pursuant to Section 5.10(a)(ii) shall
------------------
be deemed the Decommissioning Trust Closing Amount.


          (b)  BUYER'S DECOMMISSIONING FUND. The Buyer shall have established as
               ----------------------------
of the Initial Closing Date a qualified decommissioning fund (the "Buyer's Qualified Decommissioning Fund") and a nonqualified decommissioning fund (the "Buyer's Nonqualified Decommissioning Fund," Buyer's Nonqualified Decommissioning Fund, together with Buyer's Qualified Decommissioning Fund, are collectively referred to as the "Buyer's Decommissioning Fund") for the Facility into which, as set forth below, the assets of each Seller's Qualified Decommissioning Fund and Nonqualified Decommissioning Fund, as applicable, shall be transferred.


          (c)  REQUIRED SELLER DEPOSITS.  Prior to the Initial Closing Date or
               ------------------------
each Subsequent Closing Date, as the case may be, each Seller participating in such Closing that has a Qualified Decommissioning Fund shall make, from time to time, additional cash contributions to its Qualified Decommissioning Fund equal to as much of such Seller's share of the Decommissioning Trust Closing Amount as is eligible or required to be contributed to the Qualified Decommissioning Fund under Code Section 468A and applicable Treasury Regulations as in effect as of the relevant Closing Date (the "Qualified Deposits"). On or prior to the Initial Closing Date or each Subsequent Closing Date, as the case may be, each Seller participating in such Closing shall make additional cash contributions from time to time to its Nonqualified Decommissioning Fund such that at the Initial Closing Date or the Subsequent Closing Date, as the case may be, the aggregate assets in such Seller's Nonqualified Decommissioning Fund and Qualified Decommissioning Fund equals such Seller's share of the Decommissioning Trust Closing Amount. The amount of all additional cash contributions

----------------------------
         1 For example, if a single Closing in which all Sellers participated occurred on December 31, 2002, the calculation methodology and assumptions contained in the Existing NDFC Order would result in a Decommissioning Trust Closing Amount of $232.72 million. The foregoing example is provided for illustrative purposes only, and should one or more Closings occur on dates other than December 31, 2002, said calculation methodology and assumptions contained in the Existing NDFC Order would be applied accordingly to compute the Decommissioning Trust Closing Amount for the participating Seller(s) as of said date(s).

required from each Seller pursuant to this Section 5.10(c) shall hereinafter be referred to as the "Required Seller Deposit."


          (d)  TRANSFER TO BUYER.  After making the Required Seller Deposit in
               -----------------
accordance with Section 5.10(c) hereof, on the Initial Closing Date or a Subsequent Closing Date, as the case may be, each Seller participating in such Closing shall transfer to the Buyer's Qualified Decommissioning Fund and Buyer's Nonqualified Decommissioning Fund the assets of such Seller's Qualified Decommissioning Fund and Nonqualified Decommissioning Fund, as applicable.


          (e)  REQUIRED BUYER DEPOSIT. If, based on any order(s) of the NDFC
               ----------------------
subsequent to the Existing NDFC Order that results from actions of the Buyer, the aggregate amount of Qualified Decommissioning Funds and Nonqualified Decommissioning Funds required to be on deposit at the time of the Initial Closing and each Subsequent Closing on account of the Ownership Shares of the Sellers participating in each said Closing exceeds the Decommissioning Trust Closing Amount, the Buyer shall be responsible (at or before the time of each Closing at which any such excess is due) to make an additional cash deposit to the Buyer's Decommissioning Fund in an amount equivalent to the applicable share of the excess due at any Closing. The aggregate amount of such additional cash deposits, if any, required from the Buyer pursuant to this Section 5.10(e) shall hereinafter be referred to at the "Required Buyer Deposit."


          (f)  AGREEMENTS AMONG SELLERS.  Nothing contained in this Section 5.10
               ------------------------
shall be deemed to prohibit the Sellers from entering into agreements among themselves with respect to such Parties' obligations under this Section 5.10, so long as such agreements do not change any obligations of any of such Sellers to the Buyer pursuant to this Section 5.10 or otherwise.


          (g)  AMENDMENT.  Between the Effective Date and the last Closing Date,
               ---------
each Seller agrees not to amend in any material respect its Decommissioning Trust Agreement without the Buyer's prior written consent, which shall not be unreasonably withheld. Without limiting the generality of the foregoing, the Decommissioning Trust Agreements shall not be amended by any Seller to provide for the consolidation of such Seller's Qualified Decommissioning Funds and Nonqualified Decommissioning Funds and shall not be amended in any other manner if and to the extent such amendment would constitute a Disqualification Event. Except as otherwise required by the IRS, the NRC or any other Governmental Authority having jurisdiction, following the last Closing Date and prior to twelve months following the transfer of all amounts held in any Seller's Decommissioning Funds to the Buyer's respective Decommissioning Funds, the Decommissioning Trust Agreements shall not be amended by the Buyer to provide for the consolidation of its Qualified Decommissioning Funds and Nonqualified Decommissioning Funds; provided, however, that in no event shall any such amendment be made to the Decommissioning Trust Agreements that would be inconsistent with the Requested Rulings or that would result in a Disqualification Event for any Seller; and the Decommissioning Trust Agreements shall not be amended in any other manner if and to the extent such amendment would constitute a Disqualification Event, as defined herein. The execution and delivery of the Supplemental Indenture by the Buyer and the Sellers shall not be deemed an amendment prohibited by this Section 5.10(g).


          (h)  CUSTOMER CONTRIBUTION. When the Buyer or its successors have
               ---------------------
completed Decommissioning of the Facility as required by Section 5.23 and by applicable Law, (i) any remaining Decommissioning Funds determined by the NDFC to be New Hampshire customer contributions pursuant to RSA 162-F:21-b II(c), and
(ii) any remaining Decommissioning Funds determined by the Governmental Authority having jurisdiction in Connecticut, Massachusetts and Rhode Island, as the case may be, to be customer contributions from the customers of such state under the applicable Law of such state, to the extent required by the applicable Law of such state, shall be paid by the Buyer in coordination with applicable Governmental Authority having jurisdiction in such state for the benefit of the customers of the relevant Seller or Sellers in such state.


          (i)  OWNERSHIP SHARES OF GBP AND LBP. For all purposes of this Section
               -------------------------------
5.10, consistent with the Existing NDFC Order, the Ownership Share of GBP and the Ownership Share of LBP shall be deemed to be the Ownership Share of a single Seller. The transfer of the Qualified Decommissioning Fund and the Nonqualified Decommissioning Fund of each of GBP and LBP shall occur simultaneously on the same closing date.


     5.11.  RISK OF LOSS.  Except as otherwise provided in this Section 5.11,
            ------------
during the Interim Period all risk of loss or damage to the property included in the Acquired Assets shall be borne by the Sellers. If during the Interim Period the Acquired Assets are damaged by fire or other casualty (each such event, an "Event of Loss"), or are taken by a Governmental Authority by exercise of the power of eminent domain (each, a "Taking"), the following provisions shall apply:


          (a) the occurrence of (i) any one or more Events of Loss, as a result of which the aggregate costs to restore, repair or replace, less any insurance proceeds received or payable to the Sellers in connection with such Event or Events of Loss (provided that any insurance proceeds received or payable in connection with the Event or Events of Loss are either used to restore, repair or replace such Event or Events of Loss or are made available to the Buyer) are reasonably estimated to be equal to or less than $10,000,000, and/or (ii) any one or more Takings, as a result of which the aggregate condemnation proceeds equal an amount reasonably estimated to be equal to or less than $10,000,000, shall have no effect on the transactions contemplated hereby; provided, that any condemnation proceeds received or payable in connection with the Taking or Takings are made available to the Buyer;


          (b) upon the occurrence of (i) any one or more Events of Loss, as a result of which the aggregate costs to restore, repair or replace, less any insurance proceeds received or payable to the Sellers in connection with such Event or Events of Loss (provided that any insurance proceeds received or payable in connection with the Event or Events of Loss are either used to restore, repair or replace such Event or Events of Loss or are made available to the

Buyer) are reasonably estimated to be greater than $10,000,000, and/or (ii) any one or more Takings, as a result of which the aggregate condemnation proceeds are reasonably estimated to be greater than $10,000,000 (a "Major Loss"), the Seller Representatives, for themselves and on behalf of the other Sellers, consistent with the Joint Ownership Agreement and the Managing Agent Operating Agreement, shall have, in the case of a Major Loss relating to one or more Events of Loss, the option, exercised by notice to the Buyer, to restore, repair or replace the affected Acquired Assets. If the Seller Representatives elect to restore, repair or replace the Acquired Assets relating to a Major Loss, which election shall be made by notice to the Buyer prior to the Initial Closing Date and as soon as practicable following the occurrence of the Major Loss, the Buyer will have the option of (x) making the completion of the repair, replacement or restoration of the affected Acquired Assets a condition to the Closing and the Initial Closing Date shall be postponed at its election for the amount of time reasonably necessary to complete the restoration, repair or replacement of such affected Acquired Assets, such time period to be agreed upon by the Buyer and the Seller Representatives or (y) allowing the Initial Closing to occur prior to the completion of the repair, replacement or restoration of such affected Acquired Assets; provided that the Seller Representatives shall have agreed to complete such repair, replacement or restoration which covenant shall survive the Closings. If the Seller Representatives elect not to restore, repair or replace the Acquired Assets affected by a Major Loss, or such Major Loss is the result of one or more Takings, the provisions of Section 5.11(c) will apply;


          (c) in the event that the Seller Representatives elect not to restore, repair or replace a Major Loss, or in the event that the Seller Representatives, having elected to repair, replace or restore the Major Loss, fail to complete such repair, replacement or restoration within the period of time as agreed upon by the Parties pursuant to the penultimate sentence of
Section 5.11(b), or in the event that a Major Loss is the result of one or more Takings, then the Parties shall, within thirty (30) days following the Seller Representatives' election not to restore, repair or replace, failure to complete, or the occurrence of such Takings, as the case may be, negotiate in good faith an equitable adjustment in the Facility Purchase Price, pursuant to
Section 2.6(a)(iv) to reflect the impact of the Major Loss and taking into account the Ownership Shares to be transferred to the Buyer pursuant to this Agreement, as mitigated by any repair, replacement or restoration work actually completed by the Seller Representatives, on the Acquired Assets being sold to Buyer, and proceed to the Initial Closing Date. To assist the Buyer in its evaluation of any and all Events of Loss, the Seller Representatives shall provide the Buyer such access to the Acquired Assets and such information as the Buyer may reasonably request in connection therewith; and


          (d) in the event that the Parties fail to reach agreement on an equitable adjustment of the Facility Purchase Price, within the thirty (30) days provided in Section 5.11(c), then the Buyer shall have the right to elect, exercisable by notice to the Seller Representatives within fifteen (15) days immediately following the expiration of the thirty (30) day period, to (i) proceed with the consummation of the transaction at the Initial Closing, with a reduction in the Facility Purchase Price, consistent with the Seller Representatives' last offer of equitable adjustment thereto as contemplated by the penultimate sentence of Section 5.11(c) communicated to the Buyer, in which event the Sellers shall assign over or deliver to the Buyer at the Initial Closing all condemnation proceeds or insurance proceeds that the Sellers receive, or to which the Sellers become entitled by virtue of the Events of Loss or Taking with respect to the Acquired Assets, less any costs and expenses reasonably incurred by the Sellers in connection with such Events of Loss or Taking or in obtaining such condemnation proceeds or insurance proceeds, and less the reduction in the Facility Purchase Price made pursuant to this clause (i), or (ii) submit the matter to dispute resolution pursuant to
Section 12 to determine the adjustment, if any, in the Facility Purchase Price, which determination shall be binding on all Parties. If the Buyer fails to make the election within the fifteen (15) day period described in the preceding sentence, the Buyer will, subject to Section 5.11(d), be deemed to have made the election to proceed with the Initial Closing.


     5.12.  DISCHARGE OF ENVIRONMENTAL LIABILITIES.  After the Initial Closing
            --------------------------------------
Date, with respect to Environmental Liabilities which constitute Excluded Liabilities (the "Seller Environmental Liabilities"), the Buyer will use Commercially Reasonable Efforts not to prejudice or impair the rights of any Seller under Environmental Laws or interfere with the ability of any Seller to contest in appropriate administrative, judicial or other proceedings its liability, if any, for Environmental Claims or Remediation. To the extent relevant to the Seller Environmental Liabilities, (i) the Buyer further agrees to provide to the Sellers draft copies of all plans and studies prepared in connection with any Site investigation or Remediation prior to their submission to the Governmental Authority with jurisdiction under Environmental Laws, (ii) the Seller Representatives shall have the right, without the obligation, to attend all meetings between the Buyer, its agents or representatives, and such Governmental Authorities and (iii) the Buyer shall promptly provide to the Seller Representatives copies of all written information, plans, documents and material correspondence submitted to or received from such Governmental Authorities relating to the Buyer's discharge of any Environmental Liabilities assumed pursuant to this Agreement.


     5.13.  NUCLEAR INSURANCE.  (i) The Buyer shall obtain and maintain policies
            -----------------
of liability and property insurance with respect to the ownership, operation, and maintenance of the Facility which shall afford protection against the insurable hazards and risks with respect to which units of similar size and type customarily maintain insurance, and which meets the requirements of 10 C.F.R. 50.54(w) and 10 C.F.R. Part 140. Such coverage shall include nuclear liability insurance, in such form and in such amount as will meet the financial protection requirements of the Atomic Energy Act, and an agreement of indemnification as contemplated by Section 170 of the Atomic Energy Act. In the event that the nuclear liability protection system contemplated by Section 170 of the Atomic Energy Act is repealed or changed, the Buyer shall obtain and maintain, to the extent commercially available on reasonable terms, alternate protection against Nuclear Liability. In addition, the Buyer shall be able to provide the financial assurance consistent with the requirements of 10 CFR Section 140.21 that it will be able to pay the retrospective premiums for the Facility as prescribed by
Section 170 of the Atomic Energy Act.

    (ii) Promptly after the receipt thereof, the Buyer shall disburse to each Seller in accordance with its respective Proportionate Ownership any refunds or other distributions received by the Buyer with respect to NEIL or ANI premiums actually paid by the Sellers.

     5.14.  NONWAIVER OF THIRD PARTY ENVIRONMENTAL LIABILITIES.  In the event
            --------------------------------------------------
that the Buyer, either before or after the Initial Closing Date, shall reasonably determine that the cause that gives rise to the Environmental Liabilities assumed pursuant to Section 2.3(a) occurred, in whole or in part, prior to the Initial Closing Date, the Sellers shall cooperate and provide the Buyer with any information in their possession that will assist the Buyer in locating any Third Party who may be a "potentially responsible party" as defined by any Environmental Laws with respect thereto, and, prior to the second anniversary of the Initial Closing, the Sellers shall not waive or excuse the liability of any Third Party who may share responsibility for any of such Environmental Liabilities that would be likely to have a Plant Material Adverse Effect.


     5.15.  CONTROL OF LITIGATION.  The Parties agree and acknowledge that the
            ---------------------
Seller Representatives shall, subject to the Joint Ownership Agreement and the Managing Agent Operating Agreement, be entitled exclusively to control, defend and settle any litigation, administrative or regulatory proceeding, and any investigative or Remediation activities (including without limitation any environmental mitigation) arising out of or related to any Excluded Assets or Excluded Liabilities, so long as such defense, settlement or other activities do not unreasonably interfere with the Buyer's operation of the Facility or materially impair the value of the Facility, and the Buyer agrees to use Commercially Reasonably Efforts to cooperate with the Seller Representatives in connection therewith. The Parties agree and acknowledge that the Buyer shall be entitled exclusively to control, defend and settle any litigation, administrative or regulatory proceeding, and any investigative or remediation activities arising out of or related to any Acquired Assets or Assumed Liabilities, so long as such defense, settlement or other activities do not unreasonably interfere with the Sellers' respective businesses, and the Seller Representatives agree to use Commercially Reasonably Efforts to cooperate with the Buyer in connection therewith.


     5.16.  AVAILABILITY OF FUNDS.  On or before the Effective Date, the Buyer
            ---------------------
shall have delivered to the Sellers (a) evidence of sufficient funds available to it as of the Initial Closing Date through the last Subsequent Closing Date or binding written commitments from responsible financial institutions to provide sufficient immediately available funds as of the Initial Closing Date through the last Subsequent Closing Date to pay the Facility Purchase Price, the Fuel Purchase Price, the Unit 2 Purchase Price, the NAEC Real Property Purchase Price and any Estimated Adjustment and (b) evidence of the availability of the Acceptable Guaranty in accordance with Section 2.5.


     5.17. DEPARTMENT OF ENERGY DECONTAMINATION AND DECOMMISSIONING FEES.  Each
           -------------------------------------------------------------
Seller shall continue to pay its Ownership Share of all uranium-enrichment decontamination and decommissioning fund fees levied by the DOE pursuant to 42 U.S.C. Section 2297g-1 that are payable prior to the Initial Closing Date or any Subsequent Closing Date, as the case may be. On and after the Initial Closing and each Subsequent Closing Date, the Buyer shall pay such decontamination and decommissioning fund fees for the appropriate Ownership Shares acquired by the Buyer at each Closing, including but not limited to all annual special assessment invoices issued on and after the Initial Closing Date by the DOE, as contemplated by its regulations at 10 C.F.R. Part 766 implementing Sections 1801, 1802, and 1803 of the Atomic Energy Act.

     5.18.  COOPERATION RELATING TO INSURANCE AND PRICE-ANDERSON ACT.  Until the
            --------------------------------------------------------
Initial Closing, the Sellers shall maintain in effect not less than the amounts of property damage and liability insurance for the Facility as set forth in
Schedule 5.18. The Seller Representatives shall cooperate with the Buyer's efforts to obtain insurance, including insurance required under the Price Anderson Act or other Nuclear Laws with respect to the Acquired Assets. Subject to Section 9.4, the Sellers agree to use reasonable efforts to assist the Buyer in making any claims against pre-Closing insurance policies of the Sellers that may provide coverage related to Assumed Liabilities. The Buyer agrees to indemnify the Sellers for their reasonable out of pocket expenses incurred in providing such assistance and cooperation and not to take any action which shall adversely affect any residual rights of the Sellers in such insurance policies. After the Initial Closing and through the last Subsequent Closing, the Buyer shall maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is customary in the commercial nuclear power industry. After the Initial Closing through the relevant Subsequent Closing, the Buyer shall include each Remaining Seller as a named insured and loss payee, as its interests may appear, on the property damage and liability insurance policies maintained for the Facility.


     5.19.  ACCEPTABLE GUARANTY.  If the Buyer elects to deliver an Acceptable
            -------------------
Guaranty pursuant to Section 2.5, then (i) on the Effective Date the Buyer shall deliver to the Sellers an Acceptable Guaranty and (ii) at all times thereafter until payment in full of all amounts due hereunder the Buyer shall maintain such Acceptable Guaranty in full force and effect. If at any time the guarantor under such Acceptable Guaranty shall cease to be an Acceptable Guarantor, then the Buyer shall, within ten (10) days after the earlier of the date on which (i) the Buyer shall have been given notice of such cessation by the Seller Representatives and (ii) the Buyer shall have Knowledge of such cessation, deliver to the Seller Representatives a replacement Acceptable Guaranty to be issued by an Acceptable Guarantor.


     5.20.  PRIVATE LETTER RULING REQUESTS.  The Parties agree to cooperate in
            ------------------------------
good faith in the preparation and filing of any private letter ruling requests to be made by the Buyer and the Sellers (which shall be made as a single, joint filing by all Parties) in order to obtain the tax treatment desired by the Parties with respect to the transfer of the Decommissioning Funds pursuant to the terms of this Agreement (the "Private Letter Ruling Requests"). Without limiting the generality of the foregoing, the Buyer and the Sellers shall use Commercially Reasonable Efforts to obtain one or more private letter ruling(s) from the IRS determining that (i) the transfer of assets from the Sellers' Qualified Decommissioning Funds to the Buyer's Qualified Decommissioning Fund is a disposition that, pursuant to the IRS' authority under Treas. Reg. 1.468A-6(g)(1), satisfies the requirements of Treas. Reg. 1.468A-6(b), (ii) the Buyer will not recognize gain or otherwise take into account any income for U.S. federal income tax purposes by reason of the receipt of the assets of the Sellers' Nonqualified Decommissioning Funds, including any top-off amounts contributed thereto pursuant to Section 5.10(c), and (iii) each Seller shall be entitled to a current deduction equal to the total of any amounts realized by such Seller as a result of the Buyer's assumption of the decommissioning obligations with regard to the Acquired Assets (the "Requested Rulings"), and further the Buyer and the Sellers shall use Commercially Reasonable Efforts to obtain private letter ruling(s) from the IRS determining that each Seller's net operating loss attributable to the decommissioning obligations assumed by the

Buyer will qualify for specified liability loss treatment under section 172 of the Code. Neither the Buyer nor the Sellers shall take any action that would cause the transfer of assets from the Sellers' Qualified Decommissioning Funds to the Buyer's Qualified Decommissioning Fund to fail to satisfy the requirements of Treas. Reg. 1.468A-6(b) (assuming solely for purposes of this sentence that the interest acquired by the Buyer constitutes a "qualified interest" in a "nuclear power plant" as defined in Treas. Reg. 1.468A-5(b)), or cause the Buyer and the Sellers to fail to obtain such a private letter ruling.


     5.21.  CREDIT RATING OF ACCEPTABLE GUARANTOR.  The Buyer shall, until the
            -------------------------------------
expiration of the term of the Acceptable Guaranty, promptly notify the Seller Representatives of any downgrade in the credit rating of such Acceptable Guarantor.


     5.22.  NRC COMMITMENTS.  The Buyer shall maintain, and operate the Facility
            ---------------
in accordance with the NRC Commitments to the extent required by the NRC Licenses and with applicable Law.


     5.23.  DECOMMISSIONING AND FUNDING ASSURANCE.  Buyer hereby agrees that it
            -------------------------------------
will complete, at its expense, the Decommissioning of the Facility once the Site is no longer utilized for power generation, and that it will complete all Decommissioning activities in accordance with all applicable Laws and requirements, including those of the NRC, the Environmental Protection Agency and the State of New Hampshire as may be in effect as of the date that the Site is proposed to be declared to be fully decommissioned. The Buyer acknowledges that, as of the Effective Date, entombment is not considered to be an acceptable form of Decommissioning in New Hampshire. Buyer hereby further agrees that prior to the Initial Closing Date, it will provide Funding Assurance sufficient to demonstrate to the satisfaction of the NDFC Buyer's ability to fully fund the projected cost of Decommissioning in a manner consistent with the requirements of RSA 162-F:21-c as set forth in the Existing NDFC Order.


     5.24.  JOINT OWNERSHIP AGREEMENT.  Except as otherwise provided expressly
            -------------------------
herein, after the Initial Closing and prior to the last Subsequent Closing neither the Buyer nor any Remaining Seller shall enter into any amendment to or termination of the Joint Ownership Agreement (including billing practices thereunder) without the prior written consent of each of the Remaining Sellers and the Buyer.


     5.25.  MEMORANDUM OF UNDERSTANDING WITH THE TOWN OF SEABROOK.  On the
            -----------------------------------------------------
Initial Closing Date and each Subsequent Closing Date, as the case may be, each Seller participating in such Closing shall contribute an amount equal to its Ownership Share of $2,000,000 to the escrow account created in accordance with the Memorandum of Understanding with the Town of Seabrook.


     5.26.  CERTAIN AGREEMENTS.  The Seller Representatives shall, on the
            ------------------
Initial Closing Date, cause PSNH to enter into the Interconnection Agreement described in Section 6.1(k), pursuant to which PSNH shall control the transmission of electric power through the 345 kV Substation, and an Agreement to Amend Transmission Support Agreement described in Section 6.1(l) with the Buyer.


6.  CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE.
    -------------------------------------------

     6.1.  CONDITIONS PRECEDENT TO OBLIGATION OF THE BUYER TO CLOSE.  The
           --------------------------------------------------------
obligation of the Buyer to consummate the transactions to be performed by it in connection with the Initial Closing and each Subsequent Closing is subject to satisfaction of the following conditions with respect to such Initial Closing or Subsequent Closing, as the case may be:


          (a)  REPRESENTATIONS AND WARRANTIES.  At the Initial Closing, the
               ------------------------------
representations and warranties set forth in Section 3 (other than the representation set forth in Section 3.10 hereof) of NAESCO and of each Seller participating in the Initial Closing shall be true and correct in all material respects as though made at and as of the Initial Closing Date (except with respect to any representation or warranty expressly made as of the Effective Date, which shall be deemed made as of the Effective Date). At each Subsequent Closing, the representations and warranties set forth in Section 3 of each Remaining Seller participating in such Subsequent Closing, except for the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7(b), 3.7(c), 3.8, 3.9, 3.10, 3.12 and 3.13(e) shall be true and correct in all material respects as though made at and as of the Initial Closing Date, and the representations and warranties of each such Remaining Seller set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7(b), 3.7(c), 3.8, 3.9, 3.12 and
3.13(e) shall be true and correct in all material respects as though made at and as of such Subsequent Closing date on which such Remaining Seller transfers its Ownership Share (except with respect to any representation or warranty expressly made as of the Effective Date, which shall be deemed made as of the Effective Date and except with respect to any breach of any such representation or warranty to the extent that such breach arises from the acts or omissions of the Buyer or its Affiliates after the Initial Closing Date);


          (b)  PERFORMANCE BY THE SELLERS.  The Required Sellers or the
               --------------------------
Remaining Sellers, as the case may be, shall have performed and complied in all material respects with all of their covenants, agreements and obligations hereunder through the relevant Closing Date;


          (c)  BUYER REGULATORY APPROVAL.  Buyer shall have received the
               -------------------------
consents, approvals and authorizations referenced in Section 5.2(b) and the Buyer Regulatory Approvals specified in Schedule 6.1(c) in each case without terms and conditions that, either singly or in the aggregate, would be likely to have a Plant Material Adverse Effect (including any conditions applicable to Buyer on marketing or brokering in connection with the Transfer of Licenses) or a Material Adverse Effect on the Buyer and such approvals shall be Final;


          (d)  SELLER REGULATORY APPROVALS.  The Required Sellers or the
               ---------------------------
Remaining Sellers shall have received the applicable Seller Regulatory Approvals specified in Schedule
             --------

6.2(c), in each case without terms and conditions that, either singly or in the
------
aggregate, would be likely to have a Plant Material Adverse Effect (including any conditions on marketing or brokering in connection with the Transfer of Licenses) on the Buyer and such approvals shall be Final;


          (e)  ABSENCE OF LITIGATION. (i) Except for any NRC proceeding which
               ---------------------
may be pending after the NRC has approved the Application, no suit, action or other proceeding against the Buyer, any Seller participating in such Closing, or any of their respective Affiliates or the Ownership Shares being transferred at such Closing shall be pending before any Governmental Authority which seeks to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the actions contemplated hereby, except for matters that, in the aggregate, would not be likely to have a Material Adverse Effect on the Buyer or the Facility. There shall not be any injunction, judgment, order, decree, ruling, charge or Laws in effect as of the relevant Closing Date with respect to the Buyer, any Seller participating in such Closing, or any of their respective Affiliates preventing consummation of any of the transactions contemplated by this Agreement or the Related Agreements, except as would not be likely to have a Plant Material Adverse Effect; and (ii) in addition to the matters specified in
Section 6.1(e)(i), no suit, action or other proceeding against the Buyer, any
----------------
Seller participating in such Closing, or any of their respective Affiliates or the Ownership Shares being transferred at such Closing shall be pending before any court, tribunal, panel, or Governmental Authority which seeks to restrain or prohibit any of the transactions contemplated by this Agreement based on a bona fide claim which, if resolved in favor of the Person initiating such suit, action or proceeding, would constitute a breach by such Seller of the representation of such Seller set forth in Section 3.13(e), except for claims
                                           ---------------
that, in the aggregate, would not be likely to have a Material Adverse Effect on the Buyer or the Facility;


          (f)  ANTI-TRUST MATTERS.  All applicable waiting periods (and any
               ------------------
extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated or it shall have been determined to the Parties' mutual satisfaction that all transactions between the Parties are exempt from the Hart-Scott-Rodino Act;


          (g)  DELIVERIES.  The Required Sellers or the Remaining Sellers, as
               ----------
the case may be, shall have complied in all material respects with the delivery requirements of Section 2.11;


          (h)  TITLE COMMITMENTS.  The issuer of the Title Commitments shall
               -----------------
have made available to the Buyer title insurance policies in an amount satisfactory to the Buyer insuring title to the Ownership Shares being transferred at each Closing consisting of real estate and Improvements as of the relevant Closing Date substantially in the form of the Title Commitments (but in the case of any Subsequent Closing without regard to any changes therefrom which result from any act or omission of the Buyer and/or any owner of the Facility other than the Seller(s) participating in said Subsequent Closing), with such changes therefrom as would not in the aggregate be likely to have a Plant Material Adverse Effect and with the exceptions for parties in possession (othe than those disclosed in Schedule 2.1(a)(iii)(A) and Schedule 2.1(a)(iii)(B), if
                        ----------------------      -----------------------

any) and unfiled mechanics' and materialmen's liens (other than those that aris from any act or omission of the Buyer or arise under Good Utility Practices and are not material to the operation or use of the Acquired Assets in the business of the Sellers as conducted through the relevant Closing Date) removed; provided, that the Buyer shall be under no obligation to pay any amounts to the
--------
issuer of such title insurance policies in order to cause an exception not contained in the Title Commitments to be removed from such title insurance policies if the amount of such payment would constitute a Plant Material Adverse Effect;


          (i)  PLANT MATERIAL ADVERSE EFFECT.  Since the Effective Date and
               -----------------------------
prior to the Initial Closing Date, there shall not have occurred and be continuing a Plant Material Adverse Effect, which could reasonably be expected to cause a loss and/or the expenditure by the Buyer within one year following the Initial Closing Date in excess of $50,000,000 individually or in the aggregate, other than arising from facts or circumstances (i) that were within the Buyer's Knowledge on the Effective Date and were not required to be corrected or remediated before the Initial Closing Date by this Agreement, (ii) that were disclosed on any of the Schedules and were not required to be corrected or remediated before the Initial Closing Date by this Agreement, or
(iii) such Plant Material Adverse Effect which is the direct and sole result of acts or omissions on the part of the Buyer;


          (j)  RELATED AGREEMENTS.  The Related Agreements, to the extent
                ------------------
applicable to each Seller participating in such Closing, shall be in full force and effect on each Closing Date other than failures to be in full force and effect resulting from Buyer's acts or omissions;


          (k)  INTERCONNECTION AGREEMENT.  The Interconnection Agreement shall
               -------------------------
have become effective;


          (l)  AGREEMENT TO AMEND TRANSMISSION SUPPORT AGREEMENT.  The Agreement
               -------------------------------------------------
 to Amend Transmission Support Agreement shall have become effective;


          (m)  OTHER MATTERS AFFECTING ACQUIRED ASSETS.  The Buyer shall have
               ---------------------------------------
received such other documents, agreements or instruments, and the Required Sellers or the Remaining Sellers, as the case may be, shall have performed such acts, as the Buyer or its counsel may reasonably request in order to accomplish the acquisition of the Ownership Shares of the Required Sellers or the Remaining Sellers, as the case may be, and the operation of the Facility in a safe and reliable fashion;


          (n)  REQUESTED RULINGS.  The Buyer shall have received the Requested
               -----------------
Rulings; and

          (o)  NO SHUTDOWN.  The Facility shall not have been shut down and its
               -----------
licensed thermal output shall not have been significantly reduced as a result of actions taken by the NRC or other Governmental Authority.

         The Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating on or prior to the relevant Closing Date and, except as provided in the following sentence, such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing so states. If the Buyer waives any such condition with respect to the Initial Closing Date, then such waiver shall be effective with respect to each Subsequent Closing Date.


     6.2.  CONDITIONS PRECEDENT TO OBLIGATION OF THE SELLERS TO CLOSE.  The
           ----------------------------------------------------------
obligation of each Required Seller or Remaining Seller, as the case may be, to consummate the transactions to be performed by it in connection with the Initial Closing or Subsequent Closing, as the case may be, is subject to satisfaction of the following conditions:


          (a) REPRESENTATIONS AND WARRANTIES OF BUYER. The representations and warranties of the Buyer set forth in Section 4 shall be true and correct in all material respects (except if such representation or warranty is subject to a Material Adverse Effect, Plant Material Adverse Effect or other materiality threshold, in which case such representation or warranty shall be true and correct in all respects) at and as of the Initial Closing Date or Subsequent Closing Date, as the case may be (except with respect to any representation or warranty expressly made as of the Effective Date, which shall be deemed made as of the Effective Date);


          (b)  PERFORMANCE BY THE BUYER.  The Buyer shall have performed and
               ------------------------
complied in all material respects with all of its covenants, agreements and obligations hereunder through the relevant Closing Date;


          (c)  SELLER REGULATORY APPROVALS.  Each Required Seller or Remaining
               ---------------------------
Seller, as the case may be, shall have received the Seller Regulatory Approvals specified in Schedule 6.2(c), in each case without terms and conditions that
             ---------------
either singly or in the aggregate would be likely to have a Material Adverse Effect on such Seller and such approvals shall be Final;


          (d)  BUYER REGULATORY APPROVAL.  The Buyer shall have received the
               -------------------------
consents, approvals and authorizations referenced in Section 5.2(b) and the Buyer Regulatory Approvals specified in Schedule 6.1(c) in each case without
                                        ---------------
terms and conditions that, either singly or in the aggregate, would be likely to have a Material Adverse Effect on any Seller and such approvals shall be Final;


          (e)  ABSENCE OF LITIGATION.  Except for any NRC proceeding which may
               ---------------------
be pending after the NRC has approved the Application, no suit, action or other proceeding against any Party or its Affiliates or any of the Acquired Assets shall be pending before any Governmental Authority which seeks to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the actions contemplated hereby, except for matters that, in the aggregate, would not be likely to have a Plant Material Adverse Effect. There shall not be any injunction, judgment, order, decree, ruling, charge or Laws in effect on the relevant Closing Date preventing consummation of any of the transactions contemplated by this Agreement or the Related Agreements, except as would not be likely to have a Plant Material Adverse Effect;


          (f)  DELIVERIES.  The Buyer shall have complied in all material
               ----------
respects with the delivery requirements of Section 2.12;


          (g)  ANTI-TRUST MATTERS.  All applicable waiting periods (and any
               ------------------
extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated or it shall have been determined to the Parties' mutual satisfaction that all transactions between the Parties are exempt from the Hart-Scott-Rodino Act;


          (h)  NEPOOL.  The Buyer shall be a member in good standing of NEPOOL;
               ------


          (i)  RELATED  AGREEMENTS.  The Related Agreements shall be in full
               -------------------
and effect resulting from any of Sellers' or NAESCO's acts or omissions;


          (j)  REQUESTED RULINGS.  The Sellers shall have received the Requested
               -----------------
Rulings;


          (k)  AGREEMENT TO AMEND TRANSMISSION SUPPORT AGREEMENT.  An Agreement
               -------------------------------------------------
to Amend Transmission Support Agreement substantially in the form of Exhibit N
                                                                     ---------
shall have become effective;


          (l)  REDEMPTION OF THE UI BONDS.  In the case of UI, the termination
               --------------------------
of the Facility Lease pursuant to the Termination Agreement shall have become effective and all notice requirements which would permit the redemption of the Seabrook Unit 1 Secured Lease Obligation Bonds (the "UI Bonds") in accordance with the Indenture shall have been satisfied; and


          (m)  SELLER SHAREHOLDER APPROVAL.  With respect to any Seller
               ---------------------------
identified on Schedule 6.2(n) that must obtain shareholder approval, such shareholder approval shall have been received.


    Each of the Sellers may waive any condition specified in this Section 6.2 if it executes a writing so stating on or prior to the relevant Closing Date and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states, nor shall any such waiver be effective as against any other Seller.


     6.3.  INITIAL AND SUBSEQUENT CLOSINGS.
           -------------------------------

          (a)  COORDINATION AND INITIAL CLOSING.  The Buyer and the Sellers
               --------------------------------
desire to effect a coordinated closing with respect to all of the Sellers' interests in the Acquired Assets. To that end, in order to provide sufficient time for the Sellers to obtain necessary Seller Regulatory Approvals, no Closin including, without limitation, the Initial Closing, shall occur until the date (the "Coordination Date") which is the earlier of (1) the date which is six (6) months after the Effective Date or (2) the date on which all Seller Regulatory Approvals have been obtained. Anything provided in this Agreement to the contrary notwithstanding, if the Coordination Date has occurred and the conditions precedent set forth in Section 6 are satisfied with respect to NAEC and any other Seller or Sellers (each a "Required Seller") holding individually, or in the aggregate with other Required Sellers, Ownership Shares (which shall include NAEC's Ownership Share), representing not less than fifty-one percent (51%) of the aggregate ownership interests of all of the Participants in the Facility (the "Required Assets"), then the Buyer and the Required Sellers shall proceed to Closing in accordance with Section 2.10 (the "Initial Closing") as follows:

               (i) In no event shall Ownership Shares (which shall include NAEC's Ownership Share) representing less than fifty-one percent (51%) of the aggregate ownership interests of all of the Participants in the Facility, be transferred at the Initial Closing. If UI has satisfied (and continues to satisfy) all conditions precedent set forth in Section 6 other than the condition precedent set forth in Section 6.2(m) (the "UI Bond Redemption Condition Precedent") at a time when the Initial Closing may otherwise occur, the Required Sellers may elect (such election to be made by consent of the Required Sellers holding fifty-one percent (51%) or more of the Ownership Shares to defer Closing until the "Deferral Date" which shall mean the earlier of: (1) the date of the satisfaction of the UI Bond Redemption Condition Precedent and (2) an outside date certain specified by such Required Sellers at the time said election is made (which shall not be later than sixty (60) days after the date of such election) (in which case the Required Sellers shall be referred to as the "Electing Required Sellers") (UI and the Electing Required Sellers collectively with any Seller for which all conditions precedent set forth in Section 6 have not then been satisfied shall be referred to as the "Remaining Sellers").

               (ii) At any time when UI has satisfied (and continues to satisfy) all conditions precedent set forth in Section 6 other than the UI Bond Redemption Condition Precedent, the Buyer and the applicable Remaining Sellers shall proceed to Closing in accordance with Section
     2.10: (1) on the Deferral Date, if applicable, in the case of each Remaining Seller with respect to whom all conditions precedent set forth in
     Section 6 are then satisfied, (2) on the date of satisfaction of the UI Bond Redemption Condition Precedent in the case of each Remaining Seller with respect to whom all conditions precedent set forth in Section 6 are then satisfied and (3) in the case of each other

     Remaining Seller, on a date no later than ten (10) days (or, if the tenth day is not a Business Day, then the next Business Day following such tenth day) after the satisfaction of the last condition precedent applicable to such Seller (each a "Subsequent Closing").

               (iii) In the event that the Required Sellers and/or any Remaining Seller satisfy all applicable conditions precedent set forth in
     Section 6 at a time when UI has failed to satisfy one or more conditions precedent set forth in Section 6 in addition to the UI Bond Redemption Condition Precedent, said Required Sellers and/or Remaining Seller(s) shall proceed to Closing on a date no later than ten (10) days (or, if the tenth day is not a Business Day, then the next Business Day following such tenth day) after the satisfaction of the last condition precedent applicable to such Seller(s) for the Initial Closing or a Subsequent Closing, as applicable, provided, however, the Initial Closing shall not occur prior to the Coordination Date.

               (iv) In the event that all of the Sellers shall participate in a single Closing, such Closing shall be deemed to be the Initial Closing and all Sellers shall be deemed to be the Required Sellers (and there shall be deemed to be no Remaining Sellers).


          (b)  INITIAL CLOSING.  At the Initial Closing (i) the Required Sellers
               ---------------
shall sell and transfer to the Buyer and the Buyer shall purchase and acquire from the Required Sellers such Sellers' Proportionate Ownership of the Acquired Assets, (ii) the Buyer shall assume such Sellers' Proportionate Ownership of the Assumed Liabilities, (iii) the Required Sellers shall make the transfer to the Buyer's Decommissioning Fund pursuant to Section 5.10, and (iv) the Buyer shall become a party to, and shall succeed to the rights and obligations of the Required Sellers under the Joint Ownership Agreement and the rights and obligations of NAESCO as currently provided in the Managing Agent Operating Agreement and the Disbursing Agent Agreement as currently in effect.


          (c)  SUBSEQUENT CLOSINGS. At each Subsequent Closing (i) the relevant
               -------------------
Remaining Sellers shall sell and transfer to the Buyer and the Buyer shall purchase and acquire from such Remaining Sellers such Sellers' Proportionate Ownership of the Acquired Assets, (ii) the Buyer shall assume such Sellers' Proportionate Ownership of the Assumed Liabilities, (iii) such Remaining Sellers shall make the transfer to the Buyer's Decommissioning Trust Fund pursuant to
Section 5.10, and (iv) the Buyer shall succeed to the rights and obligations of such Remaining Sellers under the Joint Ownership Agreement.


7.  CONFIDENTIALITY.
    ---------------

          (a) Each Receiving Party and each Representative thereof will treat and hold as confidential all Proprietary Information, refrain from using any such Proprietary Information except in connection with this Agreement, the Related Agreements and transactions contemplated hereby and thereby, and, if this Agreement is terminated prior to Closing, deliver promptly to the Disclosing Party or destroy, at the request and option of the Disclosing Party, all tangible embodiments and all copies, summaries or abstracts of any Proprietary Information received from such Disclosing Party which are in his or its possession. All Proprietary Information relating to the Acquired Assets as may be delivered to the Buyer prior to the Initial Closing shall become Buyer's Proprietary Information and the Buyer shall be deemed to be the Disclosing Party with respect thereto upon consummation of the Initial Closing, and the Sellers shall not thereafter disclose any such Proprietary Information except to the extent allowed herein; provided, however, that, subject to Section 7(b), any
                       --------  -------
such information which was not treated as confidential or proprietary by any of the Sellers prior to Closing shall not become confidential or Proprietary Information of the Buyer after the Initial Closing. In the event that the Receiving Party or any Representative thereof is requested or required (including, without limitation, (i) pursuant to any rule or regulation of any stock exchange or other self-regulatory organization upon which any of the Receiving Party's securities are listed, or (ii) under compulsion of law (whether by oral question, interrogatory, subpoena, civil investigative demand or otherwise) or by order of any court or governmental or regulatory body to whose supervisory authority the Receiving Party is subject, including, without limitation, Buyer Regulatory Approval and Seller Regulatory Approval processes, interrogatory, subpoena, civil investigative demand, or similar process or pursuant to any freedom of information or open meeting Law applicable to any Seller) to disclose any Proprietary Information, the Receiving Party will notify the Disclosing Party promptly of the request or requirement so that the Disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this Section 7. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party is, on the advice of counsel, compelled to disclose any Proprietary Information to any tribunal or else stand liable for contempt or to disclose any Proprietary Information to any Person in compliance with any freedom of information or open meeting Law, the Receiving Party may disclose the Proprietary Information to the tribunal or such Person; provided, however, that the Receiving Party shall use its Commercially Reasonable Efforts to obtain, at the request of the Disclosing Party and at the Disclosing Party's cost, a voluntary agreement or other assurance that confidential treatment will be accorded to such portion of the Proprietary Information required to be disclosed as the Disclosing Party shall designate. Notwithstanding the foregoing, if a Receiving Party shall be compelled by order, subpoena, interrogatory or other administrative or judicial directive to provide Proprietary Information, it may furnish such information in accordance with said directive provided that it shall (i) promptly notify the Disclosing Party in writing of such directive and shall provide the Disclosing Party with an opportunity to seek a protective order or other similar measure prior to the time it furnishes such information, and (ii) exercise its Commercially Reasonable Efforts to obtain assurances that confidential treatment will be accorded such information.


          (b) On or after the Initial Closing Date, the Buyer will notify the Sellers of any non-public information related to the Acquired Assets that was not confidential prior to the Initial Closing Date that the Buyer wishes to treat as Proprietary Information after the Initial Closing and the Sellers will treat such information as Proprietary Information after receiving such notice.


          (c) The obligations of the Parties contained in this Section 7 shall remain in full force and effect for three (3) years from the date hereof and will survive the termination of this Agreement, the discharge of all other obligations owed by the Parties to each other and any transfer of title to the Acquired Assets.


          (d) Upon the Disclosing Party's prior written approval, which will not be unreasonably withheld, the Receiving Party may provide Proprietary Information to the NDFC, NHPUC, DPUC, the FERC, the NRC, the SEC, the IRS, the United States Department of Justice, the United States Federal Trade Commission or any other Governmental Authority with jurisdiction, as necessary, to obtain any consents, waivers or approvals as may be required for the Parties to undertake the transactions contemplated hereby. The Receiving Party will seek confidential treatment for such Proprietary Information provided to any such Governmental Authority and the Receiving Party will notify the Disclosing Party as far in advance as is practicable of its intention to release to any such Governmental Authority any such Proprietary Information, so as to permit such Disclosing Party a reasonable opportunity to obtain a protective order.


          (e) Notwithstanding anything set forth herein, nothing in this Agreement shall be interpreted as precluding any Party from reporting or disclosing any information (i) to the NRC concerning any perceived safety issue within the NRC's regulatory jurisdiction, (ii) with the prior written consent of the Disclosing Party, or (iii) to its Affiliates, attorneys, financial advisors and accountants who are assisting such Party in connection with the transactions contemplated by this Agreement, provided that such Affiliates, attorneys, financial advisors and accountants acknowledge the provisions of this
Section 7 and agree to be bound hereby.


8.  TAXES.
    -----

          (a) All transfer and sales Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne equally by the Buyer and the Sellers, including, without limitation, New Hampshire state sales tax and New Hampshire and local real estate, transfer, personal property and conveyance taxes, and the Buyer, at its own expense, will file, to the extent required by applicable Laws, all necessary Tax Returns and other documentation with respect to all such Taxes, and, if required by applicable Laws, the Sellers will join in the execution of any such Tax Returns or other documentation. Prior to the Initial Closing Date or any Subsequent Closing Date, as the case may be, the Buyer will provide to the Required Sellers or the Remaining Sellers, as the case may be, to the extent possible, an appropriate certificate of no tax due from each applicable taxing authority.


          (b) With respect to Taxes to be prorated in accordance with Section 2.9, the Buyer shall prepare and timely file all Tax Returns required to be filed on and after the Closing Dates with respect to the Acquired Assets and shall duly and timely pay all such Taxes shown to be due on such Tax Returns. The Buyer's preparation of any such Tax Returns shall be subject to the Sellers' approval to the extent that such Tax Returns relate to any period, allocation or other amount for which the Sellers are responsible, which approval shall not be unreasonably withheld. No later than twenty-five (25) Business Days prior to the due date of any such Tax

Return, the Buyer shall make such Tax Return available for the Sellers' review and approval. The Sellers shall respond no later than ten (10) Business Days prior to the due date for filing such Tax Return. The failure of any Seller to timely respond shall constitute approval by such Seller of such Tax Return. With respect to such Tax Return, the Sellers shall pay to the Buyer their appropriate share of the amount shown as due on the Tax Returns determined in accordance with Section 2.9 of this Agreement.


          (c) Each of the Parties shall provide the other with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting Party with any records or information which may be relevant to such Tax Return, audit or examination, proceedings or determination. Any information obtained pursuant to this Section 8 or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other schedule relating to Taxes shall be deemed to be and shall be Proprietary Information.


9.  SURVIVAL; EFFECT OF CLOSING AND INDEMNIFICATION.
    -----------------------------------------------

     9.1.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; SURVIVAL OF COVENANTS AND
           ---------------------------------------------------------------------
AGREEMENTS.  The representations and warranties of each Seller set forth in
----------
Sections 3.1, 3.2, 3.3, 3.6 and 3.21 shall expire at the Closing in which such Seller participates. The representations and warranties of each Seller set forth in Sections 3.4, 3.5, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16,
3.17, 3.18, 3.19, 3.20, 3.22, 3.23, 3.24 and 3.25 shall survive for a period of
12 months following the Closing in which such Seller participates. The representations and warranties of NAESCO set forth in Section 3 shall survive for a period of 12 months following the Initial Closing, except for the representations and warranties set forth in Section 3.21, which shall expire at the Initial Closing. The representations and warranties of the Buyer set forth in Sections 4.1, 4.2, 4.3, 4.5, 4.7, 4.8 and 4.12 shall expire, with respect to a given Seller, upon the Closing in which such Seller participates. The representations and warranties of the Buyer set forth in Sections 4.4, 4.6, 4.9 and 4.11 shall survive, with respect to a given Seller, for a period of 12 months following the Closing in which such Seller participates. All representations and warranties of the Parties and NAESCO contained in this Agreement shall terminate upon a termination of this Agreement pursuant to
Section 10. The covenants of the Parties contained in this Agreement, other than those which by their terms survive the Initial Closing and/or termination of this Agreement (including, without limitation, the covenants set forth in Sections 5.7, 5.8, 5.9, 5.10, 5.12, 5.13, 5.14, 5.15, 5.17, 5.18, 5.19, 5.21,
5.22, 5.23, 7, 8, 9, 11 and 12 and related definitions), shall terminate with respect to a Seller, at the Closing in which such Seller participates, and with respect to the Buyer, at the last Subsequent Closing, or the termination of this Agreement pursuant to Section 10.


     9.2.  EFFECT OF CLOSING.  Except as otherwise provided elsewhere in this
           -----------------
Agreement, or as otherwise agreed by the Parties, upon the Initial Closing or any Subsequent Closing, as the case may be, any condition in favor of either the Buyer, the Required Sellers or the Remaining Sellers, as the case may be (each a "Closing Party" and collectively the "Closing Parties") that has not been satisfied, or any representation, warranty or covenant that has been breached or left unsatisfied by any Closing Party, or, to the extent applicable, by NAESCO will be deemed waived by the Closing Parties as of such Closing Date (but only with respect to those Closing Parties and such Closing Date and not to any other Closing Parties or any Subsequent Closing, except conditions that are deemed waived by the Closing Parties as of the Initial Closing Date in which case such waiver shall be effective at each Subsequent Closing), and each Closing Party will be deemed to fully release and forever discharge the other Closing Parties on account of any and all claims, Liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, damages, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), arising out of any claim, complaint, demand, cause of action, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter, known or unknown (collectively, the "Losses"), with respect to the same. Except as provided in Sections 9.3 and 9.4, nothing in this Section 9.2 shall affect or cause to be waived those matters specifically stated to survive or to occur after such Closing Date pursuant to this Agreement.


     9.3.  INDEMNITY BY SELLERS.  Subject to the last paragraph of this Section
           --------------------
9.3, each Seller, on and after such Seller's respective Closing Date, hereby severally agrees to indemnify, defend and hold harmless the Buyer, its Affiliates and any of their officers, directors and employees, agents and representatives ("Buyer Indemnified Parties") against and in respect of their respective Losses; provided that such Losses result or arise from:
                   --------


          (a) except as provided below in clauses (f) and (g), the untruth, inaccuracy or incompleteness of any representation or warranty of such Seller and/or of NAESCO contained in this Agreement or the Schedules hereto or in any document, writing, certificate or data delivered by such Seller under this Agreement; provided, and only to the extent, that Buyer's Loss therefrom exceeds
           --------  --- ---- -- --- ------
$1,000,000;


          (b) Liabilities of such Seller (whether known or unknown) other than Assumed Liabilities, including, but not limited to, Excluded Liabilities;


          (c) any Third Party Claim against the Buyer Indemnified Parties based on or relating to such Seller's ownership, operation or use of the Acquired Assets prior to the Initial Closing Date or any Subsequent Closing Date, as the case may be, that is not an Assumed Liability;


          (d)  the Excluded Assets;


          (e) any breach by such Seller of any covenant, agreement or obligation of the Sellers contained in this Agreement or any certificate required to be delivered by such Seller pursuant to this Agreement;

          (f) any intentional misrepresentation or fraudulent breach of any representation or warranty of such Seller or NAESCO contained in this Agreement or the Schedules hereto; provided that the indemnity obligations resulting or arising from this clause (f) shall not be subject to the following limitations:
(i) the $1,000,000 threshold in clause (a), (ii) the cap on Liability set forth in Section 9.5 or (iii) the survival period set forth in Section 9.1; or


          (g) the untruth, inaccuracy or incompleteness of any representation or warranty contained in Sections 3.7(a) and (b) and 3.13(e); provided that the indemnity obligations in this clause (g) shall not be subject to the following limitations: (i) the $1,000,000 threshold in clause (a) to the extent such threshold would otherwise applied to the representations in Sections 3.7(a), 3.7(b) or 3.13(e), (ii) the cap on Liability set forth in Section 9.5 or (iii) the survival period set forth in Section 9.1.

    The indemnification obligations of the Sellers arising out of this
Section 9.3 shall be several and not joint or joint and several and shall be limited to each Seller's Proportionate Ownership of any Loss, and no Seller shall have any obligation under this Section 9.3 until such Seller has transferred its Ownership Share to the Buyer; provided, however, that subject to the proviso set forth in Sections 9.3(a) and to Section 9.5, each Seller alone shall be liable to the Buyer Indemnified Party for the full amount of any Loss arising from any matter involving such Seller only and no Seller shall under any circumstances be liable to the Buyer for any matter involving one or more, but less than all, Sellers other than such Seller.


     9.4.  INDEMNITY BY BUYER.  The Buyer hereby agrees to indemnify, defend and
           ------------------
hold harmless each of the Sellers and their respective Affiliates and any of their respective officers, directors and employees, agents and representatives ("Seller Indemnified Parties") against and in respect of all Losses; provided that such Losses result or arise from:


          (a) the untruth, inaccuracy or incompleteness of any representation or warranty of the Buyer contained in this Agreement or the Schedules hereto or in any document, writing, certificate or data delivered by the Buyer under this Agreement; provided, and only to the extent, that Sellers' Loss therefrom
           --------  --- ---- -- --- ------
exceeds $1,000,000;


          (b) any Third Party Claim against the Seller Indemnified Parties based on or relating to the Buyer's ownership, operation or use of the Acquired Assets on and after the Initial Closing Date and any Subsequent Closing Date, as the case may be, that is not an Excluded Liability;


          (c) any Third Party Claim arising out of, or related to the contracts, warranties or guaranties, or any other agreements that have been properly transferred or assigned to the Buyer by any Seller, except to the extent the Third Party Claim arises from a breach of the contract or agreement by such Seller prior to the Initial Closing Date or the Subsequent Closing Date on which such Seller transferred its Ownership Share, as the case may be;

          (d) the Assumed Liabilities, including without limitation Third Part Claims arising out of the Assumed Liabilities;


          (e) any breach by the Buyer of any covenant, agreement or obligation of the Buyer contained in this Agreement or any certificate required to be delivered by the Buyer pursuant to this Agreement; or


          (f) any intentional misrepresentation or fraudulent breach of representation or warranty inducing the Seller to proceed to a Closing Date and causing any Seller Indemnified Party to suffer Losses.


     9.5.  EXCLUSIVE AND LIMITED REMEDIES.  From and after the Initial Closing
           ------------------------------
Date, the remedies set forth in this Section 9 and in Section 11.19 shall constitute the sole and exclusive remedy for any and all claims, damages, complaints, demands, causes of action, investigations, hearings, actions, suits or other proceedings relating to this Agreement and are in lieu of any and all other rights and remedies which the Sellers or the Buyer may have under this Agreement or otherwise for monetary relief with respect to any breach or failure to perform or with respect to the Assumed Liabilities or Excluded Liabilities. Each Party waives any provision of Law to the extent that it would limit or restrict the agreements contained in this Section 9. Nothing herein shall prevent the Buyer or the Sellers from terminating this Agreement in accordance with Section 10. The maximum aggregate exposure for indemnity by the Buyer for any and all claims of breach of express warranties or representations hereunder and indemnification of claims relating thereto shall be $20,000,000; provided, however, that in the event such breach of representation or warranty arises under Section 9.4(f), such limitation shall not apply. The maximum aggregate exposure for indemnity by all Sellers together for any and all claims of breach of express warranties or representations hereunder and indemnification of claims relating thereto shall be $20,000,000; provided, however, that in the event such breach of representation or warranty arises under Sections 9.3(f) or 9.3(g), such limitation shall not apply. This maximum exposure amount shall apply to claims against Buyer or the Sellers, as the case may be, in the aggregate, with each Seller being responsible only for that portion of such total that is equal to its Proportionate Ownership. No Seller shall in any event be liable hereunder for an amount in excess of the net proceeds of the sale of the Acquired Assets received by such Seller. No Party shall be entitled to recover lost profits, consequential, indirect, punitive or exemplary damages in regard to any claim against the other Party.


     9.6.  NOTICE; DEFENSE OF CLAIMS.
           -------------------------

          (a) The Party which is entitled to indemnification hereunder (for purposes of this Section 9.6, the "Indemnified Party") may make claims for indemnification hereunder by giving written notice thereof to the Party required to indemnify (for purposes of this Section 9.6, the "Indemnifying Party") prior to the time of expiration set forth in Section 9.1 forclaims based on the untruth, inaccuracy or incompleteness of any representation or warranty specified therein or within six (6) months after the relevant Closing Date for any other claims (other than claims relating to the Assumed Liabilities, the Excluded Liabilities, the Excluded Assets, Third Party Claims referred to in Sections 9.3(c), 9.4(b), 9.4(c) or 9.4(d), or claims under Sections 9.3(f), 9.3(g) or 9.4(f), which claims may be asserted until the applicable statute of limitations for such claims expires) or such claim will be forever barred. If indemnification is sought for a claim or liability asserted by a Third Party, the Indemnified Party shall also give written notice thereof to the Indemnifying Party promptly after it receives notice of the claim or liability being asserted, but the failure to do so, or any delay in doing so, shall not relieve the Indemnifying Party from any liability, unless, and then only to the extent that, the rights and remedies of the Indemnifying Party are prejudiced as a result of the failure to give, or delay in giving, such notice; provided, however, that in any event such notice must be given within the relevant period specified or referred to in the preceding sentence. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a Third Party. Within thirty (30) days after receiving such notice, the Indemnifying Party shall give written notice to the Indemnified Party stating whether it disputes the claim for indemnification and whether it will defend against any Third Party Claim or liability at its own cost and expense. If the Indemnifying Party fails to give notice to the Indemnified Party that it disputes an indemnification claim within thirty (30) days after receipt of notice thereof it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable.


          (b) The Indemnifying Party shall be entitled to direct the defense against a Third Party claim or litigation with counsel selected by it (subject to the consent of the Indemnified Party, which consent shall not be unreasonably withheld), as long as the Indemnifying Party is conducting a good faith and diligent defense. Notwithstanding the foregoing, the obligations of the Indemnifying Party hereunder as to such Third Party claim or litigation shall include taking all steps reasonably necessary in the defense, settlement, or compromise of such claim or litigation and holding the Indemnified Party harmless from and against any and all Losses caused by or arising out of any settlement or compromise approved by the Indemnifying Party or any judgment in connection with such claim or litigation. The Indemnifying Party shall not, in the defense of such Third Party claim or any litigation resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party (which consent shall not be unreasonably withheld), or enter into any settlement or compromise (except with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a full release from all liability in respect of such claim or litigation and which does not contain any other term or provision materially adverse to the Indemnified Party. The Indemnified Party shall at all times have the right to fully participate in the defense of a Third Party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the Indemnifying Party and the Indemnified Party and the Indemnified Party is advised by counsel that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the Indemnified Party may engage one separate counsel at the expense of the Indemnifying Party.

          (c) If the Indemnifying Party does not give notice of its intent to dispute and defend a Third Party claim or liability or litigation resulting therefrom within thirty (30) days after receipt of notice from the Indemnified Party, or if such good faith and diligent defense is not being or ceases to be conducted by the Indemnifying Party, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to undertake the defense of such claim or liability in such manner as it deems appropriate (with counsel selected by the Indemnified Party and reasonably acceptable to the Indemnifying Party), and to compromise or settle such claim or litigation on such terms as it may deem appropriate, exercising reasonable business judgment.


          (d) The Indemnifying Party shall promptly reimburse the Indemnified Party for all Losses incurred by the Indemnified Party in connection with the defense against such claim or litigation, whether or not resulting from, arising out of, or incurred with respect to, the act of a Third Party.


          (e) The Indemnified Party shall make available such information and assistance in connection with the defense by the Indemnifying Party, as the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense at the expense of the Indemnifying Party.


          (f) The expiration or termination of any representation or warranty shall not affect the Parties' obligations under this Section 9 if the Indemnified Party provided the Indemnifying Party with proper notice of the claim or event for which indemnification is sought prior to such expiration, termination or extinguishment.


     9.7.  NET OF TAXES AND INSURANCE.  Any calculation of a Loss under this
           --------------------------
Section 9 shall, in each case, give full effect to (a) any and all income Tax benefits and costs to the Indemnified Party in respect of the Loss to the extent realized by the Indemnified Party, but such amounts shall be increased to give effect to income Taxes attributable to the receipt of any indemnification payments hereunder, to the extent applicable, and (b) any and all insurance or other proceeds received by the Indemnified Party in respect of the Loss. Any Party seeking indemnity hereunder shall use Commercially Reasonable Efforts to seek coverage for both costs of defense and indemnity under applicable insurance policies.


     9.8.  RELEASE.  Except as provided in Section 9.3, the Buyer hereby
           -------
releases, holds harmless and forever discharges the Sellers from any and all claims, damages, complaints, demands, causes of action, investigations, hearings, actions, suits or other proceedings of any kind or character whether known or unknown, hidden or concealed resulting from or arising from any Environmental Liability, except for the Environmental Liabilities retained by the Sellers pursuant to Section 2.4. The Buyer hereby waives any and all rights and benefits that it now has, or in the future may have conferred upon it with respect to any Environmental Claim it may have as contemplated by the preceding sentence by virtue of any statute or common law principle which provides that a general release does not extend to claims which a Party does not know or suspec to exist in its favor at the time of such release, which if known, would have materially affected such Party's settlement with the other Party. In this connection, the Buyer hereby acknowledges that factual matters now unknown to it may have given or may hereafter give rise to claims, damages, complaints, demands, causes of action, investigations, hearings, actions, suits or other proceedings that are presently unknown, unanticipated and unsuspected, and it further agrees that this Section 9.8 has been negotiated and agreed upon in light of that awareness and it nevertheless hereby intends to release the Sellers as set forth in the first sentence of this Section 9.8.


     9.9.  NO RECOURSE.  To the extent the transfer, conveyance, assignment and
           -----------
delivery of the Acquired Assets to the Buyer as provided in this Agreement is accomplished by deeds, assignments, easements, leases, licenses, bills of sale, or other instruments of transfer and conveyance, whether executed on the Initial Closing Date or any Subsequent Closing Date, as the case may be, or thereafter, such instruments are made without representation or warranty by, or recourse against, the Sellers, except as expressly provided in this Agreement or in any such instrument.


10.  TERMINATION.
     -----------


     10.1.  TERMINATION OF AGREEMENT.  The Buyer and the Sellers may terminate
            ------------------------
this Agreement as provided below:


          (a) The Buyer and the Sellers holding Ownership Shares representing at least fifty-one percent (51%) of the aggregate ownership interests of all the Participants in the Facility, for themselves and on behalf of the other Sellers, may terminate this Agreement by mutual written consent at any time prior to the Initial Closing Date.


          (b) The Buyer and any Remaining Seller may terminate this Agreement only with respect to such Remaining Seller by mutual written consent at any tim during the period following the Initial Closing and prior to a Subsequent Closing with respect to such Remaining Seller.


          (c) The Buyer may terminate this Agreement by giving written notice to the Seller Representatives at any time prior to the Initial Closing Date or any Subsequent Closing Date, as the case may be, if any of the following has occurred:


               (i) (A) prior to the Initial Closing, any Seller or NAESCO has breached any representation or warranty in Section 3 (other than Section 3.10) or any Seller has breached any covenant in Section 5 in any material respect or (B) after the Initial Closing and prior to the relevant Subsequent Closing any Remaining Seller has breached any representation or warranty in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7(b), 3.7(c), 3.8,
     3.9, 3.12 or 3.13(e), and the Buyer has notified such Seller of the breach and the breach has continued without cure for a period of sixty (60) days after the notice of breach; provided, however, that the Buyer shall not have the right to
              -------  -------
     terminate this Agreement pursuant to this clause (i) if such breach can be cured within an additional reasonable time period, in which case such Seller shall have, within such sixty (60) day period, commenced and diligently continued in good faith actions to cure such breach within a reasonable time period, which period shall in no event (A) in the case of the Required Sellers, exceed twelve (12) months from the Effective Date, or
     (B) in the case of the Remaining Sellers, exceed fifteen (15) months from the Effective Date; and provided further that any such termination on account of a breach by a Remaining Seller shall be effective as against such Remaining Seller only;


               (ii) (A) in the case of the Initial Closing, the Initial Closing shall not have occurred on or before a date which is eight (8)months from the Effective Date, which date shall be extended to a date which is twelve
     (12) months from the Effective Date, only if the Initial Closing shall not have occurred due to failure of any condition precedent under Section 6.1, unless such condition precedent cannot reasonably be expected to be satisfied within such additional period, or (B) in the case of any Subsequent Closing, such Subsequent Closing shall not have occurred on or before a date which is nine (9) months from the Effective Date, which dat shall be extended to a date which is no more than fifteen (15) months from the Effective Date, only if such Subsequent Closing shall not have occurred due to failure of any condition precedent under Section 6.1, unless such condition precedent cannot reasonably be expected to be satisfied within such additional period; provided, however, that the Buyer shall not have the right to terminate this Agreement pursuant to this clause (ii) if such failure results primarily from the breach by the Buyer of any representation, warranty or covenant contained in this Agreement;


               (iii) any Buyer Regulatory Approvals shall have been Finally denied, or appear reasonably likely to be denied, or shall have been granted, or appear reasonably likely to be granted, subject to terms or conditions that would be likely to have a Plant Material Adverse Effect, and all appeals of such action shall have been taken and have been unsuccessful;


               (iv) one or more courts of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated hereby, which order, judgment or decree shall have become Final;


               (v) any statute, rule or regulation shall have been enacted or promulgated by any Governmental Authority having jurisdiction which, directly or indirectly, prohibits the consummation of any of the transactions contemplated hereby; or


               (vi) (A) any Seller has within the then-previous fifteen (15) days given the Buyer any notice pursuant to Section 5.5(a); (B) the Buyer has notified the Seller Representatives of its intent to terminate pursuant to this Section 10.1(c)(vi); and (C) the matter that is the subject of such notice continues to exist for a period of 30 days after such notice by the Buyer without such Seller having commenced and diligently continued in good faith actions to cure such matter within a reasonable time; provided, however, that any such termination with respect to a Remaining Seller shall be effective as against such Remaining Seller only.


          (d) Sellers holding at least 80% of the Ownership Shares for themselves and on behalf of the other Sellers, may terminate this Agreement by giving written notice to the Buyer at any time prior to the Initial Closing if any of the following has occurred:


               (i) the Buyer has breached any representation, warranty, or covenant contained in this Agreement (except for a breach of Section 5.19 as specifically provided in clause (ii) of this Section 10.1(d)) in any material respect, and any Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of sixty (60) days after the notice of breach; provided, however, that the Sellers shall not have the right to terminate this Agreement pursuant to this clause (i) if the Buyer shall have, within such sixty (60)-day period, commenced and diligently continued in good faith actions to cure such breach within a reasonable time which period shall in no event exceed twelve (12) months from the Effective Date;


               (ii) the Buyer has breached Section 5.19 and the breach has continued without cure for a period of five (5) days, except that any Seller shall have the right to immediately terminate this Agreement pursuant to this clause (ii) if the credit rating of the long-term unsecured debt obligations of the Acceptable Guarantor has been downgraded two or more levels since the Effective Date;


               (iii) the Initial Closing shall not have occurred on or before a date which is eight (8) months from the Effective Date, which date shall be extended to a date which is twelve (12) months from the Effective Date if such Closing shall not have occurred due to failure of any condition precedent under Section 6.2, unless such condition precedent cannot reasonably be expected to be satisfied within such additional period; provided, however, that the Sellers shall not have the right to terminate
     --------  -------
     this Agreement pursuant to this clause (ii) if such failure results primarily from the breach by any Seller of any representation, warranty or covenant contained in this Agreement;


               (iv) any Seller Regulatory Approvals shall have been Finally denied, or appear reasonably likely to be denied, or shall have been granted, or appear reasonably likely to be granted, subject to terms or conditions that in the reasonable determination of Sellers holding at least 80% of the Ownership Shares would be likely to have a Material Adverse Effect on the Sellers;


               (v) one or more courts of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated hereby, which order, judgment or decree shall have become Final;


               (vi) any statute, rule or regulation shall have been enacted or promulgated by any Governmental Authority having jurisdiction which, directly or indirectly, prohibits the consummation of any of the transactions contemplated hereby; or

               (vii) (A) the Buyer has within the then-previous fifteen (15) days given the Seller Representatives any notice pursuant to Section 5.5(b); (B) the Seller Representatives, for themselves and on behalf of the other Sellers, have notified the Buyer of their intent to terminate pursuant to this Section 10.1(d)(vii); and (C) the matter that is the subject of such notice continues to exist for a period of thirty (30) days after such notice by the Seller Representatives without the Buyer having commenced and diligently continued in good faith actions to cure such matter within a reasonable time.


          (e) after the Initial Closing, any Remaining Seller may terminate this Agreement only as to such Remaining Seller by giving written notice to th Buyer at any time following the Initial Closing and prior to any Subsequent Closing if any of the following has occurred:


               (i) the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, and any Remaining Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of sixty (60) days after the notice of breach; provided, however, that the Remaining Sellers shall not have the right to terminate this Agreement pursuant to this clause (i) if the Buyer shall have, within such sixty (60)-day period, commenced and diligently continued in good faith actions to cure such breach within a reasonable time which period shall in no event exceed twelve (12) months from the Effective Date;


               (ii) such Subsequent Closing shall not have occurred on or before a date which is nine (9) months from the Effective Date, which date shall be extended to a date which is fifteen (15) months from the Effective Date if such Subsequent Closing shall not have occurred due to failure of any condition precedent under Section 6.2, unless such condition precedent cannot reasonably be expected to be satisfied within such additional period; provided, however, that the Remaining Sellers shall not have the
             --------  -------
     right to terminate this Agreement pursuant to this clause (ii) if such failure results primarily from the breach by any Remaining Seller of any representation, warranty or covenant contained in this Agreement;


               (iii) any Seller Regulatory Approvals shall have been Finally denied, or appear reasonably likely to be denied, or shall have been granted, or appear reasonably likely to be granted, subject to terms or conditions that in the reasonable determination of the Remaining Sellers would be likely to have a Material Adverse Effect on the Remaining Sellers;


               (iv) one or more courts of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated hereby, which order, judgment or decree shall have become Final;


               (v) any statute, rule or regulation shall have been enacted or promulgated by any Governmental Authority which, directly or indirectly, prohibits the consummation of any of the transactions contemplated hereby or

               (vi) (A) the Buyer has within the then-previous fifteen (15) days given the Remaining Sellers any notice pursuant to Section 5.5(b); (B) such Remaining Seller has notified the Buyer of its intent to terminate pursuant to this Section 10.1(e)(vi), and (C) the matter that is the subject of such notice continues to exist for a period of thirty (30) days after such notice by such Remaining Seller without the Buyer having commenced and diligently continued in good faith actions to cure such matter within a reasonable time.


          (f) Any Seller may terminate this Agreement only as to such Seller by giving written notice to the Buyer and the Seller Representatives if the Initial Closing shall not have occurred on or before a date which is eight (8) months from the Effective Date, which date shall be extended to a date which is twelve
(12) months from the Effective Date if the Initial Closing shall not have occurred due to failure of any condition precedent under Section 6.2, unless such condition precedent cannot reasonably be expected to be satisfied within such additional period; provided, however, that no Seller shall have the right to terminate this Agreement pursuant to this Section 10.1(f) if such failure results primarily from the breach by such Seller of any representation, warranty or covenant contained in this Agreement; and provided further that if Sellers owning Ownership Shares representing more than fifty-one percent (51%) of the aggregate ownership interests of all of the Participants in the Facility terminate this Agreement pursuant to this Section 10.1(f), the Buyer may terminate this Agreement as to all other Sellers and the Buyer by delivering written notice of such termination to the Seller Representatives within 30 days after the termination by a Seller pursuant to this Section 10.1(f) that causes the Ownership Shares to be held by all Sellers who have terminated pursuant to this Section 10.1(f) to exceed 51%.


          (g) It is expressly understood and agreed that in the event the Initial Closing has not occurred by the dates set forth in Sections 10.1(c)(ii) and 10.1(d)(iii), without regard to any extensions relating to Buyer Regulatory Approvals or Seller Regulatory Approvals as set forth therein, the Parties reserve the right to renegotiate any provisions of this Agreement which may be materially affected by such passage of time.


         This Agreement will terminate as to any Seller specified on
Schedule 3.5(iv) upon the consummation of a transfer by such Seller of its
---------------
Ownership Share to one of the Participants (other than a Seller) pursuant to
Section 23.1 of the Joint Ownership Agreement.


     10.2.  EFFECT OF TERMINATION.  If either Party terminates this Agreement
            ---------------------
pursuant to Section 10.1, all rights and obligations of the Sellers whose Closing has not occurred and the Buyer (with respect to such Sellers) shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach and except as provided in Section 9.1 and
Section 7). In view of the expenses incurred and opportunities foregone by the Buyer in connection with the negotiation and execution of this Agreement, if this Agreement is terminated as permitted under Section 10.1(c)(i) due to the existence of circumstances that cause the closing condition in Section 6.1(e)(ii) to not be satisfied as specified therein, each Seller shall immediately pay to the Buyer a termination fee equal to such Seller's Proportionate Ownership of $20,000,000 in cash. No obligations of any Seller under this Agreement shall be terminated until such payment is received by the Buyer. The termination fee specified in this Section 10.2 represents liquidated damages for the consequences of the specified circumstances and is not a penalty. The Parties acknowledge that the actual damages that would be suffered by the Buyer as a result of such a breach would be extremely difficult to calculate with precision.


11.  MISCELLANEOUS.
     -------------


     11.1.  PRESS RELEASES AND PUBLIC ANNOUNCEMENTS.  No Party shall issue or
            ---------------------------------------
make, or allow to be issued or made, any press release or make any public announcement relating to the subject matter of this Agreement without the prior approval of the other Parties; provided, however, that any Party may make any
                               --------  -------
public disclosure it believes in good faith is required by applicable Law, or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party, to the extent possible, shall provide the other Parties with the opportunity to review in advance the disclosure).


     11.2.  NO THIRD PARTY BENEFICIARIES.  This Agreement shall not confer any
            ----------------------------
rights or remedies upon any Third Party.


     11.3.  APPOINTMENT OF SELLER REPRESENTATIVES AS AGENT FOR SELLERS.  The
            ----------------------------------------------------------
Sellers hereby appoint the Seller Representatives to act as the agent of the Sellers for purposes of performing those certain actions and complying with those covenants and agreements expressly specified herein and in the Related Agreements to be performed by the Seller Representatives (collectively, "Seller Representative Actions"). It is expressly agreed and acknowledged that the Seller Representatives act as agent of the Sellers for such purposes, and that in performing the Seller Representative Actions the Seller Representatives shall not, and shall have no authority to, take any action that would (i) create or increase any commitment, obligation or liability of any Seller, (ii) decrease or adversely affect the rights of, or benefits to be received by, any Seller hereunder (including amounts to be received hereunder), (iii) constitute an amendment or waiver of any provision of this Agreement or any Related Agreement, or (iv) not be permitted under the Managing Agent Operating Agreement or Joint Ownership Agreement. Any and all actions taken by the Seller Representatives, or any agreement or covenant entered into by the Seller Representatives in accordance with this Agreement shall be binding upon all the Sellers, and the Buyer may rely upon any such action, agreement or covenant of the Seller Representatives as the act, agreement or covenant of the Sellers.

    Each of the Sellers hereby severally agrees to indemnify, defend and hold harmless the Seller Representatives (acting in such capacity), their Affiliates and any of their officers, directors and employees, agents and representatives against and in respect of all Losses resulting from the Seller Representative Actions, and none of the Seller Representatives shall have any liability to any of the other Sellers for any Losses, whether in contract, tort, negligence, strict liability or otherwise, for the performance or non-performance in good faith of any Seller Representatives Actions; provided that:
                                             --------

          (a) the Seller Representatives shall be liable, and shall not be indemnified by the Sellers, for any Losses caused by the willful misconduct or gross negligence of the Seller Representatives;


          (b) the Sellers shall cooperate in all matters covered by this indemnity and shall provide such support and assistance in matters pertaining to the Seller Representatives' performance of and compliance with those actions, covenants and agreements specified herein and in the Related Agreements, as the Seller Representatives shall reasonably request from time to time; and


          (c)  the indemnification obligations of the Sellers under this Section
11.3 shall be several and not joint or joint and several and shall be limited to each Seller's Proportionate Ownership of any Loss.


     11.4.  NO JOINT VENTURE.  Nothing in this Agreement creates or is intended
            ----------------
to create an association, trust, partnership, joint venture or other entity or similar legal relationship among the Parties, or impose a trust, partnership or fiduciary duty, obligation, or liability on or with respect to the Parties. Except as expressly provided herein, none of the Parties is or shall act as or be the agent or representative of any of the other Parties.


     11.5.  TIME OF THE ESSENCE.  Time is of the essence of this Agreement.
            -------------------


     11.6.  ENTIRE AGREEMENT.  This Agreement, including the Related Agreements
            ----------------
and any other documents incorporated by reference herein, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof. All conflicts or inconsistencies between the terms hereof and the terms of any of the Related Agreements, if any, shall be resolved in favor of this Agreement.


     11.7.  SUCCESSION AND ASSIGNMENT.  This Agreement and all of the provisions
            -------------------------
hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party, including by operation of law, without the prior written consent of the other Parties, such consent not to be unreasonably withheld or delayed, nor is this Agreement intended to confer upon any other Person except the Parties any rights, interests, benefits, obligations or remedies hereunder. Any assignment in contravention of the foregoing sentence shall be null and void and without legal effect on the rights and obligations of the Parties hereunder. No provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of any Seller or NAESCO (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Agreement shall create any rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement.

Notwithstanding the foregoing, but subject to all applicable Laws, (i) the Buyer or its permitted assignee may assign, transfer, pledge or otherwise dispose of (absolutely or as security) its rights and interests hereunder to a trustee, lending institutions or other party for the purposes of leasing, financing or refinancing the Acquired Assets, and (ii) the Buyer or its permitted assignee may assign, transfer, pledge or otherwise dispose of (absolutely or as security) its rights and interests hereunder to an Affiliate of the Buyer so long as such Affiliate makes the representations and warranties set forth in Section 4 to the same extent as the Buyer and provides Acceptable Guaranty to the Sellers; provided, however, in each case that no such assignment shall relieve or discharge the assigning Party from any of its obligations hereunder or shall be made if it would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement or materially increase the cost of the transactions contemplated by this Agreement. Each Party agrees, at the assigning Party's expense, to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, pledge or other disposition of rights and interests hereunder so long as the nonassigning Party's rights under this Agreement are not thereby materially altered, amended, diminished or otherwise impaired. Notwithstanding the foregoing, in no event shall the rights or obligations acquired hereunder by the Buyer or the Sellers be conveyed to any Third Party, directly or indirectly, pursuant to the exercise of a right of first refusal under the Joint Ownership Agreement.


     11.8.  COUNTERPARTS.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


     11.9.  HEADINGS.  The section headings contained in this Agreement are
            --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.


     11.10.  NOTICES.
             -------

          (a) All notices, requests, demands, consents, authorizations, claims, and other communications hereunder must be in writing. Any notice, request, demand, claim, or other communication (a "Communication") hereunder shall be deemed duly given (i) one (1) Business Day following the date sent when sent by overnight delivery and (ii) five (5) Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

         If to Seller:
         ------------

         For NEP:
         -------

         Terry L. Schwennesen
         Vice President, Generation Investments
         25 Research Drive
         Westborough, MA  01582

         Copy to:

         Hemmie Chang
         Ropes & Gray
         One International Place
         Boston, MA  02110

         For NHEC:
         --------

         Stephen E. Kaminski
         V.P. Power Resources, Access and Pricing
         New Hampshire Electric Cooperative, Inc.
         579 Tenney Mountain Highway
         Plymouth, NH  03264

         Copy to:

         Mark W. Dean, General Counsel
         Devine, Millimet and Branch
         49 North Main Street
         Concord, NH  03301

         For GBP/LBP:
         -----------

         Frank W. Getman Jr., President
         BayCorp Holdings, Ltd.
         51 Dow Highway, Suite 7
         Eliot, ME  03903

         Copy to:

         Richard A. Samuels
         McLane, Graf, Raulerson & Middleton, Professional Association 900 Elm Street, Box 326
         Manchester, NH  03105-0326

         For Canal:
         ---------

         Douglas S. Horan
         Senior Vice President and General Counsel
         NSTAR Electric and Gas Corporation
         800 Boylston Street/P1700
         Boston, MA  02199

         Copy to:

         Timothy Cronin, Esq.
         NSTAR Electric and Gas Corporation
         800 Boylston Street/P1700
         Boston, MA  02199

         For NAEC, CL&P and NAESCO:
         -------------------------

         Jack B. Keane
         Vice President - Administration
         Northeast Utilities Service Company
         107 Selden Street
         Berlin, CT  06037

         Copy to:

         William J. Quinlan
         Deputy General Counsel
         Northeast Utilities Service Company
         107 Selden Street
         Berlin, CT  06037

         For The United Illuminating Company:
         -----------------------------------

         Nathaniel D. Woodson
         Chairman and Chief Executive Officer
         The United Illuminating Company
         157 Church Street
         New Haven, CT  06506

         Copy to:

         Cynthia Brodhead
         Wiggin & Dana
         One Century Tower
         P.O. Box 1832
         New Haven, CT  06508-1832


         If to the Buyer:
         ---------------

         Edward F. Tancer
         FPL Energy Seabrook, LLC
         c/o FPL Energy, LLC
         700 Universe Boulevard
         Juno Beach, FL 33408
         Attention:  Vice President and General Counsel

Any Party may send any Communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such Communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which Communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.


          (b) The Seller Representatives shall (a) promptly furnish to the other Sellers a copy of any Communication received by the Seller Representatives from the Buyer or any Seller under this Agreement or any of the Related Agreements, shall notify each of the other Sellers, and provide each of the other Sellers with a summary, of any material oral communication from the Buyer or any Seller under this Agreement or any of the Related Agreements, and shall provide each Seller with such other information relating to this Agreement, the Related Agreements or the transactions contemplated hereby reasonably requested by any Seller; and (b) provide each of the other Sellers with reasonable periodic updates regarding the progress toward the satisfaction of the covenants and conditions set forth herein and in the Related Agreements and the consummation of the transactions contemplated hereby and by the Related Agreements.


     11.11.  GOVERNING LAW.  This Agreement shall be governed by and construed
             -------------
in accordance with the domestic Laws of the State of New Hampshire without giving effect to any choice or conflict of law provision or rule (whether of New Hampshire or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than New Hampshire.


     11.12.  CHANGE IN LAW.  If and to the extent that any Laws or regulations
             -------------
that govern any aspect of this Agreement shall change, so as to make any aspect of this transaction unlawful, then the Parties agree to make such modifications to this Agreement as may be reasonably necessary for this Agreement to accommodate any such legal or regulatory changes, without materially changing the overall benefits or consideration expected hereunder by either party.


     11.13.  CONSENT TO JURISDICTION AND VENUE.  Subject to and without limiting
             ---------------------------------
the dispute resolution procedure set forth in Section 12, each of the Sellers and the Buyer consent to the exclusive jurisdiction and venue of the federal court in Boston, Massachusetts for adjudication of any suit, claim, action or other proceeding at law or in equity relating to this Agreement, or to any transaction contemplated hereby. Each of the Sellers and the Buyer accepts, generally and unconditionally, the exclusive jurisdiction and venue of the aforesaid court and waive any objection as to venue, and any defense of forum non conveniens.


     11.14.  AMENDMENTS AND WAIVERS.  No amendment of any provision of this
             ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.


     11.15.  SEVERABILITY.  Any term or provision of this Agreement that is held
             ------------
invalid or unenforceable in any situation shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation; provided, however, that the remaining terms and provisions of this Agreement may
--------  -------
be enforced only to the extent that such enforcement in the absence of any invalid terms and provisions would not result in (a) deprivation of a Party of a material aspect of its original bargain upon execution of this Agreement or any Related Agreement, (b) unjust enrichment of a Party, or (c) any other manifestly unfair or inequitable result.


     11.16.  EXPENSES.  Except as otherwise expressly provided herein, each of
             --------
the Sellers and the Buyer will each bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.


     11.17.  CONSTRUCTION.  Ambiguities or uncertainties in the wording of this
             ------------
Agreement will not be construed for or against any Party, but will be construed in the manner that most accurately reflects the Parties' intent as of the Effective Date they executed this Agreement. The Parties acknowledge that they have been represented by counsel in connection with the review and execution of this Agreement, and, accordingly, there shall be no presumption that this Agreement or any provision hereof be construed against the Party that drafted this Agreement or any portion hereof.


     11.18.  INCORPORATION OF EXHIBITS AND SCHEDULES.  The Exhibits and
             ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     11.19.  SPECIFIC PERFORMANCE.  Each of the Parties acknowledges and agrees
             --------------------
that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.


     11.20.  DISPUTE NEGOTIATION.  Prior to instituting any litigation or other
             -------------------
dispute resolution as provided herein, the Parties will attempt in good faith to resolve any dispute or claim by referring any such matter, within ten (10) days of written notice of any such dispute or claim, to one of their respective executive officers for resolution. The executive officers of the relevant Parties shall attempt to resolve the dispute or claim within thirty (30) days.


     11.21. GOOD FAITH COVENANT.  The Parties agree that their actions and
            -------------------
dealings with each other shall be subject to an express covenant of good faith and fair dealing.


     11.22. SET-OFF.  Notwithstanding any provisions hereof to the contrary, in
            -------
the event a Party shall be delinquent in the payment of any sum due any other Parties under any note, this Agreement or any Related Agreement, in addition to and without waiving any other remedies hereunder, the Party to whom the obligation is owed shall be entitled to set off any sums due from the delinquent Party under this Agreement or any Related Agreement, or any other obligations of the delinquent Party, in full or partial satisfaction of such sum due from the delinquent Party.


     11.23.  BULK TRANSFER ACT.  The Parties hereby waive compliance with the
             -----------------
bulk sales act or comparable statutory provisions of each applicable jurisdiction.


     11.24.  NO RECOURSE TO NAESCO.  The Buyer's sole recourse for any claim
             ---------------------
that NAESCO has breached the representations and warranties made by NAESCO pursuant to Section 3, has incorrectly certified to any matter or has breached any other provision hereof shall be as against the Sellers, on a several basis, pursuant to and in accordance with the indemnification provided to the Buyer by the Sellers pursuant to Section 9.3 hereof, and no recourse shall be sought by the Buyer as against NAESCO for such breach. Moreover, each of the Sellers hereby acknowledge and agree that they shall seek no recourse against NAESCO fo the making of said representations and warranties pursuant to Section 3 hereof, making any certifications or undertaking any other obligations under this Agreement and hereby waive any right of subrogation which they may otherwise have in connection therewith.

     11.25.  BUYER OBLIGATIONS.  Subject to Section 11.7, any obligations of the
             -----------------
Buyer under this Agreement or the Related Agreements may be satisfied or performed by an Affiliate of the Buyer.


12.  DISPUTE RESOLUTION.  Any dispute arising out of this Agreement or any of
     ------------------
the Related Agreements, or the consummation of the transactions contemplated hereby or thereby involving a monetary claim of less than $3,000,000 or at the election of the parties, except as otherwise provided herein or therein, shall be submitted to binding dispute resolution in the following manner. Within ten
(10) days following receipt of a written request by one Party to the other, the Parties will each select one representative with the particular knowledge and expertise relevant to the technical, financial or other matter in dispute (the "Dispute Representative") to serve on a dispute resolution panel (the "Panel"). Each Party will notify the other in writing of its Dispute Representative within such ten (10) day period. Within ten (10) days following the selection of the Dispute Representatives, the Dispute Representatives shall mutually agree upon the selection of a third member of the Panel who shall also possess the particular knowledge and expertise relevant to the subject matter of the dispute. If the Dispute Representatives cannot agree on the selection of a third member of the Panel within ten (10) days after their selection, they will obtain a list of qualified individuals from mutually agreeable professional association or society and each in turn shall have the option of removing one name at a time from such list until an acceptable individual is selected as the third member of the Panel or until only one name remains (in which case the individual whose name remains shall be the third member of the Panel). Within fifteen (15) days after the selection of the third member of the Panel, the Parties will agree upon a process which is appropriate for the resolution of the dispute, including the presentation of live testimony or documentary evidence, as they deem appropriate, and shall further agree upon such other procedures, such as the presentation of summation papers or closing argument, as they deem appropriate. The Panel will render a binding decision no later than thirty (30) days following the selection of the third member of such Panel, unless the Parties agree upon an extension of such thirty (30)-day period. The decision of the Panel shall be final and binding on all Parties. All dispute resolution proceedings shall be held in Boston, Massachusetts. All documents, information and other evidence produced for or in connection with such proceeding shall be held in confidence by the Parties. Each Party shall bear the compensation and expenses of its chosen Dispute Representative, and the expenses of the third member of the Panel shall be borne equally by the Buyer, on the one hand, and the Sellers, on the other hand. Each Party shall bear the compensation and expenses of its legal counsel, witnesses and employees.


13.  DEFINITIONS.
     -----------

         "345 KV SUBSTATION" means those assets described on Schedule 2.1(y) and shown on the drawing referenced therein.

         "ACCEPTABLE GUARANTOR" means a Person with a rating of its long-term unsecured debt obligations of not less than Investment Grade.

         "ACCEPTABLE GUARANTY" means a guaranty issued by an Acceptable Guarantor, substantially in the form of Exhibit H attached hereto.
                                        ---------

         "ACQUIRED ASSETS" has the meaning set forth in Section 2.1.

         "ACQUIRED ASSETS EMPLOYEE RECORDS" means all personnel records maintained by or on behalf of the Sellers relating to the Acquired Assets Employees to the extent such files contain (a) names, addresses, dates of birth, job titles and descriptions; (b) starting dates of employment; (c) salary and benefits information; (d) resumes and job applications; (e) Occupational Safety and Health Administration reports (or the equivalent); (f) active medical restriction forms; (g) fitness for duty and disciplinary action information; and
(h) any other documents relating to Acquired Assets Employees.

         "ACQUIRED ASSETS EMPLOYEEs" has the meaning set forth in Section
5.7(b).

         "ACT OF BANKRUPTCY" means the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by or against the Buyer under the Bankruptcy Code or other applicable bankruptcy, insolvency or similar Law, whether federal or state, as now or hereafter in effect.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "AGREEMENT" has the meaning set forth in the preamble to this Agreement, together with Schedules and Exhibits hereto, as the same may be amended from time to time.

         "AGREEMENT TO AMEND TRANSMISSION SUPPORT AGREEMENT" means the Agreement to Amend Transmission Support Agreement in substantially the form attached hereto as Exhibit N.
          ---------

         "ANI" means American Nuclear Insurers, or any successor thereto.

         "ANNOUNCEMENT DATE" means following the close of business on April 15, 2002.

         "APPLICATION" means all necessary or appropriate actions to request NRC approval in respect of a Transfer of License for a Facility, including a change in the operator of such Facility.

         "ASSET DEMARCATION AGREEMENT" means the Asset Demarcation Agreement between the Buyer and the Sellers, in substantially the form attached hereto as Exhibit C.
---------

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the Assignment and Assumption Agreement between the Buyer and the relevant party thereto, in substantially the form attached hereto as Exhibit D.
                                          ---------

         "ASSUMED LIABILITIES" has the meaning set forth in Section 2.3.

         "ATOMIC ENERGY ACT" means the Atomic Energy Act of 1954, as amended, 42 U.S.C. Section 2011 et seq., or any successor statute.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor statute.

         "BILL OF SALE" means the Bill of Sale, in substantially the form of Exhibit B attached hereto.
---------

         "BOND COUNSEL" has the meaning set forth in Section 5.8(d)(ii).

         "BUSINESS DAY" means any day other than a Saturday, Sunday or day on which banks are legally closed for business in New York, New York.

         "BUSINESS PLAN" means "Seabrook Station Business Strategy, 2002-2005."

         "BUYER" has the meaning set forth in the preamble above.

         "BUYER INDEMNIFIED PARTIES" has the meaning set forth in Section 9.3.

         "BUYER REGULATORY APPROVALS" means those approvals identified on
Schedule 6.1(c) attached hereto to be obtained by the Buyer as a condition to
--------------
the Buyer's obligations under this Agreement.

         "BUYER'S DECOMMISSIONING FUND" has the meaning set forth in
Section 5.10(a)

         "BUYER'S PLAN" has the meaning set forth in Section 5.7(c).

         "BUYER'S NONQUALIFIED DECOMMISSIONING FUND" has the meaning set forth in Section 5.10(a).

         "BUYER'S QUALIFIED DECOMMISSIONING FUND" has the meaning set forth in
Section 5.10(a).

         "CANAL" has the meaning set forth in the preamble of this Agreement.

         "CASH" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP.

         "CL&P" has the meaning set forth in the preamble of this Agreement.

         "CLOSING" has the meaning set forth in Section 2.10.

         "CLOSING DATE" has the meaning set forth in Section 2.10.

         "CLOSING PARTY" and "Closing Parties" have the meanings as set forth in
Section 9.2

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and the applicable regulations promulgated thereunder.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COLLECTIVE BARGAINING AGREEMENTS" has the meaning set forth in Section 3.16.

         "COMMERCIALLY REASONABLE EFFORTS" means efforts which are reasonably within the contemplation of the Parties at the Effective Date and which do not require the performing Party to expend any funds other than expenditures which are customary and reasonable in nature and amount in transactions of the kind and nature contemplated by this Agreement in order for the performing Party to satisfy its obligations hereunder or otherwise assist in the consummation of the transactions contemplated by this Agreement.

         "COMMUNICATION" has the meaning set forth in Section 11.10.

         "CONTESTED PROCEEDING" when used in connection with a Transfer of License, means a proceeding commenced by the issuance of a "notice of hearing" under 10 C.F.R. Section 2.104 or Section 2.105 Subsection (e)(2), as the case may be, or 10 C.F.R. Section 2.1308 or Section 2.1309.

         "COORDINATION DATE" has the meaning set forth in Section 6.3(a).

         "DECOMMISSIONING" means to remove of the Facility from service and restore the Site, in accordance with applicable Laws, including (a) the dismantlement, decontamination, and/or safe storage of the Facility, in whole or in part, and any reduction or removal, whether before or after termination of the applicable NRC License, of radioactivity at the Site, and (b) all activities, necessary for the retirement, dismantlement, and decontamination of the Facility to comply with all applicable Nuclear Laws and Environmental Laws, including the applicable requirements of the Atomic Energy Act, the NRC's rules, regulations, orders and pronouncements thereunder, the NRC Licenses, any related decommissioning plan, all applicable requirements of New Hampshire Laws and regulations (including but not limited to RSA 162-F:15) and other applicable Laws. The parties understand and acknowledge that, as of the Effective Date, entombment is not considered to be an acceptable form of Decommissioning in New Hampshire.

         "DECOMMISSIONING FUNDS" means the Qualified Decommissioning Funds and the Nonqualified Decommissioning Funds.

         "DECOMMISSIONING TRUST AGREEMENT" means the Trust Agreement dated October 11, 1988 among New Hampshire Yankee Division of Public Service Company of New Hampshire, as agent, First NH Investment Services, Corp., as Trustee, and the Treasurer of the State of New Hampshire as modified, supplemented and amended through the Effective Date.

         "DECOMMISSIONING TRUST CLOSING AMOUNT" means the amount determined pursuant to Section 5.10(a).

         "DECOMMISSIONING TRUSTS" means the irrevocable trusts created pursuant to the Decommissioning Trust Agreement, consisting of assets held in Qualified Decommissioning Funds and Nonqualified Decommissioning Funds.

         "DEEDS" means the Deed for the NAEC Real Property substantially in the form of Exhibit A(i) attached hereto, and the Deed for the Jointly Owned Real
        -----------
Property substantially in the form of Exhibit A(ii) attached hereto.
                                      ------------

         "DEFERRAL DATE" has the meaning set forth in Section 6.3(a).

         "DISBURSING AGENT AGREEMENT" means the Agreement for Seabrook Project Disbursing Agent, dated as of May 23, 1984, by and among the Participants and NAESCO, as amended and restated.

         "DISCLOSING PARTY" has the meaning set forth in the definition of "Proprietary Information."

         "DISPUTE REPRESENTATIVE" has the meaning set forth in Section 12.

         "DISQUALIFICATION EVENT" means any amendment to the Decommissioning Trust Agreements which, assuming that the Qualified Decommissioning Funds were not disqualified at the Closing Date, would disqualify such Qualified Decommissioning Funds under (a) Section 468A of the Code and the Regulations promulgated thereunder as in effect on the Closing Date; (b) any Final, temporary or proposed regulations published by the Department of Treasury; or
(c) any other written guidance published by the IRS.

         "DIVESTITURE SITE MANAGER" means that NAESCO employee who is the project manager for the Seabrook divestiture.

         "DOE" means the U.S. Department of Energy or any successor thereto.

         "DOE STANDARD CONTRACT" means the Contract for Disposal of Spent Nuclear Fuel and/or High Level Radioactive Waste, No.DE-CR01-86RW00111, dated as of June 27, 1986, between the United States of America, represented by the United States Department of Energy, and the Sellers or their Affiliates.

         "DOLLARS" or "$" means lawful currency of the United States of America.

         "DPUC" means the State of Connecticut Department of Public Utility Control, or any successor commission, agency or officer.

         "EASEMENT AGREEMENT" means the agreement with respect to certain easements in the form of Exhibit M.
                         ---------

         "EFFECTIVE DATE" means the date on which this Agreement has been duly executed and validly delivered by the Parties.

         "ELECTING REQUIRED SELLER" has the meaning set forth in Section 6.3(a).

         "ELIGIBLE ACQUIRED ASSETS EMPLOYEES" means an Acquired Assets Employee whose age is between 50 and 54 as of the Announcement Date, and whose age plus years of credited service as determined under the Plan as of such Announcement Date equals or exceeds 65.

         "EMERGENCY PREPAREDNESS AGREEMENTS" has the meaning set forth in
Section 2.1(n).

         "EMERGENCY PREPAREDNESS ASSETS" has the meaning set forth in Section 2.1(n).

         "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan, (d) Employee Welfare Benefit Plan or material fringe benefit plan, program or arrangement or (e) profit sharing, bonus, stock option, stock purchase, equity, stock appreciation, deferred compensation, incentive, severance plan or other benefit plan.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3 Subsection (2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3 Subsection (1).

         "ENVIRONMENT" means soil, land surface or subsurface strata, real property, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, water body sediments, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life (including fish and all other aquatic life) and any other environmental medium or natural resource.

         "ENVIRONMENTAL CLAIM" means a claim by any Person based upon a breach of Environmental Law or an Environmental Liability alleging loss of life, injury to persons, property or business, damage to natural resources or trespass to property.

         "ENVIRONMENTAL CLEAN-UP SITE" means any location which is listed or formally proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any action, suit, proceeding, or investigation which has been disclosed in writing to any Seller for any alleged violation of any Environmental Laws.

         "ENVIRONMENTAL LAWS" means all applicable Laws and any binding administrative or judicial interpretations thereof relating to: (a) the regulation, protection and use of the Environment; (b) the conservation, management, development, control and/or use of land (including zoning Laws and ordinances), natural resources and wildlife; (c) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, abatement, removal, remediation, or handling of, or exposure to, any Hazardous Substances; or (d) noise; and includes, without limitation, the following federal statutes (and their implementing regulations): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Solid Waste Disposal Act, as amended, 42 U.S.C. paragraph 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended, 33 U.S.C. paragraph 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. paragraph 2601 et. seq.; the Clean Air Act of 1966, as amended, 42 U.S.C. paragraph 7401 et. seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. paragraph 136 et. seq.; the Coastal Zone Management Act of 1972, as amended, 16 U.S.C. paragraph 1451 et seq.; the Oil Pollution Act of 1990, as amended, 33 U.S.C. paragraph 2701 et seq.; the Rivers and Harbors Act of 1899, as amended, 33 U.S.C. paragraph 401 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. paragraph 1801 et seq.; the

Endangered Species Act of 1973, as amended, 16 U.S.C. paragraph 1531 et seq.; and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. paragraph 300(f) et seq.; and all analogous or comparable state statutes and regulations; provided, however, that in no event shall "Environmental Laws" include any Nuclear Law.

         "ENVIRONMENTAL LIABILITIES" means any Liability under or related to former or current Environmental Laws or the common law, whether such liability or obligation or responsibility is known or unknown, contingent or accrued, arising as a result of or in connection with (a) any violation or alleged violation of Environmental Laws, prior to, on or after the any Closing Date, with respect to the ownership, operation or use of the Acquired Assets; (b) loss of life, injury to persons, property or business or damage to natural resources (whether or not such loss, injury or damage arose or was made manifest before any Closing Date or arises or becomes manifest after any Closing Date), caused (or allegedly caused) by the presence or Release of Hazardous Substances at, on, in, under, above, adjacent to or migrating from the Acquired Assets prior to, on or after any Closing Date, including, but not limited to, Hazardous Substances contained in building materials at the Acquired Assets or in the atmosphere, soil, surface water, sediments, groundwater, landfill cells, or in other environmental media at or adjacent to the Acquired Assets; (c) the investigation and/or Remediation (whether or not such investigation or Remediation commenced before any Closing Date or commences after any Closing Date) of Hazardous Substances that are present or have been Released prior to, on or after any Closing Date at, on, in, under, above, adjacent to or migrating from the Acquired Assets, including, but not limited to, Hazardous Substances contained in building materials at the Acquired Assets or in the atmosphere, soil, surface water, sediments, groundwater, landfill cells, or in other environmental media at or adjacent to the Acquired Assets; (d) subject to the provisions of Section 5.14, compliance with applicable Environmental Laws prior to, on or after any Closing Date with respect to the ownership or operation or use of the Acquired Assets; (e) loss of life, injury to persons, property or business or damage to natural resources caused (or allegedly caused) by the offsite disposal, storage, transportation, discharge, Release or recycling, or the arrangement for such activities, of Hazardous Substances, prior to, on or after any Closing Date, in connection with the ownership or operation of the Acquired Assets; and (f) the investigation and/or remediation of Hazardous Substances that are disposed, stored, transported, discharged, Released, recycled, or the arrangement of such activities, prior to, on or after any Closing Date, in connection with the ownership or operation of the Acquired Assets; provided, however, that in no event shall "Environmental Liabilities" include any Nuclear Liability.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESTIMATED ADJUSTMENT" has the meaning set forth in Section 2.6(d)(i).

         "ESTIMATED CLOSING STATEMENT" has the meaning set forth in Section 2.6(d)(i).

         "ESTIMATED FACILITY PURCHASE PRICE ADJUSTMENT" has the meaning set forth in Section 2.6(d)(i).

         "ESTIMATED FUEL PURCHASE PRICE ADJUSTMENT" has the meaning as set forth in Section 2.6(d)(i).

         "ESTIMATED UNIT 2 PURCHASE PRICE ADJUSTMENT" has the meaning set forth in Section 2.6(d)(i).

         "EVENT OF LOSS" has the meaning set forth in Section 5.11.

         "EXCLUDED ASSETS" has the meaning set forth in Section 2.2.

         "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.4.

         "EXHIBITS" means the exhibits to this Agreement.

         "EXISTING NDFC ORDER" has the meaning set forth in Section 5.10(a).

         "FACILITY" means all of the real and personal property (including the Acquired Assets) constituting the nuclear power plant known as Seabrook Station.

         "FACILITY LEASE" means the Facility Lease, dated as of August 1, 1990, as supplemented between UI and the Owner Trustee, pursuant to which UI leases the Undivided Interest.

         "FACILITY PURCHASE PRICE" has the meaning set forth in Section 2.5(a).

         "FACILITY PURCHASE PRICE ADJUSTMENT" has the meaning set forth in
Section 2.6(d)(ii).

         "FERC" means the Federal Energy Regulatory Commission, or its regulatory successor, as applicable.

         "FINAL" or "FINALLY," when applied to a decision, approval or act of any Governmental Authority, means that the decision, approval or act has occurred, purports to be the final resolution and has not been stayed by any Governmental Authority, and all periods, up to ninety (90) days, for appeal, rehearing or reconsideration within the Governmental Authority making such decision have expired.

         "FINAL SAFETY ANALYSIS REPORT" or "FSAR" means the report, as updated, that is required for the Facility in accordance with the requirements of 10 C.F.R. ss. 50.71(e).

         "FIRPTA AFFIDAVIT" means the affidavit to be delivered by each Seller at the Closing at which it is transferring its Ownership Share in substantially the form of Exhibit G attached hereto.

         "FUEL PURCHASE PRICE" has the meaning set forth in Section 2.5(a).

         "FUEL PURCHASE PRICE ADJUSTMENT" has the meaning set forth in Section 2.6(d)(ii).

         "FUNDING ASSURANCE" has the meaning set forth in RSA 162-F.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "GBP" has the meaning set forth in the preamble of this Agreement.

         "GOOD UTILITY PRACTICES" means any of the practices, methods and acts engaged in or approved by a significant portion of the nuclear electric utility industry during the relevant time period, or any of the practices, methods or acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practices are not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the United States.

         "GOVERNMENTAL AUTHORITY" means any federal, state, local or other governmental, regulatory or administrative agency, commission, department, board, or other governmental subdivision, court, tribunal, arbitral body or other governmental authority.

         "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "HAZARDOUS MATERIAL" or "HAZARDOUS MATERIALS" means oil and hazardous materials or wastes, air emissions, hazardous or toxic substances, wastewater discharges and any chemical, material or substance or other emissions that may give rise to Liability under, or is listed or regulated under, applicable Environmental Laws as a "hazardous" or "toxic" substance or waste, or as a "contaminant," or is otherwise listed or regulated under applicable Environmental Laws because it poses a hazard to human health or the environment; provided, however that in any case "Hazardous Materials" shall not include any Nuclear Material, High Level Waste or Low Level Waste.

         "HAZARDOUS SUBSTANCE" means any Hazardous Material.

         "HIGH LEVEL WASTE" means (a) Spent Nuclear Fuel, (b) the highly radioactive material resulting from the reprocessing of Spent Nuclear Fuel, including liquid wastes produced directly in reprocessing and any solid material derived from such liquid waste that contains fission products in sufficient concentrations or quantities that exceed NRC requirements for classifications as Low Level Waste, and (c) other highly radioactive material that the NRC, consistent with existing law, determines by rule requires permanent isolation.

         "IMPROVEMENTS" means all buildings, structures (including all fuel handling and storage facilities), machinery and equipment, fixtures, construction in progress, including all piping, cables and similar equipment forming part of the mechanical, electrical, plumbing or HVAC infrastructure of any building, structure or equipment, located on and affixed to the Site, or used in or for the operation of the Facility.

         "INCOME TAX" means any federal, state, local or foreign Tax (a) based upon, measured by or calculated with respect to net income, profits or receipts (including, without limitation, capital gains Taxes and minimum Taxes) or (b) based upon, measured by or calculated with respect to multiple bases (including, without limitation, corporate franchise taxes) if one or more of the bases on which such Tax may be based, measured by or calculated with respect to, is described in clause (a), in each case together with any interest, penalties or additions to such Tax.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 9.6(a).

        "INDEMNIFYING PARTY" has the meaning set forth in Section 9.6(a).

         "INDENTURE" means the Indenture of Mortgage and Deed of Trust, dated as of August 1, 1990 among the Owner Trustee, and UI and The Bank of New York.

         "INDEPENDENT ACCOUNTING FIRM" means an independent accounting firm of national standing as is mutually appointed by the Buyer and the Sellers.

         "INDEPENDENT APPRAISER" has the meaning set forth in Section 2.8.

         "INITIAL CLOSING" has the meaning set forth in Section 6.3.

         "INITIAL CLOSING DATE" has the meaning set forth in Section 2.10.

         "INPO" means Institute of Nuclear Power Operations.

         "INTELLECTUAL PROPERTY" means all trade secrets, copyrights, copyright applications, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, computer programs and other computer software, inventions, designs, samples, specifications, schematics, know-how, proprietary processes, domain names, websites, source and object code and other intellectual property rights.

         "INTELLECTUAL PROPERTY LICENSES" means those agreements related to Licensed Intellectual Property.

         "INTERCONNECTION AGREEMENT" means the Interconnection Agreement between the Buyer and PSNH relating to certain interconnection services to be performed by PSNH, substantially in the form of Exhibit E attached hereto.
                                      ---------

         "INTERIM PERIOD" means that period of time commencing on the Effective Date and ending on the Initial Closing Date.

         "INTERIM SERVICES AGREEMENT" means the Interim Services Agreement between Buyer and NUSCO, substantially in the form of Exhibit J attached hereto.

         "INVENTORY" or "INVENTORIES" means all materials and supplies (designated as "Materials and Supplies" in books and records of NAESCO) including fuel inventories (excluding Nuclear Fuel or Spent Nuclear Fuel), materials, spare parts, consumable supplies and chemical and gas inventories located at the Site, in transit to the Site or identified in any Schedule to the extent owned or paid for, for use at the Site prior to the applicable Closing.

         "INVENTORY DEFICIT AMOUNT" has the meaning set forth in Section 2.6(a).

         "INVENTORY EXCESS AMOUNT" has the meaning set forth in Section 2.6(a).

         "INVESTMENT GRADE" means one of the four highest generic rating categories assigned by S&P, Moody's or any other nationally recognized statistical rating organization.

         "IRS" means the Internal Revenue Service or any successor agency.

         "IRS RULING AMOUNT" has the meaning set forth in Section 3.8.

         "ISO-NE" means ISO New England Inc., or its successor.

         "JOINTLY OWNED REAL PROPERTY" has the meaning set forth in Section 2.1(a)(ii).

         "JOINT OWNERSHIP AGREEMENt" means the Agreement for Joint Ownership, Construction and Operation of the New Hampshire Nuclear Units, dated as of May 1, 1973, as supplemented and amended through the date hereof, among the Participants.

         "KNOWLEDGE" means the actual, current knowledge of a Party's board of directors, board of trustees, any of its statutory or non-statutory officers or managers charged with responsibility for the function, or any person who reports directly to such board or trustees, at the relevant time or, with respect to any certificate delivered pursuant to this Agreement, on the date of delivery of the certificate.

         "LAW" or "LAWS" means all laws, rules, regulations, codes, injunctions, judgments, orders, decrees, rulings, interpretations, constitution, ordinance, common law, or treaty, of any Governmental Authority.

         "LBP" has the meaning set forth in the preamble of this Agreement.

         "LEASED PROPERTIES" means leasehold interests in certain real property identified as lessee interests on Schedule 2.1(e).

         "LEASES" has the meaning set forth in Section 2.1(e).

         "LIABILITY" or "LIABILITIES" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes. Without limiting the generality of the foregoing, in the case of the NRC Licenses "Liabilities" shall include NRC Commitments.

         "LICENSED INTELLECTUAL PROPERTY" means the Intellectual Property set forth on Schedule 2.1(x).
         --------------

         "LIEN" means any mortgage, pledge, lien, security interest, charge, claim, equitable interest, infringement of a third party patent, copyright, trade secret or other intellectual property right, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include any
                   --------  -------
Permitted Encumbrances.

         "LOCAL" means Local Union Number 55 of the Utility Workers of America.

         "LOSSES" has the meaning set forth in Section 9.2.

         "LOW LEVEL WASTE" means radioactive material that (a) is not High Level Waste, Spent Nuclear Fuel, or byproduct material (as defined in the Atomic Energy Act) and (b) the NRC, consistent with existing law, classifies as low-level radioactive waste.

         "MAJOR LOSS" has the meaning set forth in Section 5.11(b).

         "MANAGING AGENT OPERATING AGREEMENT" means the Seabrook Project Managing Agent Operating Agreement, dated as of June 29, 1992, between NAESCO and the Participants, as supplemented and amended.

         "MATERIAL CONTRACTS" has the meaning set forth in Section 2.1(g).

         "MATERIAL ADVERSE EFFECT" means, when used in connection with any person, any change, effect, event, occurrence or state of facts (i) that is, or would likely be, materially adverse to the business, assets, properties, financial condition, results of operations of such person and its subsidiaries taken as a whole or (ii) that prevents, or can reasonably be expected to prevent, such person from performing any of its material obligations under this Agreement or consummation of the transactions contemplated hereby; provided, however, that Material Adverse Effect shall not include any change (or changes taken together) generally affecting the international, national, regional or local wholesale or retail electric industry as a whole or nuclear generating facilities of their operations or operators as a whole which does not affect the Acquired Assets or the Parties in any manner or degree significantly different than the industry as a whole, including but not limited to (a) changes in markets for electric power or fuel used in connection with the Acquired Assets,
(b) changes resulting from or associated with acts of war or terrorism or changes imposed by a Governmental Authority associated with additional security to address the events of September 11, 2001, or (c) changes (individually or taken together) in the North American, national, regional or local electric transmission systems or operations thereof; and provided, further, that any loss, claim, occurrence, change or effect that is cured prior to the Initial Closing Date or a Subsequent Closing Date, as the case may be, at the Sellers' expense shall not be considered a Material Adverse Effect.

         "MDTE" means the Massachusetts Department of Telecommunications and Energy, and its successors.

         "MEMORANDUM OF UNDERSTANDING WITH THE TOWN OF SEABROOK" means the Memorandum of Understanding, dated April 10, 2001, between the Participants, the Town of Seabrook, New Hampshire and the State of New Hampshire regarding the mitigation of the off-site visual impact of the Unit 2 containment building.

         "MINIMUM EMPLOYMENT PERIOD" has the meaning set forth in Section
5.7(a).

         "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

         "MORTGAGE INDENTURE" means the First Mortgage Indenture and Deed of Trust dated May 1, 1921 between CL&P and the trustee named therein, as amended and supplemented to the date hereof and any other similar instrument or agreement entered into by any Seller.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

         "NAEC" has the meaning set forth in the preamble to this Agreement.

         "NAEC Real Property" has the meaning set forth in Section 2.1(a)(i).

         "NAEC Real Property Purchase Price" has the meaning set forth in
Section 2.5(a).

         "NAESCO" means North Atlantic Energy Service Corporation, a New Hampshire corporation.

         "NDFC" means the New Hampshire Nuclear Decommissioning Financing Committee or any successor committee, agency or officer.

         "NEI" means Nuclear Energy Institute, or any successor thereto.

         "NEIL" means Nuclear Electric Insurance Limited, or any successor thereto.

         "NEP" has the meaning set forth in the preamble to this Agreement.

         "NEPOOL" means the New England Power Pool, established by the NEPOOL Agreement, or its successor.

         "NEPOOL AGREEMENT" means the New England Power Pool Agreement, dated September 1, 1971, as amended by the Restated New England Power Pool Agreement filed with FERC on June 22, 1998, as Finally approved by FERC and as further amended from time to time.

         "NHEC" has the meaning set forth in the preamble of this Agreement.

         "NHPUC" means the New Hampshire Public Utilities Commission or any successor commission, agency or officer.

         "NON-ASSIGNED CONTRACT" has the meaning set forth in Section 2.2(g).

         "NONQUALIFIED DECOMMISSIONING FUNDS" means the external trust funds that do not meet the requirements of Code Section 468A or Treas. Reg. ss. 1.46A-5, maintained by the Sellers with respect to the Facility prior to a Closing pursuant to such Seller's Decommissioning Trust Agreement.

         "NON-REPRESENTED PLANT EMPLOYEES" has the meaning set forth in Section 5.7(b).

         "NPCC" has the meaning set forth in Section 3.30.

         "NRC" means the United States Nuclear Regulatory Commission, as established by Section 201 of the Energy Reorganization Act of 1974, as amended, 42 U.S.C. Section 5841, or any successor commission, agency or officer.

         "NRC COMMITMENTS" means all written commitments made by the Sellers, as documented in their NRC commitment tracking system, to the NRC and as identified on Schedule 3.11(iv).
   ----------------

         "NRC LICENSES" means Facility Operating License No. NPF-86 and Materials License No. 28-28098-01 on the basis of which the Sellers are authorized to own, possess and operate the Facility and Nuclear Materials prior to the Initial Closing Date, and on the basis of which the Buyer is authorized to own, possess and operate the Facility and Nuclear Materials after the Initial Closing Date.

          "NRC STAFF" means the regulatory staff of the NRC.

         "NUCLEAR FUEL" means all nuclear fuel assemblies in the Facility reactor on a Closing Date and any irradiated nuclear fuel assemblies that have been temporarily removed from the Facility reactor as of a Closing Date and all nuclear unirradiated fuel assemblies awaiting insertion into the Facility reactor, as well as all nuclear fuel constituents in any stage of the fuel cycle which are in the process of production, conversion, enrichment or fabrication for use in the Facility or which have been or will be purchased for the Facility.

         "NUCLEAR FUEL CONTRACTS" means contracts between the Sellers or their Affiliates and a Third Party providing for the purchase and sale of Nuclear Fuel for the Facility.

         "NUCLEAR INSURANCE POLICIES" means all nuclear insurance policies described in Schedule 2.1(r) carried by or for the benefit of the Sellers with respect to the ownership, operation or maintenance of the Facility, including all Nuclear Liability, property damage and business interruption policies in respect thereof.

         "NUCLEAR LAWS" means all applicable Federal, state, local, provincial, foreign and international civil and criminal laws, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders relating to the regulation of nuclear power plants, source material, byproduct material and special nuclear materials (as defined in the Atomic Energy Act); the regulation of Low Level Waste and High Level Waste; the transportation and storage of Nuclear Materials; the regulation of safeguards information; the regulation of nuclear fuel; the enrichment of uranium; the disposal and storage of High Level Waste and Spent Nuclear Fuel; contracts for any payments into the Nuclear Waste Fund; and as applicable, the antitrust laws and the Federal Trade Commission Act to specified activities or proposed activities of certain licenses of commercial nuclear reactors, but shall not include Environmental Laws. "Nuclear Laws" include the Atomic Energy Act of 1954, as amended (42 U.S.C. paragraph 2011 et seq.); the Price-Anderson Act (paragraph 170 of the Atomic Energy Act of 1954, as amended); the Energy Reorganization Act of 1974 (42 U.S.C. paragraph 5801 et seq.); Convention on the Physical Protection of Nuclear Material Implementation Act of 1982 (Public Law 97-351; 96 Stat. 1663); the Foreign Assistance Act of 1961 (22 U.S.C. paragraph 2429 et seq.); the Nuclear Non-Proliferation Act of 1978 (22 U.S.C. paragraph
3201); the Low-Level Radioactive Waste Policy Act (42 U.S.C. paragraph 2021b et seq.); the Nuclear Waste Policy Act, (42 U.S.C. paragraph 10101 et seq., as amended); the Low-Level Radioactive Waste Policy Amendments Act of 1985 (42 U.S.C. paragraph 2021d, 471); the Energy Policy Act of 1992 (4 U.S.C. paragraph 13201 et seq.); and RSA 162-F; and any applicable state or local Laws analogous to the foregoing.

         "NUCLEAR LIABILITY" means any Liability arising out of or resulting from the hazardous or radioactive properties of (i) Nuclear Material or any other fissionable isotope and (ii) any fission product resulting from the fission process.

         "NUCLEAR MATERIAL" means any source, special nuclear or byproduct material, as defined in the Atomic Energy Act of 1954, as amended.

         "NUSCO" means Northeast Utilities Service Company, a wholly owned subsidiary of Northeast Utilities and an Affiliate of NAEC, PSNH and CL&P.

         "OFFSITE HAZARDOUS SUBSTANCE FACILITY" means a location, or transport vehicle or vessel, which accepts or accepted Hazardous Substances.

         "OTHER ASSIGNED CONTRACTS" has the meaning set forth in Section 2.1(p).

         "OTHER RELATED ASSETS" has the meaning set forth in Section 21.(v).

         "OWNED INTELLECTUAL PROPERTY" means the Intellectual Property set forth on Schedule 2.1(q).
   --------------

         "OWNERSHIP SHARE" means, with respect to each Seller and expressed as a percentage, the undivided ownership interest and obligation, as tenant in common, of such Seller in the Facility as set forth in Schedule 1(a) provided,
                                                       ------------
however, that, in the case of UI, Ownership Share shall include the Undivided Interest.

         "OWNER TRUSTEE" means First Union Trust Company, National Association, not in its individual capacity but solely as successor Owner Trustee under the Trust Agreement, dated as of August 1, 1990, as supplemented, with Financial Leasing Corporation.

         "OWNER TRUSTEE DEED AND BILL OF SALE" means the Deed and Bill of Sale, in substantially the form of Exhibit K hereto.

         "PANEL" has the meaning set forth in Section 12.

         "PARTICIPANTS" means those Persons that are parties to the Joint Ownership Agreement.

         "PARTY" or "PARTIES" has the meaning set forth in the preamble to this Agreement.

         "PC BONDHOLDERS" has the meaning set forth in Section 5.8(d).

         "PERMITS" means all certificates, licenses, permits, approvals, consents, orders, exemptions, decisions and other actions of a Governmental Authority to the extent pertaining to a particular Acquired Asset, the Facility and the Site or the ownership, operation or use thereof.

         "PERMITTED ENCUMBRANCES" means and includes: (a) Liens for Taxes or other charges or assessments by any Governmental Authority to the extent that the payment thereof is not in arrears or otherwise due or is being contested in good faith; (b) encumbrances in the nature of zoning restrictions, building and land use Laws, ordinances, orders, decrees, restrictions or any other conditions imposed by or pursuant to any agreement with any Governmental Authority provided the same do not materially detract from operation or use of such property or in the business conducted at the Facility; (c) easements (including without limitation, the Seller Easements) granted or reserved by an instrument executed in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, but excluding such encumbrances that secure indebtedness; (d) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, pension programs mandated under applicable Laws or other social security regulations; (e) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due; (f) any Lien or title imperfection with respect to the Acquired Assets created by or resulting from any act or omission of the Buyer and in any case of any representation or warranty required from a Seller pursuant to
Section 3.7 in connection with a Subsequent Closing, any Lien which first arises after the Initial Closing created or resulting from any act or omission of any owner of the Facility other than said Seller, and (g) any exception set forth in the Title Commitments.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization, or a Governmental Authority.

         "PLAN" has the meaning set forth in Section 5.7(c)(i).

         "PLANT EMPLOYEE" has the meaning set forth in Section 5.7(b).

         "PLANT MATERIAL ADVERSE EFFECT" means any event, circumstance, claim, occurrence, change or effect related to the Acquired Assets which could reasonably be expected to cause a loss and/or the expenditure by the Buyer within one year following the Initial Closing Date in excess of $2,000,000 individually, or in excess of $10,000,000 in the aggregate; provided, however,
                                                            --------  -------
that Plant Material Adverse Effect shall not include any change (or changes taken together) generally affecting the international, national, regional or local wholesale or retail electric industry as a whole or nuclear generating facilities or their operations or operators as a whole which does not affect the Acquired Assets or the Parties in any manner or degree significantly different than the industry as a whole, including but not limited to (a) changes in markets for electric power or fuel used in connection with the Acquired Assets,
(b) changes resulting from or associated with acts of war or terrorism or changes imposed by a Governmental Authority associated with additional security to address the events of September 11, 2001, or (c) changes (individually or taken together) in the North American, national, regional or local electric transmission systems or operations thereof; and provided, further, that any
                                                --------  -------
event, circumstance, claim, occurrence, change or effect that is cured prior to the Initial Closing Date or any Subsequent Closing Date, as the case may be, at the Sellers' expense shall not be considered a Plant Material Adverse Effect.

         "POLLUTION CONTROL FACILITIES" has the meaning set forth in Section 5.8(d).

         "POLLUTION CONTROL BONDS" has the meaning set forth in Section 2.4(m).

         "POST-CLOSING STATEMENT" has the meaning set forth in Section
2.6(d)(ii).

         "PRE-APPROVED CAPITAL EXPENDITURES" means those capital expenditures set forth on Schedule 5.3 as the same may be amended from time to time by mutual
             ------------
agreement of the Sellers acting in accordance with the Managing Agent Operating Agreement and the Buyer.

         "PRIVATE LETTER RULING REQUESTS" has the meaning set forth in Section 5.20.

         "PROPERTY TAX AGREEMENTS" means agreements between the Buyer and each taxing authority having jurisdiction and powers to impose real property Tax or personal property Tax or other Taxes on the Acquired Assets.

         "PROPORTIONATE OWNERSHIP" means a Seller's percentage ownership of that portion of the Facility being transferred to the Buyer, as set forth in
Schedule 3.1(i), which in the case of UI shall include the Undivided Interest.
---------------
The sum of the Proportionate Ownership of all Sellers in each of the Acquired Assets (other than the NAEC Real Property) shall equal 100%.

         "PROPOSED IMPROVEMENTS" has the meaning set forth in Section 5.3(b).

         "PROPRIETARY INFORMATION" means this Agreement, the Related Agreements, all information concerning the Facility, this Agreement and the Related Agreements and the discussions and negotiations leading up to the execution of this Agreement, and all information about a Party or its properties or operations furnished by such Party (the "Disclosing Party") or its Representatives to the other Party (the "Receiving Party") or its Representatives, which information either is not available in the public domain or is marked or designated in writing by the Disclosing Party as "confidential," regardless of the manner or medium in which it is furnished. Proprietary Information does not include information that (a) is or becomes generally available to the public, other than as a result of a disclosure by the Receiving Party or its Representatives in violation of this Agreement; (b) was available to the Receiving Party on a nonconfidential basis prior to its disclosure by the Disclosing Party or its Representatives; (c) becomes available to the Receiving Party on a nonconfidential basis from a Person, other than the Disclosing Party or its Representatives, each of whom, to the Receiving Party's Knowledge, is not otherwise bound by a confidentiality agreement with the Disclosing Party or its Representatives, or is not otherwise under any obligation to the Disclosing Party or any of its Representatives not to transmit the information to the Receiving Party or its Representatives, or (d) the Disclosing Party discloses to others on a non-confidential basis.

         "PSNH" means Public Service Company of New Hampshire, a New Hampshire corporation.

         "QUALIFIED DECOMMISSIONING FUNDS" means the external trust funds that meet the requirements of Code Section 468A and Treas. Reg. ss. 1.468A-5, maintained by the Sellers with respect to the Facility prior to a Closing pursuant to such Seller's Decommissioning Trust Agreement.

         "QUALIFIED DEPOSITS" has the meaning set forth in Section 5.10(c).

         "RADIOACTIVE MATERIAL" means any material that is radioactive or contaminated with radioactivity.

         "REAL PROPERTY" has the meaning set forth in Section 2.1(a)(ii).

         "RECEIVING PARTY" has the meaning set forth in the definition of Proprietary Information.

         "REFUELING OUTAGE" means the refueling outage number ORO9 for the Facility currently scheduled to commence in October, 2003, including the refueling of the Facility and the performance of certain maintenance, inspection and other work in connection therewith.

         "RELATED AGREEMENTS" means the Deeds, Assignment and Assumption Agreement, Bill of Sale, Owner Trustee Deed and Bill of Sale, Asset Demarcation Agreement, Interconnection Agreement, Releases of Mortgage Indenture, Easement Agreement, Interim Services Agreement and Agreement to Amend Transmission Support Agreement.

         "RELEASE" means any actual, threatened or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substance into the Environment that may cause an Environmental Liability (including the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Substance).

         "RELEASE OF MORTGAGE INDENTURE" means a release of mortgage indenture, in the case of CL&P, substantially in the form of Exhibit F attached hereto.
                                                  ---------

         "RELEVANT FACILITY PURCHASE PRICE" has the meaning set forth in Section 2.5(b).

         "RELEVANT FUEL PURCHASE PRICE" has the meaning set forth in Section 2.5(b).

         "RELEVANT UNIT 2 PURCHASE PRICE" has the meaning set forth in Section 2.5(b).

         "REMAINING SELLERS" has the meaning set forth in Section 6.3.

         "REMEDIATE" or "REMEDIATION" means any or all of the following activities to the extent required to address the presence or Release of Hazardous Substances: (a) monitoring, investigation, assessment, treatment, cleanup containment, removal, mitigation, response or restoration work as well as obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such activity; (b) preparing and implementing any plans or studies for any such activity; (c) obtaining a written notice from a Governmental Authority with competent jurisdiction under Environmental Laws, that no material additional work is required; and (d) any other activities reasonably determined by a party to be necessary or appropriate or required under Environmental Laws.

         "REPRESENTED EMPLOYEES" has the meaning set forth in Section 5.7(a).

         "REPRESENTED PLANT EMPLOYEES" has the meaning set forth in Section 5.7(a).

         "REPRESENTATIVE" means, as to any Person, such Person's Affiliates and its and their directors, trustees, officers, employees, agents, consultants, advisors (including, without limitation, financial advisors, counsel and accountants).

         "REQUESTED RULINGS" has the meaning set forth in Section 5.20.

         "REQUIRED ASSETS" has the meaning set forth in Section 6.3.

         "REQUIRED EXPENDITURE" has the meaning set forth in Section 5.3(a).

         "REQUIRED NUCLEAR EXPENDITURE" means a capital expenditure that is (a) required in order to satisfy an order from the NRC or other applicable legal requirement, (b) required in order to preclude, forestall or satisfy any form of NRC enforcement action (including, without limiting the generality of the foregoing, a so-called "confirmatory action letter"), or (c) necessary in order to cause the Facility to meet NRC regulations; provided however, that Required Nuclear Expenditures shall not include expenses associated with a Refueling Outage.

         "REQUIRED SELLERS" has the meaning set forth in Section 6.3.

         "RIPUC" means the Rhode Island Public Utility Commission.

         "RSA" means New Hampshire Revised Statutes Annotated.

         "RULE OF 85" has the meaning set forth in Section 5.7(c)(iii).

         "SEABROOK" has the meaning set forth in the preamble to this Agreement.

         "SEABROOK UNIT 1 SECURED LEASE OBLIGATION BONDS" means those bonds issued by the Owner Trustee under and secured by the Indenture.

         "SCHEDULE" means a schedule to this Agreement.

         "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill Corporation, or any successor thereto.

         "SEC" means the Securities and Exchange Commission, or any successor thereto.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SELLER EASEMENT" means an easement for use of any Real Property granted to PSNH pursuant to an Easement Agreement.

         "SELLER ENVIRONMENTAL LIABILITIES" has the meaning set forth in Section 5.12.

         "SELLER INDEMNIFIED PARTIES" has the meaning specified in Section 9.4.

         "SELLER REGULATORY APPROVALS" means those approvals identified on
Schedule 6.2(c) hereto to be obtained by each Seller as a condition to such
--------------
Seller's obligations under this Agreement.

         "SELLER REPRESENTATIVES" means NAEC and CL&P.

         "SELLER REPRESENTATIVE ACTIONS" has the meaning set forth in Section 11.3.

         "SELLER" or "SELLERS" has the meaning set forth in the preamble to this Agreement.

         "SITE" means the Real Property on which the Facility is located or which forms part of, or is used or usable in connection with, the operation of the Facility, and includes all NAEC Real Property described in Schedule
                                                               --------
2.1(a)(i), all Jointly Owned Real Property described in Schedule 2.1(a)(ii) and
---------                                               ------------------
all Leased Property. Any reference to the Site shall include, by definition, the surface and subsurface elements, including the soils and groundwater present at the Site, and any reference to items "at the Site" shall include all items "at, on, in, upon, over, across, under and within" the Site.

         "SOLVENT" means, as to any Person, that such Person has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature and owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts.

         "SPENT NUCLEAR FUEL" means uranium fuel and other radioactive materials associated with nuclear fuel assemblies that has been permanently withdrawn from a nuclear reactor following irradiation, and has not been chemically separated into its constituent elements by reprocessing.

         "SUBSEQUENT CLOSING" has the meaning set forth in Section 6.3.

         "SUBSEQUENT CLOSING DATE" has the meaning set forth in Section 2.10.

         "SUPPLEMENTAL INDENTURE" means a supplemental indenture between each Seller, the Buyer, the Trustee and the Treasurer of the State of New Hampshire amending and supplementing the Decommissioning Trust Agreement in a manner acceptable to the Buyer and the Sellers, pursuant to which (a) the Buyer shall agree to assume the due and punctual performance of all Liabilities of each Seller arising after the relevant Closing Date under the relevant trust agreement, (b) the Buyer shall succeed to and be substituted for such Seller thereunder, and (c) the relevant trust agreement shall be amended as necessary to ensure that the Buyer has the right to appoint and remove the trustee and the investment manager and the ability to direct the investment of funds in the Decommissioning Trust in any investment permitted by applicable Law, rule or regulation.

         "TAKING" has the meaning set forth in Section 5.11.

         "TAX" or "TAXES" means any federal, state, local, or foreign income, gross receipts, business enterprise, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property (including the Utility Property Tax), recordation, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX BASIS" means the adjusted tax basis determined for federal income tax purposes under Section 1011(a) of the Code.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TERMINATION AGREEMENT" means the Termination Agreement, dated as of November 1, 2001, among Financial Leasing Corporation, the Owner Trustee, The Bank of New York, as Indenture Trustee, and UI.

         "THIRD PARTY" means a Person who is not a Party, an Affiliate of a Party, a Representative of a Party, a Representative of an Affiliate of a Party or a shareholder of any Party, a Party's Affiliate or a Party's Representative.

         "THIRD PARTY CLAIM" means any claim asserted by a Third Party.

         "TITLE COMMITMENTS" has the meaning set forth in Section 3.7.

         "TITLE COMPANY" means, Fidelity National Title Insurance Company of New York, or another title company as selected by the Buyer.

         "TRADEMARKS" means any trademarks, service marks, trade dress, and logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

         "TRANSFER OF LICENSE" means the transfer of any of the NRC Licenses from the Sellers to the Buyer and includes any act for which the approval of the NRC is required by Atomic Energy Act Section 184 and 10 C.F.R. Section 50.80 or otherwise.

         "TRANSFERABLE PERMITS" has the meaning set forth in Section 2.1(f).

         "TRANSITION EXECUTIVE COMMITTEe" has the meaning set forth in Section 5.3(b).

         "TRANSMISSION CREDIT" has the meaning set forth in Schedule 2.6(a)(x).
                                                            ------------------

         "TRANSMISSION SUPPORT AGREEMENT" means the Transmission Support Agreement, dated as of May 1, 1973, as supplemented and amended, among the Participants.

         "TRUSTEE" means the trustee of the Qualified Decommissioning Funds and the Nonqualified Decommissioning Funds.

         "UI" has the meaning set forth in the preamble of this Agreement.

         "UI BOND REDEMPTION CONDITION PRECEDENT" has the meaning set forth in
Section 6.3(a).

         "UI BONDS" have the meaning set forth in Section 6.2(m).

         "UNDIVIDED INTEREST" means the Owner Trustee's 11.61577% undivided ownership interest in Unit 1 (as defined in the Facility Lease).

         "UNIT 1" means Seabrook Unit 1.

         "UNIT 2" has the meaning set forth in Section 2.1(d).

         "UNIT 2 PURCHASE PRICE" has the meaning set forth in Section 2.5(a).

         "Unit 2 PURCHASE PRICE ADJUSTMENT" has the meaning set forth in Section 2.6(d)(ii).

         "UTILITY PROPERTY TAX" means the tax imposed by the State of New Hampshire under RSA 83-F.

         "VEHICLES" has the meaning set forth in Section 2.1(o).

         "VTPSB" means the Vermont Public Service Board.

         "WARN ACT" means the Workers Adjustment and Retraining Notification Act of 1988, as amended.



                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                   FPL ENERGY SEABROOK, LLC




                                   By:   /s/ J.A. Stall
                                      --------------------------------
                                      Name:  J.A. Stall
                                      Title: Vice President

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.



                        NORTH ATLANTIC ENERGY CORPORATION




                        By:   /s/ John B. Keane
                           -------------------------------------------
                           Name:  John B. Keane
                           Title: Vice President-Administration
                                  Northeast Utilities Service Company,
                                  As Agent for North Atlantic Energy Corporation

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.



                                      THE UNITED ILLUMINATING COMPANY




                                      By:   /s/ Nathaniel D. Woodson
                                         ------------------------------------
                                         Name:  Nathaniel D. Woodson
                                         Title: Chairman of the Board of
                                                Directors and Chief Executive
                                                Officer

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.



                                      GREAT BAY POWER CORPORATION




                                      By:   /s/ Frank W. Getman, Jr.
                                         ----------------------------
                                         Name:  Frank W. Getman, Jr.
                                         Title: President and CEO

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.



                                      NEW ENGLAND POWER COMPANY




                                      By:   /s/ Terry L. Schwennesen
                                         -----------------------------
                                         Name:  Terry L. Schwennesen
                                         Title: Vice President

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.



                               THE CONNECTICUT LIGHT AND POWER COMPANY




                               By:   /s/ John B. Keane
                                  ------------------------------------
                                  Name:  John B. Keane
                                  Title: Vice President-Administration
                                         Northeast Utilities Service Company,
                                         As Agent for The Connecticut Light
                                         and Power Company

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.



                                      CANAL ELECTRIC COMPANY




                                      By:   /s/ Douglas S. Horan
                                         -----------------------------
                                         Name:  Douglas S. Horan
                                         Title: Sr. Vice President, Clerk
                                                and General Counsel

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.



                                      LITTLE BAY POWER CORPORATION




                                      By:   /s/ Frank W. Getman, Jr.
                                         -------------------------------
                                         Name:  Frank W. Getman, Jr.
                                         Title: President and CEO

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.



                                       NEW HAMPSHIRE ELECTRIC COOPERATIVE, INC.




                                       By:   /s/ Stephen E. Kaminski
                                          ------------------------------------
                                          Name:  Stephen E. Kaminski
                                          Title: VP, Power Resources, Access
                                                 and Pricing

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.



                                NORTH ATLANTIC ENERGY SERVICE CORPORATION




                                By:   /s/ John B. Keane
                                   ------------------------------------------
                                   Name:  John B. Keane
                                   Title: Vice President-Administration
                                          Northeast Utilities Service Company,
                                          As Agent for North Atlantic Energy
                                          Corporation